
                                                                     EXHIBIT 4.3

                                                                  EXECUTION COPY

================================================================================

                    TERM LOAN AND REVOLVING CREDIT AGREEMENT

                                   dated as of

                                 March 31, 2003

                                      among

                       THE GOODYEAR TIRE & RUBBER COMPANY

                        GOODYEAR DUNLOP TIRES EUROPE B.V.

                       GOODYEAR DUNLOP TIRES GERMANY GMBH

                              GOODYEAR GMBH & CO KG

                               DUNLOP GMBH & CO KG

                          GOODYEAR LUXEMBOURG TIRES SA

                            The Lenders Party Hereto,

                              JPMORGAN CHASE BANK,
                  as Administrative Agent and Collateral Agent

                                DEUTSCHE BANK AG,
                              as Syndication Agent

                          J.P. MORGAN SECURITIES INC.,

                    as Sole Bookrunner and Sole Lead Arranger

================================================================================
                                                                [CS&M #6701-315]

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                                TABLE OF CONTENTS

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                                            ARTICLE I

                                           Definitions

SECTION 1.01.   Defined Terms................................................................     1
SECTION 1.02.   Classification of Loans and Borrowings.......................................    22
SECTION 1.03.   Terms Generally..............................................................    22
SECTION 1.04.   Accounting Terms; GAAP.......................................................    22
SECTION 1.05.   Foreign Currency Translation.................................................    23

                                            ARTICLE II

                                           The Credits

SECTION 2.01.   Commitments..................................................................    23
SECTION 2.02.   Loans and Borrowings.........................................................    23
SECTION 2.03.   Requests for Borrowings......................................................    24
SECTION 2.04.   Funding of Borrowings........................................................    24
SECTION 2.05.   Interest Elections...........................................................    25
SECTION 2.06.   Termination of Commitments; Reductions of Commitments........................    26
SECTION 2.07.   Repayment of Loans; Evidence of Debt.........................................    27
SECTION 2.08.   Prepayment of Loans..........................................................    27
SECTION 2.09.   Fees.........................................................................    28
SECTION 2.10.   Interest.....................................................................    29
SECTION 2.11.   Alternate Rate of Interest...................................................    29
SECTION 2.12.   Increased Costs..............................................................    30
SECTION 2.13.   Break Funding Payments.......................................................    30
SECTION 2.14.   Taxes........................................................................    31
SECTION 2.15.   Payments Generally; Pro Rata Treatment; Sharing of Setoffs...................    32
SECTION 2.16.   Mitigation Obligations; Replacement of Lenders...............................    33

                                            ARTICLE III

                                   Representations and Warranties

SECTION 3.01.   Organization; Powers.........................................................    34
SECTION 3.02.   Authorization; Enforceability................................................    34
SECTION 3.03.   Governmental Approvals; No Conflicts.........................................    35
SECTION 3.04.   Financial Statements; No Material Adverse Change.............................    35
SECTION 3.05.   Litigation and Environmental Matters.........................................    35
SECTION 3.06.   Compliance with Laws and Agreements..........................................    36
SECTION 3.07.   Investment and Holding Company Status........................................    36
SECTION 3.08.   ERISA........................................................................    36
SECTION 3.09.   Disclosure...................................................................    36
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                                                                               2

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SECTION 3.10.   Subsidiaries.................................................................  36
SECTION 3.11.   Security Interests...........................................................  36
SECTION 3.12.   Use of Proceeds..............................................................  37

                                            ARTICLE IV

                                            Conditions

SECTION 4.01.   Effective Date...............................................................  37
SECTION 4.02.   Each Credit Event............................................................  39

                                            ARTICLE V

                                       Affirmative Covenants

SECTION 5.01.   Financial Statements and Other Information...................................  40
SECTION 5.02.   Notices of Defaults..........................................................  41
SECTION 5.03.   Existence; Conduct of Business...............................................  41
SECTION 5.04.   Maintenance of Properties....................................................  42
SECTION 5.05.   Books and Records; Inspection and Audit Rights...............................  42
SECTION 5.06.   Compliance with Laws.........................................................  42
SECTION 5.07.   Insurance....................................................................  42
SECTION 5.08.   Guarantees and Collateral....................................................  42

                                            ARTICLE VI

                                        Negative Covenants

SECTION 6.01.   Indebtedness and Preferred Equity Interests..................................  45
SECTION 6.02.   Liens........................................................................  47
SECTION 6.03.   Sale and Leaseback Transactions..............................................  48
SECTION 6.04.   Fundamental Changes..........................................................  48
SECTION 6.05.   Investments, Loans, Advances and Guarantees..................................  49
SECTION 6.06.   Asset Dispositions...........................................................  51
SECTION 6.07.   Restricted Payments..........................................................  52
SECTION 6.08.   Transactions with Affiliates.................................................  53
SECTION 6.09.   Capital Expenditures.........................................................  53
SECTION 6.10.   Interest Expense Coverage Ratio..............................................  54
SECTION 6.11.   Consolidated Net Worth.......................................................  54
SECTION 6.12.   Senior Secured Indebtedness Ratio............................................  54
SECTION 6.13.   Sumitomo Ownership...........................................................  54
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                                                                               3

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                                            ARTICLE VII

                                 Events of Default and CAM Exchange

SECTION 7.01.   Event of Default.............................................................  55
SECTION 7.02.   CAM Exchange.................................................................  57

                                            ARTICLE VIII

                                             The Agents

                                             ARTICLE IX

                                           Miscellaneous

SECTION 9.01.   Notices......................................................................  59
SECTION 9.02.   Waivers; Amendments..........................................................  60
SECTION 9.03.   Expenses; Indemnity; Damage Waiver...........................................  62
SECTION 9.04.   Successors and Assigns.......................................................  63
SECTION 9.05.   Survival.....................................................................  66
SECTION 9.06.   Counterparts; Integration; Effectiveness.....................................  67
SECTION 9.07.   Severability.................................................................  67
SECTION 9.08.   Right of Setoff..............................................................  67
SECTION 9.09.   Governing Law; Jurisdiction; Consent to Service of Process...................  67
SECTION 9.10.   WAIVER OF JURY TRIAL.........................................................  68
SECTION 9.11.   Headings.....................................................................  68
SECTION 9.12.   Confidentiality..............................................................  68
SECTION 9.13.   Interest Rate Limitation.....................................................  69
SECTION 9.14.   Security Documents...........................................................  69
SECTION 9.15.   Collateral Agent as Joint and Several Creditor...............................  69
SECTION 9.16.   Conversion of Currencies.....................................................  70
SECTION 9.17.   Dutch Banking Act............................................................  70

SCHEDULES:

Schedule 1.01(a)  --  Applicable Assets of the European J.V.
Schedule 1.01(b)  --  Applicable Assets of German Grantors
Schedule 1.01(c)  --  Applicable Assets of Luxembourg Grantors
Schedule 1.01(d)  --  Applicable Assets of UK Grantors
Schedule 1.01(e)  --  Applicable Assets of French Grantors
Schedule 1.01A    --  US Consent Subsidiaries
Schedule 2.01     --  Commitments
Schedule 3.10     --  Subsidiaries
Schedule 4.01(b)  --  Required Opinions
Schedule 4.01(k)  --  Pledged J.V. Subsidiaries
Schedule 6.01     --  Existing Indebtedness

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                                                                               4
Schedule 6.02     --  Existing Liens
Schedule 6.06     --  Asset Dispositions

EXHIBITS:

Exhibit A         --  Form of Borrowing Request
Exhibit B         --  Form of Interest Election Request
Exhibit C-1       --  Form of Promissory Note for Revolving Loans
Exhibit C-2       --  Form of Promissory Note for Term Loans
Exhibit D         --  Form of Assignment and Assumption
Exhibit E-1       --  Form of Opinion of Goodyear's Outside Counsel
Exhibit E-2       --  Form of Opinion of Goodyear's General Counsel
Exhibit F         --  Form of Master Guarantee and Collateral Agreement
exhibit G         --  Form of Verification Letter

                                    TERM LOAN AND REVOLVING CREDIT AGREEMENT
                           dated as of March 31, 2003, among THE GOODYEAR TIRE & RUBBER COMPANY; GOODYEAR DUNLOP TIRES EUROPE B.V.; GOODYEAR DUNLOP TIRES GERMANY GMBH; GOODYEAR GMBH & CO KG; DUNLOP GMBH & CO KG; GOODYEAR LUXEMBOURG TIRES SA; the LENDERS party hereto; JPMORGAN CHASE BANK, as Administrative Agent and Collateral Agent; and DEUTSCHE BANK AG, as Syndication Agent.

                  Goodyear and the Borrowers have requested the Lenders, and the Lenders are willing, to extend credit to the Borrowers in the form of (a) Revolving Loans to any Borrower at any time and from time to time during the Revolving Availability Period in an aggregate principal amount not in excess of $250,000,000 at any time outstanding and (b) Term Loans to the Term Borrowers on the Effective Date in an aggregate principal amount not in excess of $400,000,000. The Lenders are willing to extend such credit to the Borrowers on the terms and subject to the conditions herein set forth. The proceeds of the Loans will be used for general corporate purposes of the European J.V. and the J.V. Subsidiaries.

                  Accordingly, the parties hereto agree as follows:

                                    ARTICLE I

                                   Definitions

                  SECTION 1.01. Defined Terms. As used in this Agreement, the following terms have the meanings specified below:

                  "ABL Facilities Agreement" means the Term Loan and Revolving Credit Agreement dated as of the date hereof among Goodyear, certain lenders, JPMCB, as administrative agent, Citicorp USA, Inc., as syndication agent, and Bank of America, N.A. and CIT Financial Group, as documentation agents.

                  "ABR", when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are bearing interest at a rate determined by reference to the Alternate Base Rate.

                  "Adjusted LIBO Rate" means, with respect to any Eurodollar Borrowing for any Interest Period, an interest rate per annum (rounded upwards, if necessary, to the next 1/100 of 1%) equal to (a) the LIBO Rate for such Interest Period multiplied by (b) the Statutory Reserve Rate.

                  "Administrative Agent" means JPMCB, in its capacity as administrative agent for the Lenders hereunder, and its successors in such capacity.

                  "Administrative Questionnaire" means an Administrative Questionnaire in a form supplied by the Administrative Agent.

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                                                                               2

                  "Affiliate" means, with respect to a specified Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified.

                  "Agents" means the Administrative Agent and the Collateral Agent.

                  "Alternate Base Rate" means, for any day, a rate per annum equal to the greater of (a) the Prime Rate in effect on such day and (b) the Federal Funds Effective Rate in effect on such day plus 1/2 of 1%. Any change in the Alternate Base Rate due to a change in the Prime Rate or the Federal Funds Effective Rate shall be effective from and including the effective date of such change in the Prime Rate or the Federal Funds Effective Rate, respectively.

                  "Applicable Assets" means (a) with respect to the European J.V., all the assets and rights of the European J.V. listed on Schedule 1.01(a) , (b) with respect to any Grantor organized under the laws of the Federal Republic of Germany, all the assets and rights of such Grantor listed on
Schedule 1.01(b), (c) with respect to any Grantor organized under the laws of Luxembourg, all the assets and rights of such Grantor listed on Schedule 1.01(c), (d) with respect to any Grantor organized under the laws of the United Kingdom, all the assets and rights of such Grantor listed on Schedule 1.01(d), and (e) with respect to any Grantor organized under the laws of the Republic of France, all the assets and rights of such Grantor listed on Schedule 1.01(e).

                  "Applicable Percentage" means, with respect to any Lender, the percentage of the aggregate Revolving Credit Exposures, Term Loans and unused Revolving Commitments of all Lenders represented by such Lender's Revolving Credit Exposure, Term Loans and unused Revolving Commitments.

                  "Applicable Secured Obligations" means (a) with respect to Goodyear, (i) the Revolving Obligations and (ii) the Guarantees by Goodyear and each US Subsidiary Guarantor of the Revolving Obligations under the Guarantee and Collateral Agreement, (b) with respect to each Grantor organized under the laws of any jurisdiction other than the Federal Republic of Germany, (i) the Revolving Obligations and (ii) the Guarantees of the Revolving Obligations by each such Grantor under the Guarantee and Collateral Agreement, and (c) with respect to each Grantor organized under the laws of the Federal Republic of Germany, (i) the Term Obligations and (ii) the Guarantees by each such Grantor of the Term Obligations under the Guarantee and Collateral Agreement.

                  "Applicable Term Percentage" means, with respect to any Lender, the percentage of the total Term Commitments represented by such Lender's Term Commitment.

                  "Approved Fund" means (a) with respect to any Lender, a CLO managed by such Lender or by an Affiliate of such Lender and (b) with respect to any Lender that is a fund which invests in bank loans and similar extensions of credit, any other fund that invests in bank loans and similar extensions of credit and is managed by the same investment advisor as such Lender or by an Affiliate of such investment advisor.

                  "Arranger" means J.P. Morgan Securities Inc., as Sole Bookrunner and Sole Lead Arranger for the credit facilities established by this Agreement.

                  "Assignment and Assumption" means an assignment and assumption entered into by a Lender and an assignee (with the consent of any party whose consent is required by

Section 9.04), and accepted by the Administrative Agent, in the form of Exhibit D or any other form approved by the Administrative Agent.

                  "Attributable Debt" means, with respect to any Sale and Leaseback Transaction, the present value (computed in accordance with GAAP and, in the case of a Sale and Leaseback Transaction that does not result in Capital Lease Obligations, as if the obligations incurred in connection with such Sale and Leaseback Transaction were Capital Lease Obligations) of the total obligations of the lessee for rental payments during the remaining term of the lease included in such Sale and Leaseback Transaction (including any period for which such lease has been extended). In the case of any lease which is terminable by the lessee upon payment of a penalty, the Attributable Debt shall be the lesser of (i) the Attributable Debt determined assuming termination upon the first date such lease may be terminated (in which case the Attributable Debt shall also include the amount of the penalty, but no rent shall be considered as required to be paid under such lease subsequent to the first date upon which it may be so terminated) and (ii) the Attributable Debt determined assuming no such termination.

                  "Board" means the Board of Governors of the Federal Reserve System of the United States of America.

                  "Borrowers" means the European J.V., GDTG, Goodyear KG, Dunlop KG, and Lux Tires.

                  "Borrowing" means Loans of the same Class and Type, made, converted or continued on the same date and, in the case of Eurodollar Loans, as to which a single Interest Period is in effect.

                  "Borrowing Request" means a request by any Borrower for a Borrowing in accordance with Section 2.03 in substantially the form of Exhibit A hereto.

                  "Business Day" means any day that is not a Saturday, Sunday or other day on which commercial banks in New York City, Germany, The Netherlands or Luxembourg are authorized or required by law to remain closed; provided that, when used in connection with a Eurodollar Loan, the term "Business Day" shall also exclude any day on which banks are not open for dealings in dollar deposits in the London interbank market.

                  "CAM Exchange" means the exchange of the Lenders' interests provided for in Section 7.02.

                  "CAM Exchange Date" means the date on which any event referred to in paragraph (h) or (i) of Section 7.01 shall occur in respect of any Borrower.

                  "CAM Percentage" means, with respect to each Lender, a fraction, expressed as a decimal, of which (a) the numerator shall be the aggregate Designated Obligations owed to such Lender (whether or not at the time due and payable) and (b) the denominator shall be the aggregate Designated Obligations owed to all the Lenders (whether or not at the time due and payable).

                  "Capital Expenditures" of any Person means, for any period,
(a) the additions to property, plant and equipment and other capital expenditures of such Person and its subsidiaries that are (or would be) set forth in a statement of cash flows of such Person and its Consolidated Subsidiaries for such period prepared in accordance with GAAP, excluding capitalized software expenses, and (b) Capital Lease Obligations incurred by such Person and its Consolidated Subsidiaries during such period (other than any such Capital Lease Obligations that shall relate to assets acquired in transactions reflected in Capital Expenditures for any earlier period). For purposes of this definition,
(i) the purchase price of equipment or other fixed assets that are purchased simultaneously with the trade-in of existing assets or with insurance proceeds shall be included in Capital Expenditures only to the extent of the gross amount by which such purchase price exceeds the credit granted by the seller of such assets for the assets being traded in at such time or the amount of such insurance proceeds, as the case may be, and (ii) acquisitions permitted by
Section 6.05(e) shall be excluded.

                  "Capital Lease Obligations" of any Person means the obligations of such Person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases on a balance sheet of such Person under GAAP, and the amount of such obligations shall be the capitalized amount thereof determined in accordance with GAAP.

                  "Change in Control" means (a) the acquisition of ownership, directly or indirectly, beneficially or of record, by any Person or group (within the meaning of the Securities Exchange Act of 1934, as amended, and the rules of the United States Securities and Exchange Commission thereunder as in effect on the date hereof), of Equity Interests representing more than 50% of the aggregate ordinary voting power represented by the issued and outstanding Equity Interests of Goodyear, (b) occupation of a majority of the seats (other than vacant seats) on the board of directors of Goodyear by Persons who were neither (i) directors on the date hereof or nominated by the board of directors of Goodyear nor (ii) appointed by directors so nominated, (c) the failure of Goodyear to own directly or indirectly, beneficially and of record, free and clear of all Liens (other than Permitted Encumbrances), more than 50% of the issued and outstanding capital stock of, and to Control, the European J.V., (d) the failure of Goodyear to own directly or indirectly, beneficially and of record, free and clear of all Liens (other than Permitted Encumrances and Liens in favor of the Collateral Agent to secure the Applicable Secured Obligations and the US Obligations), 100% of the issued and outstanding capital stock of Luxembourg Finance, or (e) the failure of Goodyear to own directly or indirectly, beneficially and of record, more than 50% of the issued and outstanding capital stock of, and to Control, any of GDTG, Goodyear KG, Dunlop KG or Lux Tires.

                  "Change in Law" means (a) the adoption of any law, rule or regulation after the date of this Agreement, (b) any change in any law, rule or regulation or in the interpretation or application thereof by any Governmental Authority after the date of this Agreement or (c) compliance by any Lender (or, for purposes of Section 2.12(b), by any lending office of such Lender or by such Lender's holding company, if any) with any request, guideline or directive (whether or not having the force of law) of any Governmental Authority made or issued after the date of this Agreement.

                  "Class" when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are Revolving Loans or Term Loans and, when used in reference to any Commitment, refers to whether such Commitment is a Revolving Commitment or Term Loan Commitment.

                  "CLO" means any entity (whether a corporation, partnership, trust or otherwise) that is engaged in making, purchasing, holding or otherwise investing in bank loans and similar extensions of credit in the ordinary course of its business and is administered or managed by a Lender or an Affiliate of such Lender.

                  "Code" means the Internal Revenue Code of 1986, as amended from time to time.

                  "Collateral" means all the assets and rights that secure any of the Obligations pursuant to the Security Documents.

                  "Collateral Agent" means JPMCB, in its capacity as collateral agent for the Lenders under the Guarantee and Collateral Agreement and the other Security Documents.

                  "Commitment" means a Revolving Commitment or a Term Loan Commitment, or any combination thereof (as the context requires).

                  "Consent Assets" has the meaning assigned to such term in the Guarantee and Collateral Agreement.

                  "Consent Subsidiary" means (i) with respect to Goodyear or any US Subsidiary, (a) any Subsidiary listed on Part I or Part II of Schedule 1.01A and (b) any Subsidiary not on Schedule 1.01A or formed or acquired after the Effective Date in respect of which (A) the consent of any Person other than Goodyear or any Wholly Owned Subsidiary of Goodyear is required by applicable law or the terms of any organizational document of such Subsidiary or other agreement of such Subsidiary or any Affiliate of such Subsidiary in order for such Subsidiary to execute the Guarantee and Collateral Agreement as a US Guarantor (as defined under the Guarantee and Collateral Agreement) and perform its obligations thereunder and (B) Goodyear endeavored in good faith to obtain such consents and such consents shall not have been obtained, (ii) with respect to the European J.V. or a J.V. Subsidiary, any J.V. Subsidiary formed or acquired after the Effective Date in respect of which (A) the consent of any Person other than Goodyear, the European J.V. or any Wholly Owned Subsidiary of Goodyear or the European J.V. is required by applicable law or the terms of any organizational document of such J.V. Subsidiary or other agreement of such J.V. Subsidiary or any Affiliate of such J.V. Subsidiary in order for such J.V. Subsidiary to execute the Guarantee and Collateral Agreement as a European Facilities Guarantor and perform its obligations thereunder, or in order for Equity Interests of such J.V. Subsidiary to be pledged under a Security Agreement, as the case may be, and (B) Goodyear and the European J.V. endeavored in good faith to obtain such consents and such consents shall not have been obtained and (iii) with respect to Luxembourg Finance or a subsidiary of Luxembourg Finance, any subsidiary of Luxembourg Finance formed or acquired after the Effective Date in respect of which (A) the consent of any Person other than Goodyear, the European J.V., Luxembourg Finance or any Wholly Owned Subsidiary of Goodyear, the European J.V. or Luxembourg Finance, is required by applicable law or the terms of any organizational document of such subsidiary of Luxembourg Finance or other agreement of such subsidiary of Luxembourg Finance or any Affiliate of such subsidiary of Luxembourg Finance in order for such subsidiary of Luxembourg Finance to execute the Guarantee and Collateral Agreement as a European Facilities Guarantor and perform its obligations thereunder, or in order for Equity Interests of such subsidiary of Luxembourg Finance to be pledged under a Security Agreement, as the case may be, and (B) Goodyear, the European J.V. and Luxembourg Finance endeavored in good faith to obtain such consents and such consents shall not have been obtained. Notwithstanding the foregoing, no Subsidiary shall be a Consent Subsidiary at any time that it is a guarantor of, or has provided any collateral to secure, Indebtedness for borrowed money of Goodyear or any Borrower, and any Consent Subsidiary (including a Consent Subsidiary listed in Part I or Part II of Schedule 1.01A) that at any time ceases to meet the test set forth in clause
(A) shall cease to be a Consent Subsidiary.

                  "Consolidated EBITDA" of any Person means, for any period, Consolidated Net Income of such Person for such period plus (a) without duplication and to the extent deducted in determining such Consolidated Net Income, the sum of (i) Consolidated Interest Expense for such period, (ii) income tax expense for such period, (iii) all amounts attributable to depreciation and amortization for such period, (iv) all non-cash non-recurring charges for such period, (v) all Rationalization Charges for such period, (vi) other expense for such period, (vii) equity in losses of affiliates for such period, (viii) foreign exchange currency losses for such period and (ix) minority interest in net income of subsidiaries for such period, minus (b) without duplication, to the extent included in determining such Consolidated Net Income (except with respect to (ii) and (iii) below), (i) any non-cash extraordinary gains for such period, (ii) cash expenditures (other than Rationalization Charges) during such period in respect of items that resulted in non-cash non-recurring charges during any prior period after the date hereof,
(iii) Excess Cash Rationalization Charges, (iv) other income for such period,
(v) equity in earnings of affiliates for such period, (vi) foreign exchange currency gains for such period and (vii) minority interest in net losses of subsidiaries for such period, all determined on a consolidated basis in accordance with GAAP. Each item referred to in this definition and not defined elsewhere in this Agreement will be computed by a method consistent with that used in preparing the financial statements referred to in Section 3.04.

                  "Consolidated Interest Expense" of any Person means, for any period the sum of, without duplication, (a) the consolidated interest expense (including imputed interest expense in respect of Capital Lease Obligations and excluding fees and other origination costs included in interest expense and arising from Indebtedness incurred at any time) of such Person and its Consolidated Subsidiaries for such period, determined in accordance with GAAP but excluding capitalized interest, (b) all cash dividends paid during such period in respect of Permitted Preferred Stock and (c) all finance expense related to Securitization Transactions, excluding amortization of origination and other fees.

                  "Consolidated Net Income" of any Person means, for any period, the net income or loss of such Person and its Consolidated Subsidiaries for such period determined in accordance with GAAP.

                  "Consolidated Net Worth" means, as of the last day of any fiscal quarter, the sum for Goodyear of (a) the stated value of outstanding common stock, (b) capital surplus and (c) retained earnings, excluding for purposes of such calculation the effect of (i) all non-cash non-recurring charges and all non-cash Rationalization Charges and (ii) all losses and gains on sales of assets other than in the ordinary course of business and all other non-cash non-recurring gains, in each case in (i) and (ii) above, after December 31, 2002.

                  "Consolidated Revenue" means, for any period, the revenues of Goodyear and its Consolidated Subsidiaries for such period, determined in accordance with GAAP.

                  "Consolidated Senior Secured Indebtedness" means, for any period, the sum for Goodyear and its Consolidated Subsidiaries for such period, without duplication, of (a) all Indebtedness that is included on Goodyear's consolidated balance sheet and is secured by any assets of Goodyear or a Consolidated Subsidiary of Goodyear, (b) all Capital Lease Obligations, (c) all synthetic lease financings, (d) all Indebtedness of South Pacific Tyres that is secured by any of its assets or by assets of the Borrower or a Consolidated Subsidiary and (e) all

Securitization Transactions, all determined in accordance with GAAP. For purposes of computing Consolidated Senior Secured Indebtedness, the amount of any synthetic lease financing shall equal the amount that would be capitalized in respect of such lease if it were a Capital Lease Obligation.

                  "Consolidated Subsidiary" means with respect to any Person, at any date, each Subsidiary of such Person the accounts of which would be consolidated with those of such Person in such Person's consolidated financial statements prepared in accordance with GAAP.

                  "Consolidated Total Assets" means, at any date, the total assets of Goodyear and its Consolidated Subsidiaries determined in accordance with GAAP.

                  "Control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. "Controlling" and "Controlled" have meanings correlative thereto.

                  "Credit Documents" means this Agreement, any promissory notes delivered pursuant to Section 2.07(e) and the Security Documents.

                  "Credit Parties" means the J.V. Loan Parties, Goodyear and the US Subsidiary Guarantors.

                  "Default" means any event or condition which constitutes an Event of Default or which upon notice, lapse of time or both would, unless cured or waived, become an Event of Default.

                  "Designated Obligations" means (a) with respect to Revolving Loans, all Revolving Obligations of the Credit Parties in respect of (i) the principal of and interest on the Revolving Loans, (ii) commitment fees in respect of unused Revolving Commitments described in Section 2.09(a) and (iii) fees in respect of Revolving Loans and unused Revolving Commitments described in
Section 2.09(c), in each case regardless of whether then due and payable, and
(b) with respect to Term Loans, all Term Obligations of the Credit Parties in respect of (i) the principal of and interest on the Term Loans and (ii) fees in respect of Term Loans described in Section 2.09(c), in each case regardless of whether then due and payable.

                  "Disclosure Documents" means (a) the Information Memorandum,
(b) reports of Goodyear on Forms 10-K, 10-Q and 8-K, and any amendments thereto, that shall have been (i) filed with the Securities and Exchange Commission on or prior to March 21, 2003, or (ii) filed with the Securities and Exchange Commission after such date and prior to the Effective Date and delivered to the Administrative Agent, and (c) the draft Report of Goodyear on Form 10-K for the fiscal year ended December 31, 2002, delivered to the Lenders prior to the date hereof, as such Report shall have been modified by any subsequent draft of such Report delivered to the Administrative Agent prior to the Effective Date.

                  "dollars" or "$" refers to lawful money of the United States of America.

                  "Dunlop KG" means Dunlop GmbH & Co KG, a partnership organized under the laws of the Federal Republic of Germany.

                  "Effective Date" means the date on which the conditions specified in Section 4.01 are satisfied (or waived in accordance with Section 9.02).

                  "Environmental Laws" means all laws, rules, regulations, codes, ordinances, orders, decrees, judgments, injunctions, notices or binding agreements issued, promulgated or entered into by any Governmental Authority, relating in any way to the environment, preservation or reclamation of natural resources, the presence, the management or release of, or exposure to, any Hazardous Materials or to health and safety matters.

                  "Environmental Liability" means all liabilities, obligations, damages, losses, claims, actions, suits, judgments, orders, fines, penalties, fees, expenses and costs (including administrative oversight costs, natural resource damages and remediation costs), whether contingent or otherwise, arising out of or relating to (a) compliance or non-compliance with any Environmental Law, (b) the generation, use, handling, transportation, storage, treatment or disposal of any Hazardous Materials, (c) exposure to any Hazardous Materials, (d) the release of any Hazardous Materials or (e) any contract, agreement or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.

                  "Equity Interests" means shares of capital stock, partnership interests, membership interests in limited liability companies, beneficial interests in trusts or other equity ownership interests in any Persons, and any warrants, options or other rights entitling the holders thereof to purchase or acquire any such equity interests.

                  "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time.

                  "ERISA Affiliate" means any trade or business (whether or not incorporated) that, together with Goodyear or any Subsidiary, is treated as a single employer under Section 414(b) or (c) of the Code or, solely for purposes of Section 302 of ERISA and Section 412 of the Code, is treated as a single employer under Section 414 of the Code.

                  "ERISA Event" means (a) any "reportable event", as defined in
Section 4043 of ERISA or the regulations issued thereunder, with respect to any Plan (other than an event for which the 30-day notice period is waived or an event described in Section 4043.33 of Title 29 of the Code of Federal Regulations); (b) the existence with respect to any Plan of an "accumulated funding deficiency" (as defined in Section 412 of the Code or Section 302 of ERISA) as to which a waiver has not been obtained; (c) the incurrence by Goodyear, a Subsidiary or any ERISA Affiliate of any liability under Title IV of ERISA with respect to the termination of any Plan; (d) the treatment of a Plan amendment as a termination under Section 4041 of ERISA; (e) any event or condition, other than the Transactions, that would be materially likely to result in the termination of, or the appointment of a trustee to administer, any Plan or Multiemployer Plan under Section 4042 of ERISA; (f) the receipt by Goodyear, a Subsidiary or any ERISA Affiliate from the PBGC or a plan administrator of any notice of an intention to terminate any Plan or to appoint a trustee to administer any Plan; (g) the incurrence by Goodyear, any Subsidiary or any ERISA Affiliate of any liability under Title IV of ERISA with respect to the withdrawal or partial withdrawal from any Plan or Multiemployer Plan; or (h) the receipt by Goodyear, any Subsidiary or any ERISA Affiliate of any notice, or the receipt by any Multiemployer Plan from Goodyear, any Subsidiary or any ERISA Affiliate of any notice, concerning the imposition of Withdrawal Liability or a determination that a Multiemployer Plan is, or is expected to be, insolvent or in reorganization, within the meaning of Title IV of ERISA.

                  "Eurodollar", when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are bearing interest at a rate determined by reference to the Adjusted LIBO Rate.

                  "European J.V." means Goodyear Dunlop Tires Europe B.V., a corporation organized under the laws of The Netherlands.

                  "Event of Default" has the meaning assigned to such term in
Section 7.01.

                  "Excess Cash Rationalization Charges" means, for any period, cash expenditures of Goodyear and its Consolidated Subsidiaries with respect to Rationalization Charges recorded on Goodyear's consolidated income statement after the date hereof; provided, however, that for such cash expenditures incurred after September 1, 2003, Excess Cash Rationalization Charges shall only include the aggregate amount of such cash expenditures which exceed the sum of $100,000,000 (or $50,000,000 if incurred prior to December 31, 2003) plus 25% of the Net Cash Proceeds from the issuance and sale of its Equity Interests or Indebtedness pursuant to Section 6.01(q).

                  "Excluded Subsidiary" means any Subsidiary with only nominal assets and no operations.

                  "Excluded Taxes" means, with respect to the Administrative Agent, any Lender, or any other recipient of any payment to be made by or on account of any obligation of any Borrower hereunder, (a) income or franchise taxes imposed on (or measured by) its net income by the jurisdiction under the laws of which such recipient is organized or in which its principal office is located or, in the case of any Lender, in which its applicable lending office is located, (b) any branch profits taxes or any similar tax imposed by any jurisdiction described in clause (a) above and (c) (i) any withholding tax that is imposed by the United States on amounts payable to a Foreign Lender (other than an assignee pursuant to a request by the European J.V. under Section 2.16(b)) at the time such Foreign Lender first becomes a party to this Agreement (or designates a new lending office), except to the extent that such Foreign Lender (or its assignor, if any) was entitled, at the time of designation of a new lending office (or assignment), to receive additional amounts from such Borrower with respect to such withholding tax pursuant to Section 2.14(a) or
(ii) any withholding tax that is imposed by the United States on amounts payable to a Foreign Lender that is attributable to such Foreign Lender's failure to comply with Section 2.14(e).

                  "Existing Credit Agreements" means (a) the Amended and Restated 364-Day Credit Agreement dated as of August 13, 2002 among Goodyear, the lenders party thereto and JPMorgan Chase Bank, as administrative agent and
(b) the Term Loan Agreement dated as of March 30, 2001, as amended, among Goodyear, the lenders party thereto, JPMorgan Chase Bank, as administrative agent for the lenders and JPMorgan Chase International Limited, as London agent for the Lenders.

                  "Federal Funds Effective Rate" means, for any day, the weighted average (rounded upwards, if necessary, to the next 1/100 of 1%) of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average (rounded upwards, if necessary, to the next 1/100 of 1%) of the quotations for such day for such transactions received by the Administrative Agent from three Federal funds brokers of recognized standing selected by it.

                  "Financial Officer" of any Person means the chief financial officer, principal accounting officer, treasurer or any assistant treasurer of such Person.

                  "Foreign Lender" means any Lender that is organized under the laws of a jurisdiction other than the United States or any political subdivision thereof.

                  "Foreign Subsidiary" means any Subsidiary organized under the laws of a jurisdiction other than the United States or any of its territories or possessions or any political subdivision thereof.

                  "GAAP" means generally accepted accounting principles in the United States or, when reference is made to financial statements of a Person organized under the laws of a jurisdiction outside of the United States, generally accepted accounting principles in such jurisdiction.

                  "Goodyear" means The Goodyear Tire & Rubber Company, an Ohio corporation.

                  "Goodyear KG" means Goodyear GmbH & Co KG, a partnership organized under the laws of the Federal Republic of Germany.

                  "Governmental Authority" means the government of the United States, any other nation or any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government.

                  "Grantors" means the European J.V. and the Subsidiary Guarantors, including each Person listed as a European Facilities Guarantor or European Facilities Grantor on the signature pages to the Guarantee and Collateral Agreement or that has become a European Guarantor or European Facilities Grantor pursuant to Section 13.14 thereof.

                  "GDTG" means Goodyear Dunlop Tires Germany GmbH, a corporation organized under the laws of the Federal Republic of Germany.

                  "Guarantee" of or by any Person (the "guarantor") means any obligation, contingent or otherwise, of the guarantor guaranteeing or having the economic effect of guaranteeing any Indebtedness of any other Person (the "primary obligor") in any manner, whether directly or indirectly, and including any obligation of the guarantor, direct or indirect, (a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or to purchase (or to advance or supply funds for the purchase of) any security for the payment thereof, (b) to purchase or lease property, securities or services for the purpose of assuring the owner of such Indebtedness of the payment thereof, (c) to maintain working capital, equity capital or any other financial statement condition or liquidity of the primary obligor so as to enable the primary obligor to pay such Indebtedness or (d) as an account party in respect of any letter of credit or letter of guaranty issued to support such Indebtedness; provided, that the term Guarantee shall not include endorsements for collection or deposit in the ordinary course of business. The amount of any Guarantee of any guaranteeing person shall be deemed to be the lower of (a) an amount equal to the stated or determinable amount of the primary obligation in respect of which such Guarantee is made and (b) the maximum amount for which such guaranteeing person may be liable pursuant to the terms of the instrument embodying such Guarantee, unless such primary obligation and the maximum amount for which such guaranteeing person may be liable are not stated or determinable, in which case the amount of such Guarantee shall be such guaranteeing person's maximum reasonably anticipated liability (assuming such person is required to perform) in respect thereof as determined in such person's good faith.

                  "Guarantee and Collateral Agreement" means the Guarantee and Collateral Agreement among Goodyear, the Subsidiary Guarantors, the Grantors, certain other Subsidiaries, the Lenders and the Collateral Agent substantially in the form of Exhibit F hereto.

                  "Hazardous Materials" means (A) petroleum products and byproducts, asbestos, urea formaldehyde foam insulation, polychlorinated biphenyls, radon gas, chlorofluorocarbons and all other ozone-depleting substances; and (B) any pollutant or contaminant or any hazardous, toxic, radioactive or otherwise regulated chemical, material, substance or waste that is prohibited, limited or regulated pursuant to any applicable Environmental Law.

                  "Indebtedness" of any Person means, without duplication, (a) all obligations of such Person for borrowed money, (b) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments, (c) all obligations of such Person under conditional sale or other title retention agreements relating to property acquired by such Person, (d) all obligations of such Person in respect of the deferred purchase price of property or services (excluding accounts payable incurred in the ordinary course of business), (e) all Indebtedness of others secured by (or for which the holder of such Indebtedness has an existing right to be secured by) any Lien on property owned or acquired by such Person, whether or not the Indebtedness secured thereby has been assumed, (f) all Guarantees by such Person of Indebtedness of others, (g) all Capital Lease Obligations of such Person, (h) all obligations, contingent or otherwise, of such Person as an account party in respect of letters of credit and letters of guaranty and (i) all Securitization Transactions of such Person. The Indebtedness of any Person shall include the Indebtedness of any other entity (including any partnership in which such Person is a general partner) to the extent such Person is liable therefor as a result of such Person's ownership interest in such entity.

                  "Indemnified Taxes" means Taxes other than Excluded Taxes.

                  "Indemnitee" has the meaning set forth in Section 9.03.

                  "Information Memorandum" means the Confidential Information Memorandum dated March 5, 2003 relating to the Goodyear and the Transactions.

                  "Intellectual Property" means all intellectual and similar property of every kind and nature, including inventions, designs, patents, copyrights, licenses, trademarks, trade secrets, confidential or proprietary technical and business information, know-how, show-how or other data or information, software and databases and all embodiments or fixations thereof and related documentation, registrations and franchises, and all additions, improvements and accessions to, and books and records describing or used in connection with, any of the foregoing.

                  "Interest Election Request" means a request by any Borrower to convert or continue a Revolving Borrowing or Term Borrowing in accordance with
Section 2.05 in substantially the form of Exhibit B hereto.

                  "Interest Payment Date" means (a) with respect to any ABR Loan, the last day of each March, June, September and December and (b) with respect to any Eurodollar Loan, the last day of the Interest Period applicable to the Borrowing of which such Loan is a part and, in the case of a Eurodollar Borrowing with an Interest Period of more than three months' duration, each day prior to the last day of such Interest Period that occurs at intervals of three months' duration after the first day of such Interest Period.

                  "Interest Period" means, with respect to any Eurodollar Borrowing, the period commencing on the date of such Borrowing and ending on the numerically corresponding day in the calendar month that is one, two, three or six months thereafter, as any Borrower may elect; provided that (i) if any Interest Period would end on a day other than a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless such next succeeding Business Day would fall in the next calendar month, in which case such Interest Period shall end on the next preceding Business Day and (ii) any Interest Period pertaining to a Eurodollar Borrowing that commences on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the last calendar month of such Interest Period) shall end on the last Business Day of the last calendar month of such Interest Period. For purposes hereof, the date of a Borrowing initially shall be the date on which such Borrowing is made and, in the case of a Borrowing, thereafter shall be the effective date of the most recent conversion or continuation of such Borrowing.

                  "Investments" has the meaning assigned to such term in Section 6.05.

                  "JPMCB" means JPMorgan Chase Bank, and its successors.

                  "J.V. Loan Parties" means the European J.V. and the Subsidiary Guarantors.

                  "J.V. Subsidiary" means any Subsidiary of the European J.V.

                  "Lenders" means the Persons listed on Schedule 2.01 and any other Person that shall have become a party hereto pursuant to an Assignment and Assumption, other than any such Person that ceases to be a party hereto pursuant to an Assignment and Assumption.

                  "LIBO Rate" means, with respect to any Eurodollar Borrowing for any Interest Period, the rate appearing on Page 3750 of the Dow Jones Market Service (or on any successor or substitute page of such Service, or any successor to or substitute for such Service, providing rate quotations comparable to those currently provided on such page of such Service, as determined by the Administrative Agent from time to time for purposes of providing quotations of interest rates applicable to dollar deposits in the London interbank market) at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period, as the rate for dollar deposits with a maturity comparable to such Interest Period. In the event that such rate is not available at such time for any reason with respect to any Eurodollar Borrowing, then the "LIBO Rate" with respect to such Eurodollar Borrowing for such Interest Period shall be the rate (rounded upwards, if necessary, to the next 1/100 of 1%) at which dollar deposits of $5,000,000 and for a maturity comparable to such Interest Period are offered by the principal London office of the Administrative Agent in immediately available funds in the London interbank market at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period.

                  "Lien" means, with respect to any asset, (a) any mortgage, deed of trust, lien, French delegation of claims, pledge, hypothecation, encumbrance, charge or security interest in, on or of such asset, (b) the interest of a vendor or a lessor under any conditional sale agreement, capital lease or title retention agreement (or any financing lease having substantially the same economic effect as any of the foregoing) relating to such asset and (c) in the case of securities, any purchase option, call or similar right of a third party with respect to such securities.

                  "Loans" means the loans made by the Lenders to any Borrower pursuant to this Agreement.

                  "Luxembourg Finance" means Goodyear Finance Holdings S.A., a societe anonyme organized under the laws of Luxembourg.

                  "Lux Tires" means Goodyear Luxembourg Tires S.A., a societe anonyme organized under the laws of Luxembourg.

                  "Majority Lenders" shall mean, at any time, Lenders having aggregate Revolving Credit Exposures, Term Loans and unused Commitments representing at least a majority of the sum of the total Revolving Credit Exposures, Term Loans and unused Commitments at such time.

                  "Material Adverse Change" means a material adverse change in or effect on (a) the business, operations, properties, assets or financial condition (including as a result of the effects of any contingent liabilities thereon) of Goodyear and the Subsidiaries, taken as a whole, (b) the ability of the Credit Parties, taken as a whole, to perform their obligations under this Agreement and the other Credit Documents that are material to the rights or interests of the Lenders or (c) the rights of or benefits available to the Lenders under this Agreement and the other Credit Documents that are material to the interests of the Lenders.

                  "Material Indebtedness" means Indebtedness (other than the Loans), or obligations in respect of one or more Swap Agreements, of any one or more of Goodyear and the Subsidiaries in an aggregate principal amount exceeding $25,000,000. For purposes of determining Material Indebtedness, the "principal amount" of the obligations of Goodyear or any Subsidiary in respect of any Swap Agreement at any time shall be the maximum aggregate amount (giving effect to any netting agreements) that Goodyear or such Subsidiary would be required to pay if such Swap Agreement were terminated at such time, calculated in accordance with the terms of such Swap Agreement.

                  "Material Subsidiary" means, at any time, each Subsidiary other than Subsidiaries that do not represent more than 1% for any such individual Subsidiary, or more than 5% in the aggregate for all such Subsidiaries, of either (a) Consolidated Total Assets or (b) Consolidated Revenue for the period of four fiscal quarters most recently ended.

                  "Maturity Date" means April 30, 2005.

                  "Multiemployer Plan" means a multiemployer plan as defined in
Section 4001(a)(3) of ERISA.

                  "NAIC" means the National Association of Insurance Commissioners.

                  "Net Cash Proceeds" means, with respect to any Prepayment Event, (a) the cash proceeds received in respect of such event including (i) any cash received in respect of any non-cash proceeds, but only as and when received, (ii) in the case of a casualty, insurance proceeds received, and (iii) in the case of a condemnation or similar event, condemnation awards and similar payments received, net of (b) the sum of (i) all reasonable fees and out-of-pocket expenses (including any legal, title and recording tax expenses) paid by the European J.V. and the J.V. Subsidiaries to third parties (other than Affiliates) in connection with such event, (ii) in the case of a sale, transfer or other disposition of an asset (including pursuant to a sale and leaseback transaction or a casualty or a condemnation or similar proceeding), the amount of all payments required to be made by the European J.V. and the J.V. Subsidiaries as a result of such event to repay Indebtedness (other than Loans) secured by such asset or otherwise subject to mandatory prepayment as a result of such event, and (iii) the amount of all taxes paid (or reasonably estimated to be payable) by the European J.V. and the J.V. Subsidiaries (including taxes required to be paid or withheld in respect of the transfer of amounts from the recipient thereof to a Borrower), and the amount of any reserves established by the European J.V. and the J.V. Subsidiaries to fund contingent liabilities reasonably estimated to be payable, in each case during the year that such event occurred or the next succeeding year and that are directly attributable to such event (as determined reasonably and in good faith by a Financial Officer of the European J.V. or Goodyear); provided that, to the extent and at the time any such amounts are released to the European J.V. or any European J.V. Subsidiary from such reserve, such amounts shall constitute Net Cash Proceeds. Notwithstanding the foregoing, amounts that would otherwise constitute Net Cash Proceeds shall not constitute Net Cash Proceeds to the extent that (x) currency or foreign exchange controls prevent the repatriation of such amounts to the Term Borrowers, (y) the recipient of such amounts is not a Wholly Owned Subsidiary and (1) the consent of any Person other than the Goodyear or any Wholly Owned Subsidiary is required by applicable law or the terms of any organizational document of such non-Wholly Owned Subsidiary or other agreement of such Subsidiary or any Affiliate of such Subsidiary in order for such Subsidiary to transfer such amounts to a Term Borrower (whether by distribution, loan or advance, repayment of intercompany Indebtedness or other commercially reasonable means) and (2) Goodyear and the European J.V. endeavored in good faith to obtain such consents and such consents shall not have been obtained (to permit the transfer of such proceeds by any of such means) or (z) capital maintenance, corporate benefit or over collateralization rules prevent the repayment of such amounts by, or repatriation of such amounts for repayment to, the Term Borrowers. The Net Cash Proceeds received by any non-Wholly Owned Subsidiary shall be deemed to equal the amount determined as set forth above multiplied by the European J.V.'s aggregate direct or indirect percentage ownership of such Subsidiary.

                  "New Facilities Credit Agreements" means the US Revolving Facility Agreement, the US Term Facility Agreement and the ABL Facilities Agreement.

                  "New Facilities Documents" means the New Facilities Credit Agreements, the Guarantee and Collateral Agreement and the other Security Documents (as such term is defined in any New Facilities Credit Agreement).

                  "New Facilities Prepayment Event" means any "Prepayment Event" as defined under any New Facilities Credit Agreement.

                  "Obligations" means the Revolving Obligations and the Term Obligations.

                  "Other Taxes" means any and all present or future stamp, documentary, excise, recording, transfer, sales, property or similar taxes, charges or levies arising from any payment made under any Credit Document or from the execution, delivery or enforcement of, or otherwise with respect to, any Credit Document.

                  "Participant" has the meaning assigned to such term in Section 9.04.

                  "PBGC" means the Pension Benefit Guaranty Corporation referred to and defined in ERISA and any successor entity performing similar functions.

                  "Permitted Encumbrances" means:

                  (a) Liens imposed by law for taxes that are not yet due or are being contested;

                  (b) carriers', warehousemen's, mechanics', materialmen's, repairmen's and other Liens imposed by law, arising in the ordinary course of business and securing obligations that are not overdue by more than 30 days (or any longer grace period available under the terms of the applicable underlying obligation) or are being contested;

                  (c) Liens created and pledges and deposits made in the ordinary course of business in compliance with workers' compensation, unemployment insurance and other social security laws or regulations;

                  (d) Liens created and deposits made to secure the performance of bids, trade contracts, leases, statutory obligations, appeal bonds, performance bonds and other obligations of a like nature, in each case in the ordinary course of business, and Liens created and deposits made prior to the date hereof in the ordinary course of business to secure the performance of surety bonds;

                  (e) judgment liens in respect of judgments that do not constitute an Event of Default;

                  (f) supplier's liens in inventory, other assets supplied or accounts receivable that result from retention of title or extended retention of title arrangements arising in connection with purchases of goods in the ordinary course of business; and

                  (g) easements, zoning restrictions, rights-of-way and similar encumbrances on real property and other Liens incidental to the conduct of business or ownership of property that arise automatically by operation of law or arise in the ordinary course of business and that do not materially detract from the value of the property of Goodyear and the Subsidiaries or of the Collateral, in each case taken as a whole, or materially interfere with the ordinary conduct of business of Goodyear and the Subsidiaries, taken as a whole, or otherwise adversely affect in any material respect the rights or interests of the Lenders;

provided that (except as provided in clause (d) above) the term "Permitted Encumbrances" shall not include any Lien securing Indebtedness for borrowed money.

                  "Permitted Investments" means:

                  (a) direct obligations of, or obligations the principal of and interest on which are unconditionally guaranteed by, the United States (or by any agency thereof to the extent such obligations are backed by the full faith and credit of the United States), in each case maturing within one year from the date of acquisition thereof;

                  (b) investments in commercial paper maturing within 270 days from the date of acquisition thereof and having, at such date of acquisition, ratings of A1 from S&P and P1 from Moody's;

                  (c) investments in certificates of deposit, banker's acceptances and time deposits maturing within 180 days from the date of acquisition thereof and issued or guaranteed by or placed with, and money market deposit accounts issued or offered by, any commercial bank organized under the laws of the United States or any State thereof which has a short term deposit rating of A1 from S&P and P1 from Moody's and has a combined capital and surplus and undivided profits of not less than $500,000,000;

                  (d) fully collateralized repurchase agreements with a term of not more than 30 days for securities described in clause (a) above and entered into with a financial institution described in clause (c) above;

                  (e) money market funds that (i) comply with the criteria set forth in Securities and Exchange Commission Rule 2a-7 under the Investment Company Act of 1940, (ii) are rated AAA by S&P and Aaa by Moody's and (iii) have portfolio assets of at least $5,000,000,000; and

                  (f) in the case of any Subsidiary that is not a US Subsidiary,
         (i) marketable direct obligations issued or unconditionally guaranteed by the sovereign nation in which such Subsidiary is organized and is conducting business or issued by any agency of such sovereign nation and backed by the full faith and credit of such sovereign nation, in each case maturing within one year from the date of acquisition, so long as the indebtedness of such sovereign nation is rated at least A by S&P or A2 by Moody's or carries an equivalent rating from a comparable foreign rating agency or (ii) investments of the type and maturity described in clauses (b) through (e) of foreign obligors, which investments or obligors have ratings described in such clauses or equivalent ratings from comparable foreign rating agencies.

                  "Permitted Preferred Stock" has the meaning assigned to such term in Section 6.01.

                  "Person" means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.

                  "Plan" means any employee pension benefit plan (other than a Multiemployer Plan) subject to the provisions of Title IV or Section 302 of ERISA or Section 412 of the Code, and in respect of which Goodyear, any Subsidiary or any ERISA Affiliate is (or, if such plan were terminated, would under Section 4069 of ERISA be deemed to be) an "employer" as defined in Section 3(5) of ERISA.

                  "Prepayment Event" means:

                  (a) any sale, transfer or other disposition (including pursuant to a Sale and Leaseback Transaction other than a Sale and Leaseback Transaction consummated not more than 180 days after the acquisition or completion of construction of the assets subject thereto) of any property or assets of the European J.V. or any J.V. Subsidiary to any Person other than the European J.V. or any J.V. Subsidiary, other than (i) dispositions described in clauses (a), (b),
         (d) and (i) of Section 6.06 and (ii) that results in Net Cash Proceeds not exceeding $5,000,000 (provided that at all times after the aggregate Net Cash Proceeds known by a Financial Officer of Goodyear to have been received in respect of all such transactions is in excess of $25,000,000, each such transaction under this clause (ii) shall constitute a Prepayment Event with respect to all such Net Cash Proceeds in excess of $25,000,000); or

                  (b) any casualty or other insured damage to, or any taking under power of eminent domain or by condemnation or similar proceeding of, any property or asset of the European J.V. or any J.V. Subsidiary, but only to the extent that the Net Cash Proceeds from such event exceed $5,000,000 and then, if the European J.V. shall notify the Administrative Agent that it or the applicable J.V. Subsidiary intends to apply such Net Cash Proceeds to repair, restore or replace the property or asset that shall have been damaged or taken, such event shall constitute a Prepayment Event only if such repair, restoration or replacement shall not have commenced within 180 days after such event and the Net Cash Proceeds of such event will be deemed for purposes of
         Section 2.08 to equal the amount not so applied; or

                  (c) the incurrence by the European J.V. or any J.V. Subsidiary of any Indebtedness, other than Indebtedness permitted by Section 6.01, or the issuance and sale by the European J.V. or any J.V. Subsidiary of any Equity Interests.

                  "Prime Rate" means the rate of interest per annum publicly announced from time to time by JPMCB (or any successor Administrative Agent appointed or chosen pursuant to Article VIII hereof) as its prime rate in effect at its principal office in New York City. Each change in the Prime Rate shall be effective from and including the date such change is publicly announced as being effective.

                  "Principal European Subsidiary" means, (a) any J.V. Subsidiary (other than a Borrower) organized under the laws of the Federal Republic of Germany, Luxembourg, the Republic of France or the United Kingdom with consolidated assets having a book value in excess of $10,000,000 as of December 31, 2002, or if later, as of the end of the most recent fiscal quarter for which financial statements have been delivered pursuant to Section 5.01(a) or (b) (other than any Special Excluded Subsidiary) or (b) any subsidiary of Luxembourg Finance organized under the laws of Luxembourg with consolidated assets having a book value in excess of $10,000,000 as of December 31, 2002, or if later, as of the end of the most recent fiscal quarter for which financial statements have been delivered pursuant to Section 5.01(a) or (b).

                  "Rationalization Charges" means, for any period, cash and non-cash charges related to rationalization actions designed to reduce capacity, eliminate redundancies and reduce costs. Rationalization Charges will be computed by a method consistent with that used in preparing the financial statements referred to in Section 3.04.

                  "Register" has the meaning set forth in Section 9.04.

                  "Related Parties" means, with respect to any specified Person, such Person's Affiliates and the respective directors, officers, employees, agents, counsel and other advisors of such Person and such Person's Affiliates.

                  "Restricted Payment" means any dividend or other distribution (whether in cash, securities or other property) with respect to any Equity Interests in Goodyear or any Subsidiary, or any payment (whether in cash, securities or other property) on account of the purchase, redemption, retirement, acquisition, cancelation or termination of any such Equity Interests or any option, warrant or other right to acquire any such Equity Interests.

                  "Revolving Availability Period" means the period from and including the Effective Date to but excluding the earlier of (a) the Maturity Date and (b) the date of termination of the Revolving Commitments.

                  "Revolving Commitment" means, with respect to each Lender, the commitment of such Lender to make Revolving Loans hereunder, expressed as an amount representing the maximum permitted aggregate amount of such Lender's Revolving Credit Exposure hereunder, as such commitment may be (a) reduced or increased from time to time pursuant to Section 2.06 and (b) reduced or increased from time to time pursuant to assignments by or to such Lender pursuant to Section 9.04. The initial amount of each Lender's Revolving Commitment is set forth on Schedule 2.01 or in the Assignment and Assumption pursuant to which such Lender shall have assumed its Revolving Commitment, as applicable. The initial aggregate amount of the Lenders' Revolving Commitments is $250,000,000.

                  "Revolving Credit Exposure" means, with respect to any Lender at any time, the aggregate outstanding principal amount of such Lender's Revolving Loans at such time.

                  "Revolving Lender" means a Lender with a Revolving Commitment or, if the Revolving Commitments have terminated or expired, a Lender with Revolving Exposure.

                  "Revolving Loan" means a Loan made pursuant to clause (a) of
Section 2.01.

                  "Revolving Obligations" means (a) the due and punctual payment of (i) the principal of and interest (including interest accruing during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding) on the Revolving Loans, when and as due, whether at maturity, by acceleration, upon one or more dates set for prepayment or otherwise and (ii) all other monetary obligations of the Credit Parties to any of the Secured Parties under this Agreement and each of the other Credit Documents, including fees, costs, expenses and indemnities, whether primary, secondary, direct, contingent, fixed or otherwise (including monetary obligations incurred during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding), save in each case insofar as the same relate to, or to any Guarantee of, the Term Loans or any amount payable in respect thereof (and for the avoidance of doubt, the fee payable by the European J.V. pursuant to Section 2.09(c) does not relate to the Term Loans),
(b) the due and punctual performance of all other nonmonetary obligations of the Credit Parties to any of the Secured Parties under this Agreement and the other Credit Documents (other than the performance of obligations in respect of, or in respect of any Guarantee in respect of, the Term Loans or any amount payable in respect thereof), (c) the due and punctual payment and performance of all obligations of the European J.V., any J.V. Subsidiary, Luxembourg Finance or any subsidiary of Luxembourg Finance under each Swap Agreement that (i) shall have been in effect on the Effective Date with a counterparty that shall have been a Revolving Lender or an Affiliate of a Revolving Lender as of the Effective Date or (ii) shall have been entered into after the Effective Date with any counterparty that shall have been a Revolving Lender or an Affiliate of a Revolving Lender at the time such Swap Agreement was entered into and (d) the due and punctual payment and performance of all obligations of the European J.V. or any J.V. Subsidiary arising out of or in connection with cash management or similar services provided by any Revolving Lender.

                  "Sale and Leaseback Transaction" means any arrangement whereby Goodyear or a Subsidiary shall sell or transfer any property, real or personal, used or useful in its business, whether now owned or hereinafter acquired, and thereafter rent or lease from the buyer or transferee property that it intends to use for substantially the same purpose or purposes as the property sold or transferred, other than any such transaction entered into with respect to any property or any improvements thereto at the time of, or within 180 days after, the acquisition or completion of construction of such property or such improvements (or, if later, the commencement of commercial operation of any such property), as the case may be, to finance the cost of such property or such improvements, as the case may be.

                  "SAVA" means Sava Joint Venture Holding d.o.o., a corporation organized under the laws of the Republic of Slovenia.

                  "Secured Parties" means the Administrative Agent, the Collateral Agent and each Lender.

                  "Securitization Transaction" means, with respect to any Person, (i) any transfer, assignment or pledge by such Person of accounts receivable, rights to future lease payments or residuals or other financial assets, and related property, or interests therein (a) to a trust, partnership, corporation or other entity, which transfer is funded in whole or in part, directly or indirectly, by the incurrence or issuance by the transferee or any successor transferee of Indebtedness or securities that are to receive payments from, or that represent interests in, the cash flow derived from such accounts receivable or interests, or (b) directly to one or more investors or other purchasers, (ii) any Indebtedness of such Person secured substantially entirely by accounts receivable, rights to future lease payments or residuals or other financial assets, and related property or (iii) any factoring transaction involving substantially entirely accounts receivable, rights to future lease payments or residuals or other financial assets, and related property. The amount of any Securitization Transaction shall be deemed at any time to be the aggregate outstanding principal amount of the Indebtedness or securities referred to in the preceding sentence or, if there shall be no such principal amount, the equivalent outstanding amount of the funded investment.

                  "Security Agreement" means any security agreement, pledge agreement, charge agreement, mortgage, debenture or similar agreement, instrument or security document, or any supplement thereto creating a Lien on any assets or rights to secure any of the Obligations.

                  "Security Documents" means the Guarantee and Collateral Agreement, the Security Agreements and each other instrument or document delivered pursuant to Section 5.08 to secure any of the Obligations.

                  "Special Excluded Subsidiaries" means KDIS Distribution, Vulco France and Societe Isseenne de Participations.

                  "Statutory Reserve Rate" means a fraction (expressed as a decimal), the numerator of which is the number one and the denominator of which is the number one minus the aggregate of the maximum reserve percentages (including any marginal, special, emergency or supplemental reserves) expressed as a decimal established by the Board to which the Administrative Agent is subject, with respect to the Adjusted LIBO Rate, for eurocurrency funding (currently referred to as "Eurocurrency Liabilities" in Regulation D of the Board). Such reserve percentages shall include those imposed pursuant to such Regulation D. Eurodollar Loans shall be deemed to constitute eurocurrency funding and to be subject to such reserve requirements without benefit of or credit for proration, exemptions or offsets that may be available from time to time to any Lender under such Regulation D or any comparable regulation.

The Statutory Reserve Rate shall be adjusted automatically on and as of the effective date of any change in any reserve percentage.

                  "subsidiary" means, with respect to any Person (the "parent") at any date, any corporation, limited liability company, partnership, association or other entity the accounts of which are consolidated with those of the parent in the parent's consolidated financial statements in accordance with GAAP as of such date, as well as any other corporation, limited liability company, partnership, association or other entity of which securities or other ownership interests representing more than 50% of the equity or more than 50% of the ordinary voting power or, in the case of a partnership, more than 50% of the general partnership interests are, as of such date, owned, controlled or held by the parent or one or more subsidiaries of the parent or by the parent and one or more subsidiaries of the parent.

                  "Subsidiary" means any subsidiary of Goodyear.

                  "Subsidiary Guarantors" means (a) each Borrower (other than the European J.V.), (b) each J.V. Subsidiary (other than a Borrower) that is, or is required to be, a party to the Guarantee and Collateral Agreement, (c) Luxembourg Finance and (d) each subsidiary of Luxembourg Finance that is, or is required to be, a party to the Guarantee and Collateral Agreement.

                  "Swap Agreement" means any agreement, including any master agreement, with respect to any swap, forward, future or derivative transaction or option or similar agreement involving, or settled by reference to, one or more rates or prices for one or more currencies, commodities, equity or debt instruments or securities, or economic, financial or pricing indices or measures of economic, financial or pricing risk or value or any similar transaction or any combination of these transactions.

                  "Syndication Agent" means Deutsche Bank AG, in its capacity as syndication agent hereunder.

                  "Taxes" means any and all present or future taxes, levies, imposts, duties, deductions, charges or withholdings imposed by any Governmental Authority.

                  "Term Borrower" means Goodyear KG, Dunlop KG or GDTG.

                  "Term Lender" means a Lender with a Term Loan Commitment or any outstanding Term Loan.

                  "Term Loan" means a Loan made pursuant to clause (b) of
Section 2.01.

                  "Term Loan Commitment" means, with respect to each Lender, the commitment, if any, of such Lender to make Term Loans hereunder on the Effective Date, expressed as amount representing the maximum aggregate principal amount of the Term Loans to be made by such Lender hereunder, as such commitment may be
(a) reduced or increased from time to time pursuant to Section 2.06 and (b) reduced or increased from time to time pursuant to assignments by or to such Lender pursuant to Section 9.04. The initial amount of each Lender's Term Loan Commitment is set forth on Schedule 2.01 or in the Assignment and Assumption pursuant to which such Lender shall have assumed its Term Loan Commitment, as applicable. The initial aggregate amount of the Lenders' Term Loan Commitments is $400,000,000.

                  "Term Obligations" means (a) the due and punctual payment of
(i) the principal of and interest (including interest accruing during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding) on the Term Loans, when and as due, whether at maturity, by acceleration, upon one or more dates set for prepayment or otherwise and (ii) all other monetary obligations of the Credit Parties to any of the Secured Parties under this Agreement and each of the other Credit Documents, including fees, costs, expenses and indemnities, whether primary, secondary, direct, contingent, fixed or otherwise (including monetary obligations incurred during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding), save in each case insofar as the same relate to, or to any Guarantee of, the Revolving Loans or any amount payable in respect thereof, (b) the due and punctual performance of all other nonmonetary obligations of the Credit Parties to any of the Secured Parties under this Agreement and the other Credit Documents (other than the performance of obligations in respect of, or in respect of any Guarantee in respect of, the Revolving Loans or any amount payable in respect thereof), (c) the due and punctual payment and performance of all obligations of the European J.V., any J.V. Subsidiary, Luxembourg Finance or any subsidiary of Luxembourg Finance under each Swap Agreement that (i) shall have been in effect on the Effective Date with a counterparty that shall have been a Term Lender (which is not also a Revolving Lender) or an Affiliate of such a Lender as of the Effective Date or
(ii) shall have been entered into after the Effective Date with any counterparty that shall have been a Term Lender (which is not also a Revolving Lender) or an Affiliate of such a Lender at the time such Swap Agreement was entered into and
(d) the due and punctual payment and performance of all obligations of the European J.V. or any J.V. Subsidiary arising out of or in connection with cash management or similar services provided by any Term Lender (which is not also a Revolving Lender). However, any amount or obligation that is a Revolving Obligation shall not be a Term Obligation.

                  "Transactions" means the execution, delivery and performance by Goodyear and the Borrowers of this Agreement and by Goodyear, the European J.V., the Subsidiary Guarantors, the US Subsidiary Guarantors and the Grantors, as applicable, of the other Credit Documents, the borrowing of the Loans, the creation of the Liens provided for in the Security Documents and the other transactions contemplated hereby.

                  "Type", when used in reference to any Loan or Borrowing, refers to whether the rate of interest on such Loan, or on the Loans comprising such Borrowing, is determined by reference to the Adjusted LIBO Rate or the Alternate Base Rate.

                  "US Obligations" means the Obligations as defined in the US Term Facility Agreement and the Obligations as defined in the US Revolving Facility Agreement.

                  "US Revolving Facility Agreement" means the $750,000,000 Revolving Credit Agreement dated as of the date hereof among Goodyear, certain lenders, JPMCB, as administrative agent.

                  "US Subsidiary" means any Subsidiary that is not a Foreign Subsidiary.

                  "US Subsidiary Guarantors" means each US Subsidiary (other than the Excluded Subsidiaries and the Consent Subsidiaries).

                  "US Term Facility Agreement" means the $645,454,545 Term Loan Agreement dated as of the date hereof among Goodyear, certain lenders, and JPMCB, as administrative agent and BNP Paribas, as syndication agent.

                  "Wholly Owned Subsidiary" of any person shall mean a subsidiary of such person of which securities (except for directors' qualifying shares) or other ownership interests representing 100% of the Equity Interests are, at the time any determination is being made, owned, controlled or held by such person or one or more wholly owned Subsidiaries of such person or by such person and one or more wholly owned Subsidiaries of such person.

                  "Withdrawal Liability" means liability to a Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan, as such terms are defined in Part I of Subtitle E of Title IV of ERISA.

                  SECTION 1.02. Classification of Loans and Borrowings. For purposes of this Agreement, Loans may be classified and referred to by Class (e.g., a "Revolving Loan") or by Type (e.g., a "Eurodollar Loan") or by Class and Type (e.g., a "Eurodollar Revolving Loan"). Borrowings also may be classified and referred to by Class (e.g., a "Revolving Borrowing") or by Type (e.g., a "Eurodollar Borrowing") or by Class and Type (e.g., a "Eurodollar Revolving Borrowing").

                  SECTION 1.03. Terms Generally. The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words "include", "includes" and "including" shall be deemed to be followed by the phrase "without limitation". The word "will" shall be construed to have the same meaning and effect as the word "shall". Unless the context requires otherwise (a) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein),
(b) any reference herein to any Person shall be construed to include such Person's successors and assigns, but shall not be deemed to include the subsidiaries of such Person unless express reference is made to such subsidiaries, (c) the words "herein", "hereof" and "hereunder", and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (d) all references herein to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, this Agreement and (e) the words "asset" and "property" shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights.

                  SECTION 1.04. Accounting Terms; GAAP. Except as otherwise expressly provided herein, all terms of an accounting or financial nature shall be construed in accordance with GAAP, as in effect from time to time; provided that, if the European J.V. notifies the Administrative Agent that the European J.V. requests an amendment to any provision hereof to eliminate the effect of any change occurring after the date hereof in GAAP or in the application thereof on the operation of such provision (or if the Administrative Agent notifies the European J.V. and Goodyear that the Majority Lenders request an amendment to any provision hereof for such purpose), regardless of whether any such notice is given before or after such change in GAAP or in the application thereof, then such provision shall be interpreted on the basis of GAAP as in effect and applied immediately before such change shall have become effective until such notice shall have been withdrawn or such provision amended in accordance herewith.

                  SECTION 1.05. Foreign Currency Translation. For purposes of determining compliance as of any date with Section 6.01, 6.02, 6.03, 6.05 or 6.06, amounts incurred or outstanding in currencies other than dollars shall be translated into dollars at the exchange rates in effect on the first Business Day of the fiscal quarter in which such determination occurs or in respect of which such determination is being made, as such exchange rates shall be determined in good faith by Goodyear. No Default or Event of Default shall arise as a result of any limitation set forth in dollars in Section 6.01, 6.02, 6.03,
6.05 or 6.06 being exceeded solely as a result of changes in currency exchange rates from those rates applicable on the first day of the fiscal quarter in which such determination occurs or in respect of which such determination is being made.

                                   ARTICLE II

                                   The Credits

                  SECTION 2.01. Commitments. Subject to the terms and conditions set forth herein, each Lender agrees (a) to make Revolving Loans to any Borrower from time to time during the Revolving Availability Period in dollars in an aggregate principal amount that will not result in such Lender's Revolving Credit Exposure exceeding such Lender's Revolving Commitment and (b) (i) to make a Term Loan to Goodyear KG on the Effective Date in dollars in a principal amount not exceeding its Applicable Term Percentage of $272,000,000, (ii) to make a Term Loan to Dunlop KG on the Effective Date in a principal amount not exceeding its Applicable Term Percentage of $70,000,000 and (iii) to make a Term Loan to GDTG on the Effective Date in a principal amount not exceeding its Applicable Term Percentage of $58,000,000. Within the foregoing limits and subject to the terms and conditions set forth herein, the Borrowers may borrow, prepay and reborrow Revolving Loans. Amounts repaid in respect of Term Loans may not be reborrowed.

                  SECTION 2.02. Loans and Borrowings. (a) Each Loan shall be made as part of a Borrowing consisting of Loans of the same Class and Type made by the Lenders ratably in accordance with their respective Commitments of the applicable Class. The failure of any Lender to make any Loan required to be made by it shall not relieve any other Lender of its obligations hereunder; provided that the Commitments of the Lenders are several and no Lender shall be responsible for any other Lender's failure to make Loans as required.

                  (b) Subject to Section 2.11, each Revolving Borrowing and Term Borrowing shall be comprised entirely of ABR Loans or Eurodollar Loans as the applicable Borrower may request in accordance herewith; provided that all Borrowings made on the Effective Date must be made as ABR Borrowings. Each Lender at its option may make any Eurodollar Loan by causing any domestic or foreign branch or Affiliate of such Lender to make such Loan; provided that any exercise of such option shall not affect the obligation of the relevant Borrower to repay such Loan in accordance with the terms of this Agreement.

                  (c) At the commencement of each Interest Period for any Eurodollar Borrowing, such Borrowing shall be in an aggregate amount that is an integral multiple of $1,000,000 and not less than $10,000,000. At the time that each ABR Borrowing is made, such Borrowing shall be in an aggregate amount that is an integral multiple of $1,000,000 and not less than $5,000,000; provided, that an ABR Revolving Borrowing may be in an aggregate amount that is equal to the entire unused balance of the total Revolving Commitments. Borrowings of more than one Type and Class may be outstanding at the same time; provided that there shall not at any time be more than a total of 20 Eurodollar Borrowings outstanding.

                  (d) Notwithstanding any other provision of this Agreement, no Borrower shall be entitled to request, or to elect to convert or continue, any Borrowing if the Interest Period requested with respect thereto would end after the Maturity Date.

                  SECTION 2.03. Requests for Borrowings. To request a Revolving Borrowing or Term Borrowing, the applicable Borrower, or the European J.V. on behalf of such Borrower, shall notify the Administrative Agent of such request by telephone (a) in the case of a Eurodollar Borrowing, not later than 3:00 p.m., New York City time, three Business Days before the date of the proposed Borrowing or (b) in the case of an ABR Borrowing, not later than 3:00 p.m., New York City time, one Business Day before the date of the proposed Borrowing. Each such telephonic Borrowing Request shall be irrevocable and shall be confirmed promptly by hand delivery or telecopy to the Administrative Agent of a written Borrowing Request signed by the applicable Borrower or by the European J.V. on behalf of such Borrower. Each such telephonic and written Borrowing Request shall specify the following information in compliance with Section 2.02:

                  (i) the Borrower requesting such Borrowing (or on whose behalf the European J.V. is requesting such Borrowing);

                  (ii) whether the requested Borrowing is to be a Revolving Borrowing or a Term Borrowing;

                  (iii) the aggregate amount of the requested Borrowing;

                  (iv)  the date of such Borrowing, which shall be a Business
         Day;

                  (v) whether such Borrowing is to be an ABR Borrowing or a Eurodollar Borrowing;

                  (vi) in the case of a Eurodollar Borrowing, the initial Interest Period to be applicable thereto, which shall be a period contemplated by the definition of the term "Interest Period"; and

                  (vii) the location and number of the Borrower's account to which funds are to be disbursed, which shall comply with the requirements of Section 2.04.

If no election as to the Type of Borrowing is specified, then the requested Borrowing shall be an ABR Borrowing. If no Interest Period is specified with respect to any requested Eurodollar Borrowing, then the relevant Borrower shall be deemed to have selected an Interest Period of one month's duration. Promptly following receipt of a Borrowing Request in accordance with this Section, the Administrative Agent shall advise each Lender of the details thereof and of the amount of such Lender's Loan to be made as part of the requested Borrowing.

                  SECTION 2.04. Funding of Borrowings. (a) Each Lender shall make each Loan to be made by it hereunder on the proposed date thereof by wire transfer of immediately available funds by 12:30 p.m., New York City time, to the account of the Administrative Agent most recently designated by it for such purpose by notice to the Lenders. The Administrative Agent will make such Loans available to the relevant Borrower by promptly crediting the amounts so received, in like funds, to an account designated by such Borrower in the applicable Borrowing Request (which account, in the case of Goodyear Luxembourg Tires S.A., shall be a dollar denominated account held by Goodyear Luxembourg Tires S.A. at a bank in New York City).

                  (b) Unless the Administrative Agent shall have received notice from a Lender prior to the proposed date of any Borrowing that such Lender will not make available to the Administrative Agent such Lender's share of such Borrowing, the Administrative Agent may assume that such Lender has made such share available on such date in accordance with paragraph (a) of this Section and may, in reliance upon such assumption, make available to the relevant Borrower a corresponding amount. In such event, if a Lender has not in fact made its share of the applicable Borrowing available to the Administrative Agent, then the applicable Lender and such Borrower severally agree to pay to the Administrative Agent forthwith on demand such corresponding amount with interest thereon, for each day from and including the date such amount is made available to such Borrower to but excluding the date of payment to the Administrative Agent, at (i) in the case of such Lender, the greater of the Federal Funds Effective Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation or (ii) in the case of such Borrower, the interest rate applicable to ABR Loans. If such Lender pays such amount to the Administrative Agent, then such amount shall constitute such Lender's Loan included in such Borrowing. It is agreed that no payment by any Borrower under this paragraph will be subject to any break-funding payment under
Section 2.13.

                  SECTION 2.05. Interest Elections. (a) Each Revolving Borrowing and Term Borrowing initially shall be of the Type specified in the applicable Borrowing Request and, in the case of a Eurodollar Borrowing, shall have an initial Interest Period as specified in such Borrowing Request. Thereafter, the relevant Borrower may elect to convert such Borrowing to a different Type or to continue such Borrowing and, in the case of a Eurodollar Borrowing, may elect Interest Periods therefor, all as provided in this Section. The relevant Borrower may elect different options with respect to different portions of the affected Borrowing, in which case each such portion shall be allocated ratably among the Lenders holding the Loans comprising such Borrowing, and the Loans comprising each such portion shall be considered a separate Borrowing.

                  (b) To make an election pursuant to this Section, the European J.V. on behalf of the applicable Borrower, shall notify the Administrative Agent of such election by telephone by the time that a Borrowing Request would be required under Section 2.03 if such Borrower were requesting a Revolving Borrowing or Term Borrowing of the Type resulting from such election to be made on the effective date of such election. Each such telephonic Interest Election Request shall be irrevocable and shall be confirmed promptly by hand delivery or telecopy to the Administrative Agent of a written Interest Election Request signed by the European J.V. on behalf of the applicable Borrower.

                  (c) Each telephonic and written Interest Election Request shall specify the following information in compliance with Section 2.02:

                  (i) the Borrowing to which such Interest Election Request applies and, if different options are being elected with respect to different portions thereof, the portions thereof to be allocated to each resulting Borrowing (in which case the information to be specified pursuant to clauses (iii) and (iv) below shall be specified for each resulting Borrowing);

                  (ii) the effective date of the election made pursuant to such Interest Election Request, which shall be a Business Day;

                  (iii) whether the resulting Borrowing is to be an ABR Borrowing or a Eurodollar Borrowing; and

                  (iv) if the resulting Borrowing is a Eurodollar Borrowing, the Interest Period to be applicable thereto after giving effect to such election, which shall be a period contemplated by the definition of the term "Interest Period".

If any such Interest Election Request requests a Eurodollar Borrowing but does not specify an Interest Period, then the relevant Borrower shall be deemed to have selected an Interest Period of one month's duration.

                  (d) Promptly following receipt of an Interest Election Request, the Administrative Agent shall advise each Lender of the details thereof and of such Lender's portion of each resulting Borrowing.

                  (e) If the relevant Borrower fails to deliver a timely Interest Election Request with respect to a Eurodollar Borrowing prior to the end of the Interest Period applicable thereto, then, unless such Borrowing is repaid as provided herein, at the end of such Interest Period such Borrowing shall be converted to an ABR Borrowing. Notwithstanding any contrary provision hereof, if an Event of Default has occurred and is continuing and the Administrative Agent, at the request of the Majority Lenders, so notifies the European J.V., then, so long as an Event of Default is continuing (i) no outstanding Borrowing may be converted to or continued as a Eurodollar Borrowing and (ii) unless repaid, each Eurodollar Borrowing shall be converted to an ABR Borrowing at the end of the Interest Period applicable thereto.

                  SECTION 2.06. Termination of Commitments; Reductions of Commitments. (a) Unless previously terminated, (i) the Term Loan Commitments shall terminate at 5:00 p.m., New York City time, on the Effective Date and (ii) the Revolving Commitments shall terminate on the Maturity Date.

                  (b) The European J.V. may at any time terminate, or from time to time reduce, the Revolving Commitments; provided that (i) each reduction of the Revolving Commitments shall be in an amount that is an integral multiple of $1,000,000 and not less than $5,000,000 and (ii) the European J.V. shall not terminate or reduce the Revolving Commitments if, after giving effect to any concurrent prepayment of the Revolving Loans in accordance with Section 2.08, the total Revolving Credit Exposures would exceed the total Revolving Commitments.

                  (c) The European J.V. shall notify the Administrative Agent of any election to terminate or reduce the Commitments under paragraph (b) of this Section at least three Business Days prior to the effective date of such termination or reduction, specifying such election and the effective date thereof. Promptly following receipt of any notice, the Administrative Agent shall advise the Lenders of the contents thereof. Each notice delivered by the European J.V. pursuant to this Section shall be irrevocable; provided that a notice of termination of the Revolving Commitments delivered by the European J.V. may state that such notice is conditioned upon the effectiveness of other credit facilities, in which case such notice may be revoked by the European J.V. (by notice to the Administrative Agent on or prior to the specified effective date) if such condition is not satisfied. Any termination or reduction of the Commitments of any Class shall be permanent. Each reduction of the Commitments of any Class shall be made ratably among the Lenders in accordance with their respective Commitments of such Class.

                  SECTION 2.07. Repayment of Loans; Evidence of Debt. (a) Each Borrower hereby unconditionally promises to pay on the Maturity Date (i) to the Administrative Agent for the account of each Lender the then unpaid principal amount of each Revolving Borrowing of such Borrower and (ii) to the Administrative Agent for the account of each Lender the then unpaid principal amount of each Term Borrowing of such Borrower.

                  (b) Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the Indebtedness of each Borrower to such Lender resulting from each Loan made by such Lender, including the amounts of principal and interest payable and paid to such Lender from time to time hereunder.

                  (c) The Administrative Agent shall maintain accounts in which it shall record (i) the amount of each Loan made hereunder, the Class and Type thereof and the Interest Period applicable thereto, (ii) the amount of any principal or interest due and payable or to become due and payable from each Borrower to each Lender hereunder and (iii) the amount of any sum received by the Administrative Agent hereunder for the account of the Lenders and each Lender's share thereof.

                  (d) The entries made in the accounts maintained pursuant to paragraph (b) or (c) of this Section shall be prima facie evidence of the existence and amounts of the obligations recorded therein; provided that the failure of any Lender or the Administrative Agent to maintain such accounts or any error therein (including any failure to record the making or repayment of any Loan) shall not in any manner affect the obligation of any Borrower to repay the Loans in accordance with the terms of this Agreement or prevent any Borrower's obligations in respect of Loans from being discharged to the extent of amounts actually paid in respect thereof.

                  (e) Any Lender may request that Loans of any Class made by it be evidenced by a promissory note. In such event, each Borrower shall prepare, execute and deliver to such Lender a promissory note payable to the order of such Lender (or, if requested by such Lender, to such Lender and its registered assigns) in substantially the form set forth in Exhibit C-1 hereto, in the case of Revolving Loans, or set forth in Exhibit C-2 hereto, in the case of Term Loans. Thereafter, the Loans evidenced by such promissory note and interest thereon shall at all times (including after assignment pursuant to Section 9.04) be represented by one or more promissory notes in such form payable to the order of the payee named therein (or, if such promissory note is a registered note, to such payee and its registered assigns).

                  SECTION 2.08. Prepayment of Loans. (a) Any Borrower shall have the right at any time and from time to time to prepay any Borrowing of such Borrower in whole or in part, subject to prior notice in accordance with paragraph (e) of this Section.

                  (b) In the event and on each occasion that the sum of the Revolving Credit Exposures exceeds the total Revolving Commitments, the European J.V. shall (and/or shall cause other Borrowers to) prepay Revolving Borrowings in an aggregate amount equal to such excess.

                  (c) In the event and on each occasion that any Net Cash Proceeds are received by or on behalf of the European J.V. or any J.V. Subsidiary in respect of any Prepayment Event, any or all the Term Borrowers shall, not later than the fifth Business Day after such Net Cash Proceeds are received, prepay Term Borrowings in an aggregate principal amount equal to 75%

(or, in the case of any event described in clause (c) of the definition of Prepayment Event, 50%) of such Net Cash Proceeds.

                  (d) Prior to any optional or mandatory prepayment of Borrowings hereunder, the European J.V. shall select the Borrowing or Borrowings to be prepaid and shall specify such selection in the notice of such prepayment pursuant to paragraph (e) of this Section.

                  (e) The European J.V. shall notify the Administrative Agent by telephone (confirmed by telecopy) of any prepayment hereunder (i) in the case of prepayment of a Eurodollar Borrowing, not later than 3:00 p.m., New York City time, three Business Days before the date of prepayment or (ii) in the case of prepayment of an ABR Borrowing, not later than 11:00 a.m., New York City time, one Business Day before the date of prepayment. Each such notice shall be irrevocable, shall specify the prepayment date and the principal amount of each Borrowing or portion thereof to be prepaid; provided that, if a notice of prepayment is given in connection with a conditional notice of termination of the Revolving Commitments as contemplated by Section 2.06, then such notice of prepayment may be revoked if such notice of termination is revoked in accordance with Section 2.06. Promptly following receipt of any such notice relating to a Borrowing, the Administrative Agent shall advise the Lenders of the contents thereof. Each partial prepayment of any Borrowing shall be in an amount that would be permitted in the case of an advance of a Borrowing of the same Type as provided in Section 2.02. Each prepayment of a Borrowing shall be applied ratably to the Loans included in the prepaid Borrowing. Prepayments shall be accompanied by accrued interest to the extent required by Section 2.10.

                  SECTION 2.09. Fees. (a) The European J.V. agrees to pay to the Administrative Agent for the account of each Lender a commitment fee, which shall accrue at the rate of 0.75% per annum on the daily unused amount of the Revolving Commitment of such Lender during the period from and including the date hereof to but excluding the date on which such Revolving Commitment terminates. Accrued commitment fees shall be payable in arrears on the last day of March, June, September and December of each year and on the date on which the Revolving Commitments terminate, commencing on the first such date to occur after the date hereof. All commitment fees shall be computed on the basis of a year of 360 days and shall be payable for the actual number of days elapsed (including the first day but excluding the last day).

                  (b) Goodyear agrees to pay (or to cause the European J.V. to pay) to the Administrative Agent, for its own account, fees in the amounts and at the times separately agreed upon between Goodyear and the Administrative Agent.

                  (c) If Loans remain outstanding under the US Term Loan Agreement on April 30, 2004, the European J.V. agrees to pay to the Administrative Agent for the account of each Lender on such date a fee equal to 1.00% (or if the aggregate outstanding principal amount of the loans under the US Term Loan Agreement shall have been reduced to an amount not greater than $200,000,000 as of such date, .75%) of the sum of the aggregate principal amount of such Lender's outstanding Term Loans at such time plus the amount of such Lender's Revolving Commitment, whether used or unused, at such time.

                  (d) All fees payable hereunder shall be paid on the dates due, in immediately available funds, to the Administrative Agent for distribution, in the case of commitment fees and participation fees, to the Lenders. Fees paid shall not be refundable under any circumstances.

                  SECTION 2.10. Interest. (a) The Loans comprising each ABR Borrowing shall bear interest at the Alternate Base Rate plus 3.00% per annum.

                  (b) The Loans comprising each Eurodollar Borrowing shall bear interest at the Adjusted LIBO Rate for the Interest Period in effect for such Borrowing plus 4.00% per annum.

                  (c) Notwithstanding the foregoing, if any principal of or interest on any Loan or any fee or other amount payable by any Borrower hereunder is not paid when due, whether at stated maturity, upon acceleration or otherwise, such overdue amount shall bear interest, after as well as before judgment, at a rate per annum equal to (i) in the case of overdue principal of any Loan, 2.00% plus the rate otherwise applicable to such Loan as provided in the preceding paragraphs of this Section or (ii) in the case of any other amount, 2.00% plus the rate applicable to ABR Loans as provided in paragraph (a) of this Section.

                  (d) Accrued interest on each Loan shall be payable in arrears on each Interest Payment Date for such Loan and, in the case of Revolving Loans, upon termination of the Revolving Commitments; provided that (i) interest accrued pursuant to paragraph (c) of this Section shall be payable on demand,
(ii) in the event of any repayment or prepayment of any Loan (other than a prepayment of an ABR Revolving Loan prior to the end of the Revolving Availability Period), accrued interest on the principal amount repaid or prepaid shall be payable on the date of such repayment or prepayment and (iii) in the event of any conversion of any Eurodollar Loan prior to the end of the current Interest Period therefor, accrued interest on such Loan shall be payable on the effective date of such conversion.

                  (e) All interest hereunder shall be computed on the basis of a year of 360 days, except that interest computed by reference to the Alternate Base Rate at times when the Alternate Base Rate is based on the Prime Rate shall be computed on the basis of a year of 365 days (or 366 days in a leap year), and in each case shall be payable for the actual number of days elapsed (including the first day but excluding the last day). The applicable Alternate Base Rate or Adjusted LIBO Rate shall be determined by the Administrative Agent, and such determination shall be conclusive absent manifest error.

                  SECTION 2.11. Alternate Rate of Interest. If prior to the commencement of any Interest Period for a Eurodollar Borrowing:

                  (a) the Administrative Agent determines (which determination shall be conclusive absent manifest error) that adequate and reasonable means do not exist for ascertaining the Adjusted LIBO Rate for such Interest Period; or

                  (b) the Administrative Agent is advised by the Majority Lenders that the Adjusted LIBO Rate for such Interest Period will not adequately and fairly reflect the cost to such Lenders (or Lender) of making or maintaining their Loans (or its Loan) included in such Borrowing for such Interest Period;

then the Administrative Agent shall give notice thereof to the European J.V. and the Lenders by telephone or telecopy as promptly as practicable thereafter and, until the Administrative Agent notifies the European J.V. and the Lenders that the circumstances giving rise to such notice no longer exist, (i) any Interest Election Request that requests the conversion of any Borrowing to, or continuation of any Borrowing as, a Eurodollar Borrowing shall be ineffective and (ii) if any Borrowing Request requests a Eurodollar Borrowing, such Borrowing shall be made as an ABR Borrowing.

                  SECTION 2.12. Increased Costs. (a) If any Change in Law shall:

                  (i) impose, modify or deem applicable any reserve, special deposit or similar requirement against assets of, deposits with or for the account of, or credit extended by, any Lender (except any such reserve requirement reflected in the Adjusted LIBO Rate); or

                  (ii) impose on any Lender or the London interbank market any other condition (other than Taxes) affecting this Agreement or Eurodollar Loans made by such Lender;

and the result of any of the foregoing shall be to increase the cost to such Lender of making or maintaining any Eurodollar Loan (or of maintaining its obligation to make any such Loan) or to reduce the amount of any sum received or receivable by such Lender hereunder (whether of principal, interest or otherwise) in each case by an amount deemed by such Lender to be material, then the Borrower of such Loan will pay to such Lender such additional amount or amounts as will compensate such Lender for such additional costs incurred or reduction suffered.

                  (b) If any Lender determines that any Change in Law regarding capital requirements has had or would have the effect of reducing the rate of return on such Lender's capital or on the capital of such Lender's holding company, if any, in each case by an amount deemed by such Lender to be material as a consequence of this Agreement or the Loans made by such Lender to a level below that which such Lender or such Lender's holding company would have achieved but for such Change in Law (taking into consideration such Lender's policies and the policies of such Lender's holding company with respect to capital adequacy), then from time to time the applicable Borrower (being the Borrower in respect of the affected Commitments or of the affected Loans) will pay to such Lender such additional amount or amounts as will compensate such Lender or such Lender's holding company for any such reduction suffered.

                  (c) A certificate of a Lender setting forth the amount or amounts necessary to compensate such Lender or its holding company, as the case may be, as specified in paragraph (a) or (b) of this Section shall be delivered to the European J.V. The applicable Borrower shall pay such Lender the amount shown as due on any such certificate within 10 days after receipt thereof, unless such amount is being contested by the European J.V. in good faith.

                  (d) Failure or delay on the part of any Lender to demand compensation pursuant to this Section shall not constitute a waiver of such Lender's right to demand such compensation; provided that the Borrowers shall not be required to compensate a Lender pursuant to this Section for any increased costs or reductions incurred more than 180 days prior to the date that such Lender notifies the European J.V. of the Change in Law giving rise to such increased costs or reductions and of such Lender's intention to claim compensation therefor; provided further that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the 180-day period referred to above shall be extended to include the period of retroactive effect thereof.

                  SECTION 2.13. Break Funding Payments. In the event of (a) the payment of any principal of any Eurodollar Loan other than on the last day of an Interest Period applicable thereto (including as a result of an Event of Default), (b) the conversion of any Eurodollar Loan other than on the last day of the Interest Period applicable thereto, (c) the failure to borrow, convert, continue or prepay any Loan on the date specified in any notice delivered pursuant hereto (regardless of whether such notice may be revoked under Section 2.08(e) and is revoked in accordance therewith), or (d) the assignment of any Eurodollar Loan other than on the last day of the Interest Period applicable thereto as a result of a request by the European J.V. pursuant to

Section 2.16 or the CAM Exchange, then, in any such event, the Borrower of such Loan shall compensate each Lender for the loss, cost and expense attributable to such event. In the case of a Eurodollar Loan, such loss, cost or expense to any Lender shall be deemed to include an amount determined by such Lender to be the excess, if any, of (i) the amount of interest which would have accrued on the principal amount of such Loan had such event not occurred, at the Adjusted LIBO Rate that would have been applicable to such Loan, for the period from the date of such event to the last day of the then current Interest Period therefor (or, in the case of a failure to borrow, convert or continue, for the period that would have been the Interest Period for such Loan), over (ii) the amount of interest which would accrue on such principal amount for such period at the interest rate which such Lender would bid were it to bid, at the commencement of such period, for dollar deposits of a comparable amount and period from other banks in the eurodollar market. A certificate of any Lender setting forth any amount or amounts that such Lender is entitled to receive pursuant to this Section shall be delivered to the European J.V. The applicable Borrower shall pay such Lender the amount shown as due on any such certificate within 10 days after receipt thereof, unless such amount is being contested by the European J.V. in good faith.

                  SECTION 2.14. Taxes. (a) Any and all payments by or on account of any obligation of any Borrower or any other Credit Party hereunder or under any other Credit Document shall be made free and clear of and without deduction for any Indemnified Taxes or Other Taxes; provided that if any Borrower or any other Credit Party shall be required to deduct any Indemnified Taxes or Other Taxes from such payments, then (i) the sum payable shall be increased as necessary so that after making all required deductions of such Taxes (including deductions applicable to additional sums payable under this Section) the Administrative Agent or Lender (as the case may be) receives an amount equal to the sum it would have received had no such deductions been made (and such Borrower or such Credit Party shall pay or Goodyear shall cause such Credit Party to pay such increased amount), (ii) such Borrower or such other Credit Party shall make such deductions and (iii) such Borrower or such other Credit Party shall pay the full amount deducted to the relevant Governmental Authority in accordance with applicable law.

                  (b) In addition, the Borrowers shall pay any Other Taxes to the relevant Governmental Authority in accordance with applicable law.

                  (c) The relevant Borrower shall indemnify the Administrative Agent and each Lender within 10 days after written demand therefor, for the full amount of any Indemnified Taxes or Other Taxes paid by the Administrative Agent or such Lender, as the case may be, on or with respect to any payment by or on account of any obligation of such Borrower or any other Credit Party hereunder or under any other Credit Document (including Indemnified Taxes or Other Taxes imposed or asserted on or attributable to amounts payable under this Section) and any penalties, interest and reasonable out-of-pocket expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes or Other Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to the European J.V. by a Lender or by the Administrative Agent on its own behalf or on behalf of a Lender shall be conclusive absent manifest error.

                  (d) As soon as practicable after any payment of Indemnified Taxes or Other Taxes by any Borrower or any other Credit Party to a Governmental Authority, such Borrower shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.

                  (e) Any Foreign Lender that is entitled to an exemption from or reduction of United States withholding tax under any treaty to which the United States is a party, with respect to payments under this Agreement shall deliver to the European J.V. (with a copy to the Administrative Agent), at the time such Foreign Lender first becomes a party to this Agreement and at the time or times prescribed by applicable law, such properly completed and executed documentation prescribed by applicable law or reasonably requested by the European J.V. as will permit such payments to be made without withholding or at a reduced rate; provided that such Foreign Lender has received written notice from the European J.V. advising it of the availability of such exemption or reduction and supplying all applicable documentation.

                  (f) Any Lender that is entitled to an exemption from withholding tax under the law of any jurisdiction in which a Borrower is located, or under any treaty to which such jurisdiction is a party, with respect to payments under this Agreement shall deliver to the European J.V. for the account of the relevant Borrower (with a copy to the Administrative Agent), at the time such Lender first becomes a party to this Agreement and at the time or times prescribed by applicable law, such properly completed and executed documentation prescribed by applicable law or reasonably requested by the European J.V. as will permit such payments to be made without withholding or at a reduced rate; provided that such Lender has received written notice from the European J.V. advising it of the availability of such exemption or reduction and supplying all applicable documentation.

                  SECTION 2.15. Payments Generally; Pro Rata Treatment; Sharing of Setoffs. (a) Except as required or permitted under Section 2.04, 2.12, 2.13, 2.14, 2.16 or 9.03, each Borrowing, each payment or prepayment of principal of any Borrowing, each payment of interest on the Loans, each payment of fees, each reduction of the Commitments and each refinancing of any Borrowing with a Borrowing of any Type, shall be allocated pro rata among the Lenders in accordance with their respective Commitments (or, if such Commitments shall have expired or been terminated, in accordance with the respective principal amounts of their outstanding Loans). Each Lender agrees that in computing such Lender's portion of any Borrowing to be made hereunder, the Administrative Agent may, in its discretion, round each Lender's percentage of such Borrowing to the next higher or lower whole dollar amount.

                  (b) The relevant Borrower shall make each payment required to be made by it hereunder (whether of principal, interest or fees, or of amounts payable under Section 2.12, 2.13 or 2.14 or otherwise) prior to 12:00 noon, New York City time, on the date when due, in immediately available funds, without setoff, counterclaim or other deduction. Any amounts received after such time on any date may, in the discretion of the Administrative Agent, be deemed to have been received on the next succeeding Business Day for purposes of calculating interest thereon. All such payments shall be made to the Administrative Agent at its offices at 270 Park Avenue, New York, New York, except that payments pursuant to Sections 2.12, 2.13, 2.14, 2.16 and 9.03 shall be made directly to the Persons entitled thereto. The Administrative Agent shall distribute any such payments received by it for the account of any other Person in appropriate ratable shares to the appropriate recipient promptly following receipt thereof. If any payment hereunder shall be due on a day that is not a Business Day, the date for payment shall be extended to the next succeeding Business Day, and, in the case of any payment accruing interest, interest thereon shall be payable for the period of such extension. All payments hereunder shall be made in dollars.

                  (c) If at any time insufficient funds are received by and available to the Administrative Agent to pay fully all amounts of principal, interest and fees then due hereunder, such funds shall be applied (i) first, towards payment of interest and fees then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of interest and fees then due to such parties, and (ii) second, towards payment of principal then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of principal then due to such parties.

                  (d) If any Lender shall, by exercising any right of setoff or counterclaim or otherwise, obtain payment in respect of any principal of or interest on any of its Loans resulting in such Lender receiving payment of a greater proportion of the aggregate amount of its Loans and accrued interest thereon than the proportion received by any other Lender, then the Lender receiving such greater proportion shall purchase (for cash at face value) participations in the Loans of other Lenders to the extent necessary so that the benefit of all such payments shall be shared by the Lenders ratably in accordance with the aggregate amount of principal of and accrued interest on their respective Loans; provided that (i) if any such participations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations shall be rescinded and the purchase price restored to the extent of such recovery, without interest, and (ii) the provisions of this paragraph shall not be construed to apply to any payment made by any Borrower pursuant to and in accordance with the express terms of this Agreement or any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans to any assignee or participant, other than to the European J.V. or any Affiliate thereof (as to which the provisions of this paragraph shall apply). Each Borrower consents to the foregoing and agrees, to the extent it may effectively do so under applicable law and under this Agreement, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against such Borrower rights of setoff and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of such Borrower in the amount of such participation.

                  (e) Unless the Administrative Agent shall have received notice from the European J.V. prior to the date on which any payment is due to the Administrative Agent for the account of the Lenders hereunder that the relevant Borrower will not make such payment, the Administrative Agent may assume that such Borrower has made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the Lenders the amount due. In such event, if such Borrower has not in fact made such payment, then each of the Lenders severally agrees to repay to the Administrative Agent forthwith on demand the amount so distributed to such Lender with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent, at the greater of the Federal Funds Effective Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation.

                  (f) If any Lender shall fail to make any payment required to be made by it hereunder for the account of the Administrative Agent or any Lender, then the Administrative Agent may, in its discretion (notwithstanding any contrary provision hereof), apply any amounts thereafter received by the Administrative Agent for the account of such Lender to satisfy such Lender's obligations in respect of such payment until all such unsatisfied obligations are fully paid.

                  SECTION 2.16. Mitigation Obligations; Replacement of Lenders.
(a) If any Lender requests compensation under Section 2.12 or if any Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.14, then such Lender shall use reasonable efforts to designate a different lending office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the judgment of such Lender, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Section 2.12 or 2.14, as the case may be, in the future and (ii) would not subject such Lender to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender. The European J.V. hereby agrees to pay all reasonable costs and expenses incurred by any Lender in connection with any such designation or assignment.

                  (b) If any Lender requests compensation under Section 2.12, or if any Credit Party is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.14, or if any Lender defaults in its obligation to fund Loans hereunder, then the European J.V. may, at its sole expense and effort, upon notice to such Lender and the Administrative Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in Section 9.04), all its interests, rights and obligations under this Agreement to an assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment); provided that (i) the European J.V. shall have received the prior written consent of the Administrative Agent, which consent shall not unreasonably be withheld, (ii) such Lender shall have received payment of an amount equal to the outstanding principal of its Loans, accrued interest thereon, accrued fees and all other amounts payable to it hereunder, from the assignee or the Borrowers, as the case may be and (iii) in the case of any such assignment resulting from a claim for compensation under
Section 2.12 or payments required to be made pursuant to Section 2.14, such assignment will result in a reduction in such compensation or payments.

                                  ARTICLE III

                         Representations and Warranties

                  Goodyear represents and warrants to the Lenders as to itself and the Subsidiaries, the European J.V. represents and warrants to the Lenders as to itself and the J.V. Subsidiaries and each other Borrower represents and warrants to the Lenders as to itself and its subsidiaries that:

                  SECTION 3.01. Organization; Powers. Goodyear and each of the other Credit Parties is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, has all requisite power and authority to carry on its business as now conducted and, except where the failure to do so, individually or in the aggregate, would not be reasonably likely to result in a Material Adverse Change, is qualified to do business, and is in good standing, in every jurisdiction where such qualification is required. Each Subsidiary of Goodyear other than the Credit Parties is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, has all requisite power and authority to carry on its business as now conducted and is qualified to do business, and is in good standing, in every jurisdiction where such qualification is required, except for failures that, individually or in the aggregate, would not be materially likely to result in a Material Adverse Change.

                  SECTION 3.02. Authorization; Enforceability. The Transactions to be entered into by each Borrower and each other Credit Party are within such Borrower's or such Credit Party's powers and have been duly authorized. This Agreement has been duly executed and delivered by Goodyear and each Borrower and constitutes, and each other Credit Document to which any Credit Party is to be a party, when executed and delivered by such Credit Party, will constitute, a legal, valid and binding obligation of Goodyear, such Borrower or such Credit Party, as the case may be, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors' rights generally and

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                                                                              35

subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.

                  SECTION 3.03. Governmental Approvals; No Conflicts. Except to the extent that no Material Adverse Change would be materially likely to result, the Transactions (a) do not require any consent or approval of, registration or filing with, or any other action by, any Governmental Authority, except such as are required to perfect Liens created under the Security Documents and such as have been obtained or made and are in full force and effect, (b) will not violate any applicable law or regulation or the charter, by-laws or other organizational documents of Goodyear or any of the Subsidiaries or any order of any Governmental Authority, (c) will not violate or result in a default under any indenture, agreement or other instrument binding upon Goodyear or any of the Subsidiaries or any of their assets and (d) will not result in the creation or imposition of any Lien on any asset of Goodyear or any of the Subsidiaries, except Liens created under the Credit Documents.

                  SECTION 3.04. Financial Statements; No Material Adverse Change. (a) The European J.V. has heretofore furnished to the Lenders its consolidated balance sheet and statements of income, stockholders' equity and cash flows as of and for the fiscal year ended December 31, 2002, reported on by PricewaterhouseCoopers, independent public accountants. Goodyear has heretofore furnished to the Lenders a draft in substantially final form of its consolidated balance sheet and statements of income, stockholders' equity and cash flows as of and for the fiscal year ended December 31, 2002. Such financial statements of the European J.V. and Goodyear present fairly, in all material respects, the consolidated financial position and consolidated results of operations and cash flows of the European J.V. and its Consolidated Subsidiaries and Goodyear and its Consolidated Subsidiaries, respectively, as of such dates and for such fiscal year in accordance with GAAP.

                  (b) Except as disclosed in the Disclosure Documents, since December 31, 2002, there has been no event or condition that constitutes or would be materially likely to result in a Material Adverse Change, it being agreed that a reduction in any rating relating to Goodyear issued by any rating agency shall not, in and of itself, be an event or condition that constitutes or would be materially likely to result in a Material Adverse Change (but that events or conditions underlying or resulting from any such reduction may constitute or be materially likely to result in a Material Adverse Change).

                  (c) Except as disclosed in the Disclosure Documents, since December 31, 2002, there has been no event or condition that constitutes or would be materially likely to result in a material adverse change in or effect on the business, operations, properties, assets or financial condition (including as a result of the effects of any contingent liabilities thereon) of the European J.V. and the J.V. Subsidiaries, taken as a whole.

                  SECTION 3.05. Litigation and Environmental Matters. (a) Except as set forth in the Disclosure Documents, there are no actions, suits or proceedings by or before any arbitrator or Governmental Authority pending or, to the knowledge of Goodyear, threatened against or affecting Goodyear or any of the Subsidiaries (i) as to which there is a reasonable possibility of an adverse determination and that if adversely determined would be materially likely, individually or in the aggregate, to result in a Material Adverse Change or (ii) that involve the Credit Documents or the Transactions.

                  (b) Except as set forth in the Disclosure Documents, and except with respect to matters that, individually or in the aggregate, would not be materially likely to result in a Material

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                                                                              36

Adverse Change, neither Goodyear nor any of the Subsidiaries (i) has failed to comply with any Environmental Law or to obtain, maintain or comply with any permit, license or other approval required under any Environmental Law, (ii) has become subject to any Environmental Liability, (iii) has received notice of any claim with respect to any Environmental Liability or (iv) knows of any basis for any Environmental Liability.

                  SECTION 3.06. Compliance with Laws and Agreements. Each of Goodyear and the Subsidiaries is in compliance with all laws, regulations and orders of any Governmental Authority applicable to it or its property and all indentures, agreements and other instruments binding upon it or its property, except where the failure to be in compliance, individually or in the aggregate, would not be materially likely to result in a Material Adverse Change. No Event of Default has occurred and is continuing.

                  SECTION 3.07. Investment and Holding Company Status. Neither Goodyear nor any of the Subsidiaries is (a) an "investment company" as defined in, or subject to regulation under, the Investment Company Act of 1940, as amended, or (b) a "holding company" as defined in, or subject to regulation under, the Public Utility Holding Company Act of 1935, as amended.

                  SECTION 3.08. ERISA. Except as disclosed in the Disclosure Documents, no ERISA Event has occurred or is reasonably expected to occur that, when taken together with all other ERISA Events that have occurred or are reasonably expected to occur, would be materially likely to result in a Material Adverse Change.

                  SECTION 3.09. Disclosure. Neither the Information Memorandum nor the reports, financial statements, certificates or other written information referred to in Section 3.04 or delivered after the date hereof by or on behalf of any Credit Party to the Administrative Agent, the Collateral Agent or any Lender pursuant to Section 5.01 (taken together with all other information so furnished and as modified or supplemented by other information so furnished) contained or will contain, in each case as of the date delivered, any material misstatement of fact or omitted or will omit to state in each case as of the date delivered, any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that, with respect to projected financial information or other forward looking information, Goodyear, the European J.V. and the other Borrowers represent only that such information was prepared in good faith based upon assumptions believed to be reasonable at the time.

                  SECTION 3.10. Subsidiaries. Schedule 3.10 sets forth (a) the name and jurisdiction of organization of, and the ownership interest of the European J.V. and its Subsidiaries in, each J.V. Subsidiary, (b) the name and jurisdiction of organization of, and the ownership interest of Luxembourg Finance in, each subsidiary of Luxembourg Finance and (c) identifies each J.V. Subsidiary or subsidiary of Luxembourg Finance that is a Principal European Subsidiary or a J.V. Loan Party or both, in each case as of the Effective Date. Each J.V. Subsidiary with consolidated assets greater than $10,000,000 as of December 31, 2002, is set forth on Schedule 4.01(k).

                  SECTION 3.11. Security Interests. (a) The Security Agreements executed and delivered on the Effective Date, together with (i) the actions taken on the Effective Date pursuant to Section 4.01(m) and (ii) the actions required to be taken after the Effective Date pursuant to the Post-Closing Letter Agreement referred to in Section 13.17 of the Guarantee and Collateral Agreement will, subject only to filings and similar actions that may be taken by the Collateral Agent without the delivery of any further documents or the taking of any further actions by any

Credit Party, be effective under applicable law to create in favor of the Collateral Agent for the benefit of the Secured Parties (or in favor of the Secured Parties, as the case may be) a valid and enforceable security interest in all the Applicable Assets of each Grantor (other than Consent Assets of the J.V. Subsidiaries). The exclusion of the Consent Assets of the J.V. Subsidiaries from the Collateral does not materially reduce the aggregate value of the Collateral.

                  (b) None of the written information relating to the Collateral delivered by or on behalf of any Credit Party to the Administrative Agent, the Collateral Agent or any Lender pursuant to any provision of any Credit Document is or will be incorrect when delivered in any respect material to the rights or interests of the Lenders under the Credit Documents.

                  SECTION 3.12. Use of Proceeds. The proceeds of the Loans will be used only for the purposes referred to in the preamble to this Agreement. No part of the proceeds of any Loan will be used, whether directly or indirectly, for any purpose that entails a violation of any of the Regulations of the Board, including Regulations T, U and X.

                                   ARTICLE IV

                                   Conditions

                  SECTION 4.01. Effective Date. This Agreement shall not become effective until the date on which each of the following conditions is satisfied (or waived in accordance with Section 9.02).

                  (a) The Administrative Agent (or its counsel) shall have received from Goodyear, each Borrower, the Administrative Agent, the Collateral Agent and the Lenders either (i) counterparts of this Agreement signed on behalf of each such party or (ii) written evidence satisfactory to the Administrative Agent (which may include telecopy transmission of a signed signature page of this Agreement) that each such party has signed a counterpart of this Agreement.

                  (b) The Administrative Agent shall have received favorable written opinions (addressed to the Administrative Agent, the Collateral Agent and the Lenders and dated the Effective Date) of (i) Covington & Burling, counsel for Goodyear, substantially in the form of Exhibit E-1, (ii) the General Counsel, the Associate General Counsel or an Assistant General Counsel of Goodyear, substantially in the form of Exhibit E-2, and (iii) each of the counsel set forth in Schedule 4.01(b), in each case in a form satisfactory to the Administrative Agent, and, in the case of each opinion referred to in this paragraph
         (b), covering such other matters relating to the Credit Parties, the Credit Documents or the Transactions as the Administrative Agent or the Majority Lenders shall reasonably request.

                  (c) The Administrative Agent shall have received such documents and certificates as the Administrative Agent or its counsel may reasonably request relating to the organization, existence and good standing of each Credit Party, the authorization by the Credit Parties of the Transactions and any other legal matters relating to Goodyear, the Borrowers, the other Credit Parties, the Credit Documents or the Transactions, all in form and substance reasonably satisfactory to the Administrative Agent and its counsel.

                  (d) The Lenders shall have received the European J.V.'s consolidated statements of income, stockholders' equity and cash flows as of and for the fiscal year ended

         December 31, 2002, reported on by PricewaterhouseCoopers, independent public accountants.

                  (e) The Lenders shall have received drafts in substantially final form of Goodyear's Annual Report on Form 10-K for the fiscal year ended December 31, 2002, containing Goodyear's consolidated balance sheet and statement of income, stockholders equity and cash flows as of the end of and for such fiscal year.

                  (f) The representations and warranties set forth in Article III shall be true and correct in all material respects on the Effective Date and the Administrative Agent shall have received a certificate signed by a Financial Officer of each of Goodyear and the European J.V. to that effect.

                  (g) Goodyear, the Borrowers and the other Credit Parties shall be in compliance with all the terms and provisions set forth herein and in the other Credit Documents in all material respects on their part to be observed or performed, and at the time of and immediately after the Effective Date, no Default shall have occurred and be continuing, and the Administrative Agent shall have received a certificate signed by a Financial Officer of each of Goodyear and the European J.V. to that effect.

                  (h) The Administrative Agent shall have received all fees and other amounts due and payable on or prior to the Effective Date, including, to the extent invoiced, reimbursement or payment of all out-of-pocket expenses required to be reimbursed or paid by the European J.V. or Goodyear hereunder.

                  (i) All loans and other amounts outstanding or accrued for the accounts of the lenders under the Existing Credit Agreements shall have been paid in full, and the lenders shall have no further commitments thereunder. The Convertible Term Loan Agreement dated as February 4, 1998, between Goodyear and Banque Nationale de Paris S.A., Dublin Branch, as amended and in effect on the date hereof, shall have been terminated.

                  (j) The Administrative Agent shall have received from each Borrower, Luxembourg Finance, each Principal European Subsidiary (other than the Special Excluded Subsidiaries), Goodyear and each US Subsidiary Guarantor a counterpart of the Guarantee and Collateral Agreement duly executed and delivered on behalf of such Person.

                  (k) All outstanding Equity Interests of any J.V. Subsidiary directly owned by any Grantor at such time (other than Equity Interests in any Subsidiary with consolidated assets not greater than $10,000,000 as of December 31, 2002), which J.V. Subsidiaries are set forth on
         Schedule 4.01(k), shall have been pledged or otherwise encumbered pursuant to Security Agreements to secure the Applicable Secured Obligations of such Grantor.

                  (l) All outstanding Equity Interests in Luxembourg Finance shall have been pledged or otherwise encumbered pursuant to a Security Agreement to secure the Applicable Secured Obligations of Goodyear.

                  (m) All Security Agreements referred to in the final closing checklist distributed by counsel for the Agents prior to the execution of this Agreement shall have been executed and delivered, all other actions referred to in such closing checklist shall have been taken, and the Collateral Agent shall have received all documents referred to in such closing checklist.

The Collateral Agent may enter into agreements with the European J.V. to grant extensions of time for the creation or perfection of security interests in or the obtaining of legal opinions or other documents with respect to particular assets (including extensions beyond the Effective Date for the creation and perfection of security interests in the assets of the Grantors on such date) where it determines that creation or perfection cannot be accomplished without undue effort or expense by the time or times at which it would otherwise be required by this Agreement or the Security Documents. The Loans made, the application of the proceeds thereof and the termination of existing Indebtedness on the Effective Date shall be deemed to occur simultaneously.

The Administrative Agent shall notify the European J.V. and the Lenders of the Effective Date in writing, and such notice shall be conclusive and binding. Notwithstanding the foregoing, the obligations of the Lenders to make Loans hereunder shall not become effective unless each of the foregoing conditions shall have been satisfied (or waived pursuant to Section 9.02) at or prior to 5:00 p.m., New York City time, on April 1, 2003 (and, in the event such conditions are not so satisfied or waived, the Commitments shall terminate at such time).

                  SECTION 4.02. Each Credit Event. The obligation of each Lender to make a Loan on the occasion of any Borrowing (other than a conversion or continuation of an outstanding Borrowing), shall be subject to the satisfaction of the following conditions:

                  (a) The representations and warranties of Goodyear, the European J.V. and each other Borrower set forth in this Agreement and in the other Credit Documents (insofar as they relate to the transactions provided for herein or to the Collateral securing the Obligations) shall be true and correct in all respects material to the rights or interests of the Lenders under the Credit Documents on and as of the date of such Borrowing with the same effect as though made on and as of such date, except to the extent such representations and warranties expressly relate to an earlier date and except for those representations and warranties set forth in clauses (b) and (c) of
         Section 3.04 and in Sections 3.05 and 3.08.

                  (b) At the time of and immediately after giving effect to such Borrowing no Event of Default shall have occurred and be continuing and no breach of the delivery requirements of Section 5.01(a) or (b) shall have occurred and be continuing.

Each Borrowing shall be deemed to constitute a representation and warranty by Goodyear, the European J.V. and each other Borrower on the date thereof as to the matters specified in paragraphs (a) and (b) of this Section.

                                   ARTICLE V

                              Affirmative Covenants

                  Until the Commitments shall have expired or been terminated and the principal of and interest on each Loan and all fees payable hereunder shall have been paid in full, each of Goodyear and the European J.V. and each other Borrower covenants and agrees with the Lenders that:

                  SECTION 5.01. Financial Statements and Other Information. Each of Goodyear and the European J.V. will furnish to the Administrative Agent and each Lender:

                  (a) as soon as available and in any event within 110 days after the end of each fiscal year, its audited consolidated balance sheet and related statements of income, stockholders' equity and cash flows as of the end of and for such year, setting forth in each case in comparative form the figures for the previous fiscal year, all reported on by PricewaterhouseCoopers or other independent public accountants of recognized international standing (without any qualification or exception as to the scope of such audit) to the effect that such consolidated financial statements present fairly in all material respects the financial condition and results of operations of Goodyear and its Consolidated Subsidiaries or of the European J.V. and its Consolidated Subsidiaries, as the case may be, in accordance with GAAP;

                  (b) as soon as available and in any event within 60 days after the end of each of the first three fiscal quarters of each fiscal year, its consolidated balance sheet and related statements of income, stockholders' equity and cash flows as of the end of and for such fiscal quarter and the then elapsed portion of the fiscal year, setting forth in each case in comparative form the figures for the corresponding period or periods of (or, in the case of the balance sheet, as of the end of) the previous fiscal year, all certified by one of its Financial Officers as presenting fairly in all material respects the financial condition and results of operations of Goodyear and its Consolidated Subsidiaries or the European J.V. and its consolidated J.V. Subsidiaries, as the case may be, on a consolidated basis in accordance with GAAP, subject to normal year-end audit adjustments and the absence of footnotes;

                  (c) at the time of each delivery of financial statements under clause (a) or (b) above, a certificate of a Financial Officer of Goodyear or the European J.V., as the case may be, (i) certifying as to whether a Default has occurred and, if a Default has occurred, specifying the details thereof and any action taken or proposed to be taken with respect thereto, (ii) demonstrating compliance with Sections 6.09, 6.10, 6.11 and 6.12 at the end of the period to which such financial statements relate and for each applicable period then ended, and (iii) stating whether any change in GAAP or in the application thereof has occurred since the date of the most recent audited financial statements delivered under clause (a) above (or, prior to the delivery of any such financial statements, since December 31, 2002) and, if any such change has occurred, specifying the effect of such change on the financial statements accompanying such certificate;

                  (d) in the case of Goodyear, promptly after the same become publicly available, copies of all periodic and other reports, proxy statements and other materials filed by Goodyear or any Subsidiary with the United States Securities and Exchange Commission, or any Governmental Authority succeeding to any or all of the functions of said Commission, or with any national securities exchange, or distributed by Goodyear to its shareholders generally, as the case may be;

                  (e) at the time of each delivery of financial statements under clause (a) or (b) above, and at such other times as Goodyear may determine, a certificate of a Financial Officer of Goodyear identifying each US Subsidiary, each J.V. Subsidiary and each subsidiary of Luxembourg Finance formed or acquired after the Effective Date and not previously identified in a certificate delivered pursuant to this paragraph, stating (i) whether each such US Subsidiary is a Consent Subsidiary and describing the factors that shall have led to the identification of any such US Subsidiary as a Consent Subsidiary, (ii) whether each such J.V. Subsidiary is a Principal European Subsidiary and, if so, whether such Principal European Subsidiary is a Consent Subsidiary and describing the factors that shall have led to the identification of any such Principal European Subsidiary as a Consent Subsidiary and (iii) whether each subsidiary of Luxembourg Finance is a Principal European Subsidiary and, if so, whether such Principal European Subsidiary is a Consent Subsidiary and describing the factors that shall have led to the identification of any such Principal European Subsidiary as a Consent Subsidiary;

                  (f) from time to time, all information and documentation required to be delivered under Section 4.04 of the Guarantee and Collateral Agreement or any provision of any Security Agreement and each year, at the time of delivery of annual financial statements under
         Section 5.01(a), a certificate executed on behalf of the European J.V. by a Financial Officer and the chief legal officer of the European J.V. setting forth information sufficient to enable the Lenders to determine whether the requirements of Section 5.08 have been met at such time;

                  (g) at the time of each delivery of financial statements under clause (a) or (b) above, a certificate of a Financial Officer each of Goodyear and the European J.V. certifying that the requirements of
         Section 5.08 have been satisfied in all material respects;

                  (h) promptly upon becoming available, quarterly and annual financial statements for GDTG prepared in the ordinary course of business; and

                  (i) promptly following any request therefor, such other information regarding the operations, business affairs and financial condition of Goodyear, the European J.V. or any other Subsidiary, or compliance with the terms of this Agreement, or the perfection of the security interests created by the Security Documents, as the Administrative Agent or any Lender may reasonably request.

Information required to be delivered pursuant to this Section 5.01 shall be deemed to have been delivered if such information, or one or more annual or quarterly reports containing such information, shall have been posted by the Administrative Agent on an IntraLinks or similar site to which the Lenders have been granted access or shall be available on the website of the Securities and Exchange Commission at http://www.sec.gov; provided that Goodyear shall deliver paper copies of such information to any Lender that requests such delivery. Information required to be delivered pursuant to this Section 5.01 may also be delivered by electronic communications pursuant to procedures approved by the Administrative Agent.

                  SECTION 5.02. Notices of Defaults. Goodyear will furnish to the Administrative Agent and each Lender prompt written notice of the occurrence of any Default, together with a statement of a Financial Officer or other executive officer of Goodyear setting forth the details of the event or development requiring such notice and any action taken or proposed to be taken with respect thereto.

                  SECTION 5.03. Existence; Conduct of Business. Each of Goodyear and the European J.V. and each other Borrower will, and will cause each of its respective Subsidiaries to, do or cause to be done all things necessary to preserve, renew and keep in full force and effect its legal existence and the rights, licenses, permits, privileges and franchises material to the conduct of its business, except to the extent that failures to keep in effect such rights, licenses, permits, privileges and franchises would not be materially likely, individually or in the aggregate for all such failures, to result in a Material Adverse Change; provided that the foregoing shall not prohibit any merger, consolidation, liquidation or dissolution permitted under Section 6.04.

                  SECTION 5.04. Maintenance of Properties. Each of Goodyear and the European J.V. and each other Borrower will, and will cause each of its respective Subsidiaries to, keep and maintain all its property in good working order and condition, ordinary wear and tear excepted, except to the extent any failure to do so would not, individually or in the aggregate, be materially likely to result in a Material Adverse Change (it being understood that the foregoing shall not prohibit any sale of any assets permitted by Section 6.06).

                  SECTION 5.05. Books and Records; Inspection and Audit Rights. Each of Goodyear and the European J.V. and each other Borrower will, and will cause each of its respective Subsidiaries to, keep proper books of record and account sufficient to enable each of Goodyear and the European J.V. to prepare the financial statements and other information required to be delivered under
Section 5.01. Each of Goodyear, and the European J.V. and each other Borrower will, and will cause each of its respective Subsidiaries to, permit any representatives designated by the Administrative Agent (or by any Lender acting through the Administrative Agent), upon reasonable prior notice, to visit and inspect its properties (accompanied by a representative of Goodyear or the European J.V.) and to discuss its affairs, finances and condition with its officers, all at such reasonable times and as often as reasonably requested.

                  SECTION 5.06. Compliance with Laws. Each of Goodyear and the European J.V. and each other Borrower will, and will cause each of its respective Subsidiaries to, comply with all laws, including Environmental Laws, rules, regulations and orders of any Governmental Authority applicable to it or its property, except where the failure to do so, individually or in the aggregate, would not be materially likely to result in a Material Adverse Change.

                  SECTION 5.07. Insurance. Each of Goodyear and the European J.V. and each other Borrower will, and will cause each of its respective Subsidiaries to, maintain, with financially sound and reputable insurance companies, insurance in such amounts and against such risks as are customary among companies of established reputation engaged in the same or similar businesses and operating in the same or similar locations, except to the extent the failure to do so would not be materially likely to result in a Material Adverse Change. Goodyear will furnish to the Administrative Agent or any Lender, upon request, information in reasonable detail as to the insurance so maintained.

                  SECTION 5.08. Guarantees and Collateral. (a) In the event that there shall at any time exist any Principal European Subsidiary (other than a Consent Subsidiary) or any US Subsidiary (other than an Excluded Subsidiary or Consent Subsidiary) that shall not be a party to the Guarantee and Collateral Agreement, Goodyear will promptly notify the Collateral Agent and will, within 30 days (or such longer period as may be reasonable under the circumstances) after such notification, deliver to the Collateral Agent such information as the Collateral Agent shall have reasonably requested and a supplement to the Guarantee and Collateral Agreement, in substantially the form specified therein, duly executed and delivered on behalf of such Principal European Subsidiary or US Subsidiary, as the case may be, pursuant to which such Principal European Subsidiary or such US Subsidiary, as the case may be, will become a party to the Guarantee and Collateral Agreement and, in the case of a Principal European Subsidiary, a European Facilities Guarantor and European Facilities Grantor, or in the case of such US Subsidiary, a US Guarantor, in each case as defined in the Guarantee and Collateral Agreement;

provided that if a Financial Officer of Goodyear shall have delivered a certificate to the Administrative Agent certifying that Goodyear has determined
(i) based upon the advice of French counsel, that the corporate benefit principles or other applicable law of the Republic of France would prohibit any Principal European Subsidiary organized under the laws of the Republic of France from duly authorizing a Guarantee of any of the Obligations, or (ii) based upon the advice of German counsel, that the applicable law of Germany would prohibit any Principal European Subsidiary formed or acquired after the Effective Date and organized under the laws of the Germany from duly authorizing a Guarantee of any of the Obligations, such Principal European Subsidiary shall not be required to become a party to the Guarantee and Collateral Agreement. Notwithstanding the foregoing, no Subsidiary will be required to take any action pursuant to this paragraph (a) if (i) such Subsidiary shall have received an opinion of counsel in the applicable jurisdiction that, under circumstances referred to in such opinion, such action would subject its officers or directors to a material risk of personal liability and (ii) there shall be a material risk that the circumstances referred to in such opinion will occur.

                  (b) In the event that any Grantor shall at any time directly own any Equity Interests of any J.V. Subsidiary or any subsidiary of Luxembourg Finance (in each case other than (i) Equity Interests in any Subsidiary with consolidated assets not greater than $10,000,000 as of December 31, 2002, or if later, as of the end of the most recent fiscal quarter for which financial statements have been delivered pursuant to Section 5.01(a) or (b), (ii) Equity Interests in any Special Excluded Subsidiary or Consent Subsidiary and (iii) Equity Interests already pledged in accordance with this paragraph or Section 4.01), Goodyear will promptly notify the Collateral Agent and will, within 30 days (or such longer period as may be reasonable under the circumstances) after such notification, cause such Equity Interests to be pledged under a Security Agreement and, to the extent that the Collateral Agent determines that possession of any certificates representing any such Equity Interests would provide any benefit in respect of priority or otherwise under applicable law and requests delivery, cause to be delivered to the Collateral Agent any certificates representing such Equity Interests, together with undated stock powers or other instruments of transfer with respect thereto endorsed in blank; provided, that no Grantor shall be required to pledge any Equity Interests in any Subsidiary organized under the laws of a jurisdiction other than the Federal Republic of Germany, the Netherlands, Luxembourg, the Republic of France, the United Kingdom or the Republic of Slovenia if a Financial Officer of Goodyear shall have delivered a certificate to the Administrative Agent certifying that Goodyear has determined, on the basis of reasonable inquiries in the jurisdiction of such Person, that such pledge would affect materially and adversely the ability of such Person to conduct its business in such jurisdiction. In the event that SAVA shall at any time become a Wholly Owned J.V. Subsidiary, or the provisions in its organizing documents or joint venture agreement prohibiting such pledge shall cease to be in effect, all the Equity Interests in SAVA held by the European J.V. or any of the J.V. Subsidiaries shall be pledged under a Security Agreement pursuant to the requirements of this Section.

                  (c) In the event that any Grantor shall at any time own any Applicable Assets (other than Consent Assets and Applicable Assets already pledged, mortgaged or otherwise encumbered pursuant to any Security Agreement) consisting of real property with a book value of $10,000,000 or more, the European J.V. will promptly notify the Collateral Agent and will, within 30 days (or such longer period as may be reasonable under the circumstances) after such notification, cause such Applicable Assets to be mortgaged or otherwise encumbered pursuant to one or more Security Agreements reasonably acceptable to the Collateral Agent and such Grantor to secure the Applicable Secured Obligations of such Grantor. In the event that, at the end of any fiscal quarter, the Grantors, taken together, shall own any Applicable Assets (other than Consent Assets, Equity Interests in Subsidiaries and Applicable Assets already pledged, mortgaged or

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                                                                              44

otherwise encumbered pursuant to any Security Agreement) with an aggregate book value greater than $50,000,000 that shall not have been pledged, mortgaged or otherwise encumbered pursuant to the Security Agreements, the European J.V. will, promptly after the delivery of financial statements under Section 5.01(a) or (b) with respect to such fiscal quarter, notify the Collateral Agent and will, within 30 days, (or such longer period as may be reasonable under the circumstances) after such notification, cause such Applicable Assets (other than assets that in the aggregate are not material) to be pledged, mortgaged or otherwise encumbered by the Grantors pursuant to one or more Security Agreements reasonably acceptable to the Collateral Agent and each applicable Grantor to secure the Applicable Secured Obligations of the respective Grantors; provided, that if a Financial Officer of Goodyear shall have delivered a certificate to the Administrative Agent certifying that Goodyear has determined (i) based upon the advice of French counsel, that the corporate benefit principles or other applicable law of the Republic of France would prohibit any Principal European Subsidiary organized under the laws of the Republic of France from duly authorizing the creation or perfection of any such security interest, or (ii) based upon the advice of German counsel, that the applicable law of Germany would prohibit any Principal European Subsidiary formed or acquired after the Effective Date and organized under the laws of the Germany from duly authorizing the creation or perfection of any such security interest, such Principal European Subsidiary shall not be required to create or perfect such security interest. Notwithstanding the foregoing, no Grantor will be required to take any action pursuant to this paragraph (c) if (i) such Grantor shall have received an opinion of counsel in the applicable jurisdiction that, under circumstances referred to in such opinion, such action would subject its officers or directors to a material risk of personal liability and (ii) there shall be a material risk that the circumstances referred to in such opinion will occur.

                  (d) Goodyear, the European J.V. and each other Borrower will, and will cause each of their respective Subsidiaries to, execute any and all further documents, financing statements, agreements and instruments, and take all such further actions, as may be reasonably requested by the Collateral Agent in order to cause the security interests purported to be created by the Security Documents or required to be created under the terms of this Agreement to constitute valid security interests, perfected in accordance with this Agreement.

                  (e) During the period of 45 days after the Effective Date, Goodyear will endeavor in good faith to obtain any consents of third parties required in order for each US Subsidiary listed on Part II of Schedule 1.01A that has consolidated assets in excess of $10,000,000 as of December 31, 2002, or if later, as of the end of the most recent fiscal quarter for which financial statements have been delivered pursuant to Section 5.01(a) or (b) to execute the Guarantee and Collateral Agreement as a US Subsidiary Guarantor and perform its obligations thereunder and shall advise the Collateral Agent in writing whether such consents have been obtained, and if such consents have been obtained, will cause such US Subsidiary to execute the Guarantee and Collateral Agreement as provided in paragraph (a).

                                   ARTICLE VI

                               Negative Covenants

                  Until the Commitments shall have expired or terminated and the principal of and interest on each Loan and all fees payable hereunder shall have been paid in full, each of Goodyear and the European J.V. and each other Borrower covenants and agrees with the Lenders that:

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                                                                              45

                  SECTION 6.01. Indebtedness and Preferred Equity Interests. Each of Goodyear and the European J.V. and each other Borrower will not, and will not permit any of its respective Consolidated Subsidiaries to, create, incur, assume or permit to exist any Indebtedness, or issue any preferred stock or other preferred Equity Interests, except:

                  (a) Indebtedness under this Agreement (and related Indebtedness under the Security Documents);

                  (b) Indebtedness under the other New Facilities Credit Agreements (and related Indebtedness under the Security Documents) in an amount for each New Facilities Credit Agreement not greater than the aggregate amount of the outstanding loans and unfunded commitments of the lenders thereunder on the Effective Date, and additional Indebtedness that may be incurred under the ABL Facilities that does not result in the aggregate principal amount of Indebtedness under the ABL Facilities exceeding $1,600,000,000;

                  (c) other Indebtedness existing (or incurred pursuant to commitments to lend existing) on March 31, 2003, substantially all of which is set forth or described in Schedule 6.01 (as such Schedule 6.01 shall be modified in connection with the delivery of financial statements in respect of the fiscal period ended on March 31, 2003);

                  (d) Indebtedness owed to Goodyear or any Subsidiary and permitted under Section 6.05(b);

                  (e) Guarantees expressly permitted under Section 6.05;

                  (f) Indebtedness of Foreign Subsidiaries (other than the European J.V. and the J.V. Subsidiaries and Luxembourg Finance (it being understood that Indebtedness of Goodyear S.A., organized under the laws of Luxembourg, existing on the date hereof shall be counted against the limitation set forth in this Section 6.01(f) from and after the date on which it becomes secured)) in an aggregate principal amount (excluding Indebtedness existing or incurred under the other clauses of this Section 6.01 and under Section 6.05(b)) not greater than $200,000,000 outstanding at any time;

                  (g) Securitization Transactions (other than those permitted by Sections 6.01(j) and (l)) in an aggregate amount not greater than $275,000,000 outstanding at any time;

                  (h) Indebtedness of Goodyear or any Subsidiary incurred to finance the acquisition, construction or improvement of any fixed or capital assets, including Capital Lease Obligations and any Indebtedness assumed in connection with the acquisition of any such assets or secured by a Lien on any such assets prior to the acquisition thereof; provided that such Indebtedness is incurred prior to or within 180 days after such acquisition or the completion of such construction or improvement;

                  (i) Attributable Debt of Goodyear or any Subsidiary incurred pursuant to Sale and Leaseback Transactions permitted by Section 6.03;

                  (j) Indebtedness of any Person that becomes a Subsidiary after the date hereof as a result of a transaction expressly permitted under
         Section 6.05(e); provided that such Indebtedness exists at the time such Person becomes a Subsidiary and is not created in contemplation of or in connection with such Person becoming a Subsidiary;

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                                                                              46

                  (k) obligations of Goodyear and the Subsidiaries existing on the date hereof (other than Guarantees, Securitization Transactions and Sale and Leaseback Transactions) that would not constitute Indebtedness that would appear as liabilities on a consolidated balance sheet of Goodyear under GAAP as in effect on the date hereof and that, as a result of changes in GAAP after the date hereof, shall be required to be reflected on such a balance sheet as liabilities;

                  (l) Indebtedness of any Subsidiary that is not a Consolidated Subsidiary of Goodyear or the European J.V. under GAAP as in effect on the date hereof (and in the event that any such Subsidiary shall become a Consolidated Subsidiary of Goodyear or the European J.V., Indebtedness of such Subsidiary existing at the time it becomes such a Consolidated Subsidiary);

                  (m) any extension, renewal, refinancing or replacement of any Indebtedness referred to in any of clauses (a) through (l) above that does not increase the outstanding principal amount thereof (except to the extent necessary to pay the fees, expenses, underwriting discounts and prepayment premiums in connection therewith) or change the parties directly or indirectly responsible for the payment of such Indebtedness; provided that (i) any such refinancing or replacement Indebtedness shall not shorten the maturity of the Indebtedness refinanced or replaced or add a requirement not previously applicable to the Indebtedness refinanced or replaced that such Indebtedness be prepaid, redeemed, repurchased or defeased on one or more scheduled dates or upon the happening of one or more events (other than events of default or change of control events) before the maturity of the Indebtedness being refinanced or replaced and (ii) any such refinancing or replacement of Indebtedness under any revolving credit or similar facility shall be accompanied by the termination of the portion of the commitments under such facility under which such refinanced or replaced Indebtedness shall have been outstanding;

                  (n) Indebtedness arising from the honoring of a check, draft or similar instrument presented by Goodyear or a Subsidiary against insufficient funds;

                  (o) Indebtedness pursuant to any Swap Agreement entered into to hedge against risks to which the businesses of Goodyear and the Subsidiaries are exposed, and not for speculative purposes;

                  (p) unsecured surety and performance bonds entered into in the ordinary course of business and not securing Indebtedness; and

                  (q) other unsecured Indebtedness for borrowed money of Goodyear, or preferred Equity Interests of Goodyear ("Permitted Preferred Stock"), or any combination thereof, not maturing or required to be prepaid, redeemed, repurchased or defeased prior to the Maturity Date, whether on one or more scheduled dates or upon the happening of one or more events (other than events of default (or similar events relating to Equity Interests) or change of control events), and any Guarantee of such Indebtedness provided by any Subsidiary that is a US Guarantor under the Guarantee and Collateral Agreement that is subordinated to the Obligations on terms in no material respect less favorable to the Lenders than market terms prevailing at the time such Guarantee is issued; provided that the aggregate principal or stated amount of such Indebtedness (or of the Indebtedness it Guarantees) or preferred Equity Interests created or assumed pursuant to this clause
         (q) and outstanding at any time, without duplication, shall not exceed $1,000,000,000; provided further, that for purposes of this paragraph, any trust preferred

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                                                                              47

         stock or similar preferred Equity Interest issued by a special purpose entity substantially all the assets of which consist of Indebtedness or preferred Equity Interests of Goodyear will be deemed to be a preferred Equity Interest of Goodyear;

                  (r) a Securitization Transaction in an aggregate amount not greater than $15,000,000 outstanding at any time involving accounts receivable, rights to future lease payments or residuals or other financial assets, and related property of Goodyear Australia Pty Limited; and

                  (s) other Indebtedness in an aggregate amount at any time outstanding not in excess of $25,000,000.

                  SECTION 6.02. Liens. Each of Goodyear and the European J.V. and each other Borrower will not, and will not permit any of its respective Consolidated Subsidiaries to, create, incur, assume or permit to exist any Lien on any property or asset now owned or hereafter acquired by it, or assign or sell any income or revenues (including accounts receivable) or rights in respect of any thereof (other than sales of delinquent receivables and sales of receivables in the ordinary course of business (other than Securitization Transactions and factoring transactions) for the purpose of accelerating collection of such receivables), except:

                  (a) Liens created under the New Facility Documents;

                  (b) Permitted Encumbrances;

                  (c) any Lien on any property or asset of Goodyear or any Subsidiary existing on the Effective Date and set forth in Schedule 6.02; provided that (i) such Lien shall not apply to any other property or asset of Goodyear or any Subsidiary and (ii) such Lien shall secure only those obligations which it secures on the date hereof and extensions, renewals and replacements thereof that do not increase the outstanding principal amount thereof;

                  (d) any Lien existing on any property or asset prior to the acquisition thereof by Goodyear or any Subsidiary or existing on any property or asset of any Person that becomes a Subsidiary after the date hereof prior to the time such Person becomes a Subsidiary; provided that (i) such Lien secures Indebtedness permitted by clause
         (h) or (j) of Section 6.01, (ii) such Lien is not created in contemplation of or in connection with such acquisition or such Person becoming a Subsidiary, as the case may be, (iii) such Lien shall not apply to any other property or assets of Goodyear or any Subsidiary and
         (iv) such Lien shall secure only those obligations which it secures on the date of such acquisition or the date such Person becomes a Subsidiary, as the case may be, and extensions, renewals and replacements thereof that do not increase the outstanding principal amount thereof;

                  (e) Liens on assets acquired, constructed or improved by Goodyear or any Subsidiary; provided that (i) such Liens secure Indebtedness permitted by clause (h) or (j) of Section 6.01, (ii) such Liens and the Indebtedness secured thereby are incurred prior to or within 180 days after such acquisition or the completion of such construction or improvement, (iii) the Indebtedness secured thereby does not exceed the cost of acquiring, constructing or improving such assets and (iv) such Liens shall not apply to any other property or assets of Goodyear or any Subsidiary;

                  (f) Liens on assets of Foreign Subsidiaries (other than the European J.V. and the J.V. Subsidiaries and Luxembourg Finance) securing Indebtedness incurred under Section 6.01(f);

                  (g) In connection with Securitization Transactions permitted under Section 6.01(g) and (r);

                  (h) Liens in connection with Sale and Leaseback Transactions permitted by Section 6.03;

                  (i) Liens on specific items of inventory or other goods (and proceeds thereof) securing obligations in respect of bankers' acceptances issued for the account of Goodyear or a Subsidiary to facilitate the purchase, shipment or storage of such items of inventory or other goods;

                  (j) Liens on specific items of inventory or other goods and related documentation (and proceeds thereof) securing reimbursement obligations in respect of trade letters of credit issued to ensure payment of the purchase price for such items of inventory or other goods;

                  (k) any interest of a lessor in property subject to an operating lease;

                  (l) Liens referred to in policies of title insurance with respect to Mortgaged Property (as defined in the US Revolving Facility Agreement) delivered to the Administrative Agent prior to the Effective Date; and

                  (m) other Liens on assets not constituting Collateral; provided that the aggregate amount of the Indebtedness and other obligations secured by such Liens shall at no time exceed $25,000,000.

                  SECTION 6.03. Sale and Leaseback Transactions. Each of Goodyear and the European J.V. and each other Borrower will not, and will not permit any of its respective Consolidated Subsidiaries to, enter into or be party to any Sale and Leaseback Transaction other than (a) Sale and Leaseback Transactions existing on the date hereof and any replacement Sale and Leaseback Transactions that do not involve assets other than those subject to the Sale and Leaseback Transactions they replace and do not increase the Attributable Debt related thereto and (b) other Sale and Leaseback Transactions the aggregate outstanding Attributable Debt in respect of which does not exceed $100,000,000; provided that the aggregate outstanding Attributable Debt in respect of Sale and Leaseback Transactions of the European J.V. and the J.V. Subsidiaries pursuant to the foregoing clause (b) shall not exceed $50,000,000.

                  SECTION 6.04. Fundamental Changes. (a) Each of Goodyear and the European J.V. and each other Borrower will not, and will not permit any of its respective Consolidated Subsidiaries to, merge into or consolidate with any other Person, or permit any other Person to merge into or consolidate with it, or sell, transfer, lease or otherwise dispose of (in one transaction or in a series of transactions) assets (including capital stock of Subsidiaries) constituting all or substantially all the assets of Goodyear and its Consolidated Subsidiaries, taken as a whole, or all or substantially all the assets of the European J.V. and its Consolidated Subsidiaries, taken as a whole, or, in the case of Goodyear or any Borrower, liquidate or dissolve, except that, if at the time thereof and immediately after giving effect thereto no Default shall have occurred and be continuing (i) any Subsidiary that is not a J.V. Loan Party may merge into

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                                                                              49

Goodyear in a transaction in which Goodyear is the surviving corporation, (ii) any Subsidiary may merge into any other Subsidiary in a transaction in which the surviving entity is a Subsidiary; except that (A) no US Subsidiary may merge into a Foreign Subsidiary, (B) neither the European J.V. nor any J.V. Subsidiary may merge into a Subsidiary that is not the European J.V. or a J.V. Subsidiary (other than a merger of a J.V. Subsidiary into a Subsidiary that will become a J.V. Subsidiary upon the consummation of such merger) and (C) no J.V. Loan Party merge into a Subsidiary that is not a J.V. Loan Party (other than a Subsidiary that will become a J.V. Loan Party upon the consummation of such merger), (iii) any sale of a Subsidiary made in accordance with Section 6.06 may be effected by a merger of such Subsidiary and (iv) any Subsidiary may sell, transfer, lease or otherwise dispose of its assets to Goodyear or to another Subsidiary; provided that any Investment that takes the form of a merger or consolidation (other than any merger or consolidation involving Goodyear) expressly permitted by Section
6.05 shall be permitted to this Section 6.04.

                  SECTION 6.05. Investments, Loans, Advances and Guarantees. Each of Goodyear and the European J.V. and each other Borrower will not, and will not permit any of its respective Consolidated Subsidiaries to, purchase or acquire (including pursuant to any merger with any Person that was not a Wholly Owned Subsidiary prior to such merger) any capital stock, evidences of Indebtedness or securities (including any option, warrant or other right to acquire any of the foregoing) of, make any loans or advances to, make any Guarantee of any obligations of, or make any investment in, any other Person, or purchase or otherwise acquire (in one transaction or a series of transactions) any assets of any other Person constituting a business unit (each of the foregoing, an "Investment" in such Person), except:

                  (a) Permitted Investments;

                  (b) Investments by Goodyear and the Subsidiaries in Subsidiaries; provided that no Investment shall made by any Credit Party in a Subsidiary that is not a Credit Party or by a J.V. Loan Party in a Subsidiary that is not a J.V. Loan Party pursuant to this clause (b) except Investments (A) to fund working capital needs of such Subsidiary, (B) to replace amounts available under credit facilities or other financings of such Subsidiary existing on the date hereof that shall have matured or shall have been terminated or reduced, (C) to cover losses from operations of such Subsidiary and (D) to provide funds for Capital Expenditures or acquisitions permitted to be made by such Subsidiary; provided further, that Equity Interests in the European J.V. or any J.V. Subsidiary may not be transferred to any Subsidiary that is not the European J.V. or a J.V. Subsidiary;

                  (c) any Investment by a Credit Party in a Consolidated Subsidiary that is not a Credit Party in the form of a transfer of assets used in or directly relating to any manufacturing process (but excluding any cash or financial asset) from a jurisdiction having higher manufacturing costs to a jurisdiction having lower manufacturing costs; provided that (i) the aggregate book value of all assets subject to all such transfers from and after the Effective Date shall not exceed $250,000,000 and (ii) the aggregate book value of all assets of the European J.V. and the J.V. Subsidiaries subject to all such transfers from and after the Effective Date shall not exceed $100,000,000; and any Investment by Goodyear Dunlop Tires NA in a Consolidated Subsidiary;

                  (d) Guarantees expressly permitted under Section 6.01;

                  (e) on or after June 30, 2003, the acquisition of any Equity Interest; provided that the aggregate consideration paid by Goodyear and the Subsidiaries in all such

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                                                                              50

         acquisitions (including Indebtedness assumed by Goodyear or any Subsidiary) shall not exceed $100,000,000 plus the aggregate Net Cash Proceeds from New Facilities Prepayment Events after the date hereof that (A) shall not have been required to be applied to prepay loans under any of the New Facilities Credit Agreements and (B) shall not have been used to make Capital Expenditures that would otherwise have been prohibited by Section 6.09;

                  (f) Guarantees not permitted by any other clause of this
         Section 6.05 incurred in the ordinary course of business and consistent with past practices in an aggregate amount for all such Guarantees at any time outstanding not exceeding $50,000,000; provided that the aggregate amount of all such Guarantees by the European J.V. and the J.V. Subsidiaries shall not exceed $25,000,000 at any time outstanding;

                  (g) Investments received in connection with the bankruptcy or reorganization of, or settlement of delinquent accounts and disputes with, customers and suppliers, in each case in the ordinary course of business;

                  (h) Investments for consideration consisting solely of common stock of Goodyear;

                  (i) Equity Interests and debt obligations obtained by Goodyear or any Subsidiary as consideration for any asset sale permitted under
         Section 6.06;

                  (j) Investments in Persons in which Goodyear or any Subsidiary has an Equity Interest on the date hereof, including Wingfoot Commercial Tire Systems LLC, SAVA and South Pacific Tyres, that are (i) required to be made as a result of the exercise by other holders of Equity Interests in such joint ventures of put options or (ii) required to avoid dilution of Goodyear's or such Subsidiary's percentage ownership interest therein and in an aggregate amount not greater than $200,000,000 during the term of this Agreement; provided that (A) the aggregate amount of all such Investments by the European J.V. and the J.V. Subsidiaries shall not exceed $25,000,000 and (B) each such Investment by the European J.V. or any J.V. Subsidiary shall be in a J.V. Subsidiary;

                  (k) Investments that are included in Capital Expenditures for the respective periods during which such Investments are made and are permitted under Section 6.09;

                  (l) the purchase of Equity Interests in Sava Joint Venture Holding d.o.o.;

                  (m) loans and advances to officers and employees of Goodyear and its Subsidiaries in the ordinary course of business;

                  (n) Investments in prepaid expenses in the ordinary course of business or in respect of required pension fund contributions;

                  (o) negotiable instruments held for collection and lease, utility, workers' compensation, performance and other similar deposits in the ordinary course of business;

                  (p) Investments in any Subsidiary that engages in no activities other than those related to a Securitization Transaction in order to capitalize such Subsidiary at a level customary for a securitization vehicle in such a transaction; and

                  (q) Investments constituting loans or advances by the European J.V. or any J.V. Subsidiary to Goodyear or any of its Subsidiaries (other than the European J.V., the J.V. Subsidiaries and Luxembourg Finance) as part of cash management consistent with past practices in an aggregate amount for all such Investments at any time outstanding not exceeding $75,000,000, other than Investments the proceeds of which are used (i) to repay loans under the US Term Facility Agreement or
         (ii) if there are no outstanding loans under the US Term Facility Agreement, to reduce commitments under the US Revolving Facility in an amount equal to the amount of such Investments;

                  (r) Investments of the proceeds of any Securitization Transaction under Section 6.01(r) in South Pacific Tyres; and

                  (s) Investments not permitted by any other clause of this
         Section in an aggregate amount at any time outstanding not greater than $25,000,000;

                  SECTION 6.06. Asset Dispositions. Each of Goodyear and the European J.V. and each other Borrower will not, and will not permit any of its respective Consolidated Subsidiaries to, sell, transfer, lease or otherwise dispose (each, a "Sale") of any asset, including any Equity Interest, owned by it, nor will Goodyear or the European J.V. or any other Borrower permit any of its respective Subsidiaries to issue any additional Equity Interest in such Subsidiary, except:

                  (a) Sales in the ordinary course of business of inventory and worn out or surplus equipment and Permitted Investments, and Sales in the ordinary course of business and consistent with past practices of assets other than property, plant, Investments in Subsidiaries and intellectual property; provided that licensing of intellectual property in the ordinary course of business and consistent with past practices shall be permitted;

                  (b) Sales to Goodyear or a Subsidiary; provided that any such sale, transfer or disposition by a Credit Party to a Subsidiary that is not a Credit Party or by a J.V. Loan Party to a Subsidiary that is not a J.V. Loan Party shall be made in compliance with Section 6.05;

                  (c) the Sale of Equity Interests in Sava to the European J.V. or any J.V. Subsidiary (and any sale of such Equity Interests to Goodyear in connection therewith); provided that once such Sale to the European J.V. or any J.V. Subsidiary occurs, the Equity Interests of SAVA shall be pledged to secure the Applicable Secured Obligations as and when required by Section 5.08;

                  (d) Sales of accounts receivable or interests therein in Securitization Transactions permitted under Sections 6.01(g) and (r);

                  (e) Sales of assets in Sale and Leaseback Transactions permitted under Section 6.03;

                  (f) Sales of any Equity Interests in any Person that is not a Subsidiary;

                  (g) Sales to Persons other than Goodyear or any Subsidiary of assets listed on Schedule 6.06; provided that (i) at least 50% of the consideration received in each such Sale of the assets listed on Part I of Schedule 6.06 shall consist of cash and (ii) at least

         75% of the consideration received in each such other Sale listed on
         Part II of Schedule 6.06 shall consist of cash;

                  (h) Sales to the extent the aggregate value of the consideration received in any such Sale or series of related Sales does not exceed $10,000,000;

                  (i) Investments expressly permitted by Section 6.05; and

                  (j) Sales (other than Sales of accounts receivable or inventory) that are not permitted by any other clause of this Section 6.06; provided that (i) the aggregate consideration received in respect of all such Sales in reliance upon this clause (j) shall not exceed $250,000,000 in the aggregate, (ii) the aggregate consideration received in respect of all such Sales by the European J.V. and the J.V. Subsidiaries shall not exceed $125,000,000 in the aggregate, (iii) all Sales permitted pursuant to this clause (j) shall be made for fair value, as reasonably determined by Goodyear, and (iv) at least 75% of the consideration received in each such Sale shall consist of cash.

                  SECTION 6.07. Restricted Payments. (a) Each of Goodyear and the European J.V. and each other Borrower will not, and will not permit any of its respective Consolidated Subsidiaries to, declare or make, or agree to pay or make, directly or indirectly, any Restricted Payment, except that (i) Goodyear may declare and pay dividends payable solely in additional shares of its common stock, (ii) so long as no Event of Default shall exist, Goodyear may declare and pay cash dividends and other regularly scheduled distributions on shares of its Permitted Preferred Stock, (iii) the European J.V. may declare and pay cash dividends ratably with respect to its Equity Interests in an aggregate amount not to exceed $60,600,000 in fiscal year 2003 and thereafter 100% of cumulative Consolidated Net Income of the European J.V. after January 1, 2003, (iv) Subsidiaries (other than the European J.V.) may make Restricted Payments ratably with respect to their Equity Interests, (v) Goodyear may make Restricted Payments pursuant to and in accordance with stock option or rights plans or other benefit plans for management, employees, directors or consultants of Goodyear or any Subsidiary and (v) Goodyear and its Subsidiaries may make Investments expressly permitted under Section 6.05(j).

                  (b) Each of Goodyear and the European J.V. and each other Borrower will not, nor will it permit any of its respective Consolidated Subsidiaries to, make or agree to make, directly or indirectly, any payment or other distribution (whether in cash, securities or other property), except payments or distributions made in common stock of Goodyear to any Person other than Goodyear or a Subsidiary in respect of principal of or interest on any Indebtedness, or any payment or other distribution (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, defeasance, acquisition, cancelation or termination of any Indebtedness of Goodyear or any Subsidiary, except:

                  (i) payments and prepayments under this Agreement (ratably in accordance with the Commitments of the Lenders) and the other New Facilities Credit Agreements;

                  (ii) regularly scheduled and other mandatory interest and principal payments (including pursuant to sinking fund requirements) as and when due in respect of any Indebtedness;

                  (iii) refinancings of Indebtedness to the extent permitted by
         Section 6.01(m), including the payment of customary fees, costs and expenses in connection therewith, and including additional cash payments in an aggregate amount for all such refinancings not to exceed, in the case of any refinancing, 5% of the principal amount being refinanced; and

                  (iv) the payment of secured Indebtedness that becomes due as a result of the voluntary sale or transfer of the property or assets securing such Indebtedness.

                  SECTION 6.08. Transactions with Affiliates. The European J.V. will not, nor will it permit any J.V. Subsidiary to, and Goodyear will not permit Luxembourg Finance or any subsidiary of Luxembourg Finance to, sell, lease or otherwise transfer any property or assets to, or purchase, lease or otherwise acquire any property or assets from, or otherwise engage in any other transactions with, any of its Affiliates, except (a) transactions in the ordinary course of business that are consistent with past practices or are at prices and on terms and conditions no less favorable to the European J.V., such J.V. Subsidiary, Luxembourg Finance or such subsidiary of Luxembourg Finance than could be obtained on an arm's-length basis from unrelated third parties in the reasonable judgment of the European J.V., (b) transactions between or among the European J.V. and the J.V. Subsidiaries not involving any other Affiliate and (c) any Restricted Payment permitted by Section 6.07.

                  SECTION 6.09. Capital Expenditures. (a) Goodyear and the Subsidiaries will not make Capital Expenditures in any period set forth below in an amount greater than (x) the sum of (i) the amount set forth below for such period and each prior period plus (ii) that portion of the aggregate Net Cash Proceeds from New Facilities Prepayment Events after the date hereof that shall not have been required to be applied to prepay loans under any of the New Facilities Credit Agreements (and shall not have been used to make Investments under Section 6.05(e) in excess of the $100,000,000 limitation set forth therein) minus (y) the aggregate amount of Capital Expenditures made during any prior period set forth below:

          Period                        Capital Expenditure Amount
          ------                        --------------------------
1/1/03 through 12/31/03                        $360,000,000

1/1/04 through 12/31/04                        $500,000,000

1/1/05 through Maturity Date                   $200,000,000

                  (b) The European J.V. and the J.V. Subsidiaries will not, make Capital Expenditures in any period set forth below in an amount greater than (x) the sum of (i) the amount set forth below for such period and each prior period plus (ii) that portion of the aggregate Net Cash Proceeds for Prepayment Events after the date hereof that shall not have been required to be applied to prepay Term Loans under this Agreement (and shall not have been applied to make Investments under Section 6.05(e) in excess of the $100,000,000 limitation set forth therein) minus (y) the aggregate amount of Capital Expenditures made by the European J.V. and the J.V. Subsidiaries made during any prior period set forth below:

         Period                          Capital Expenditure Amount
         ------                          --------------------------
1/1/03 through 12/31/03                         $180,000,000

1/1/04 through 12/31/04                         $250,000,000

1/1/05 through Maturity Date                    $100,000,000

                  SECTION 6.10. Interest Expense Coverage Ratio. Goodyear will not permit the ratio of (x) Consolidated EBITDA of Goodyear to (y) Consolidated Interest Expense of Goodyear, for any period of four consecutive fiscal quarters to be less than 2.25 to 1.00.

                  SECTION 6.11. Consolidated Net Worth. Goodyear will not permit its Consolidated Net Worth at the end of any fiscal quarter to be less than the amount set forth below for such date.

Fiscal Quarter Ending                Minimum Amount
---------------------                --------------
March 31, 2003                       $2,800,000,000

June 30, 2003                        $2,800,000,000

September 30, 2003                   $2,800,000,000

December 31, 2003                    $2,800,000,000

March 31, 2004                       $2,500,000,000

June 30, 2004                        $2,500,000,000

September 30, 2004                   $2,500,000,000

December 31, 2004                    $2,500,000,000

March 31, 2005                       $2,000,000,000

                  SECTION 6.12. Senior Secured Indebtedness Ratio. Goodyear will not at any date permit the ratio of (a) Consolidated Senior Secured Indebtedness at such date to (b) Consolidated EBITDA for the most recent period of four consecutive fiscal quarters for which financial statements have been delivered pursuant to Section 5.01(a) or (b), to be greater than 4.00 to 1.00.

                  SECTION 6.13. Sumitomo Ownership. Goodyear will not enter into any agreement, or agree to amend, modify or waive any existing agreement between it and Sumitomo Rubber Industries or any organizational document of the European J.V., if the effect therof is to permit Sumitomo Rubber Industries to sell, transfer or otherwise dispose of any of the issued and outstanding capital stock of the European J.V. owned by Sumitomo Rubber Industries to any Person other than Goodyear or a Wholly Owned Subsidiary of Goodyear.

                                  ARTICLE VII

                       Events of Default and CAM Exchange

                  SECTION 7.01. Event of Default. If any of the following events ("Events of Default") shall occur:

                  (a) any Borrower shall fail to pay any principal of any Loan when and as the same shall become due and payable, whether at the due date thereof or at a date fixed for prepayment thereof or otherwise;

                  (b) any Borrower shall fail to pay any interest on any Loan or any fee or any other amount (other than an amount referred to in clause
         (a) of this Section) payable under this Agreement or any other Credit Document, when and as the same shall become due and payable, and such failure shall continue unremedied for a period of (i) in the case of fees and interest payable under Sections 2.09 and 2.10, respectively, five Business Days, and (ii) in the case of any other fees, interest or other amounts (other than those referred to in paragraph (a) above), five Business Days after the earlier of (A) the day on which a Financial Officer first obtains knowledge of such failure and (B) the day on which written notice of such failure shall have been given to the European J.V. by the Administrative Agent or any Lender;

                  (c) any representation or warranty made or deemed made by or on behalf of Goodyear or the European J.V. or any other Borrower or any J.V. Loan Party in any Credit Document or any amendment or modification thereof or waiver thereunder, shall prove to have been incorrect when made or deemed made in any respect material to the rights or interests of the Lenders under the Credit Documents;

                  (d) Goodyear or the European J.V. or any other Borrower shall fail to observe or perform any covenant, condition or agreement contained in Section 5.02, 5.03 (with respect to any Borrower's existence) or 5.08 or in Article VI;

                  (e) any Credit Party shall fail to observe or perform any covenant, condition or agreement contained in any Credit Document (other than those specified in clauses (a), (b) and (d) of this Section), and such failure shall continue unremedied for a period of 30 days after written notice thereof from the Administrative Agent to the European J.V. (which notice will be given at the request of any Lender); provided, that the failure of any Credit Party to perform any covenant, condition or agreement made in any Credit Document (other than this Agreement (except the agreements under Section 5.01(f)) shall not constitute an Event of Default unless such failure shall be (i) wilful or (ii) material to the rights or interests of the Lenders under the Credit Documents;

                  (f) Goodyear or any Consolidated Subsidiary of Goodyear shall fail to make any payment of principal in respect of any Material Indebtedness at the scheduled due date thereof and such failure shall continue beyond any applicable grace period, or any event or condition occurs that results in any Material Indebtedness (other than any Securitization Transaction existing on the date hereof) becoming due or being required to be prepaid, repurchased, redeemed, defeased or terminated prior to its scheduled maturity; provided that this clause
         (f) shall not apply to (i) secured Indebtedness that becomes due as a result of the voluntary sale or transfer of the property or assets securing such Indebtedness in accordance with the terms and conditions of this Agreement or (ii)

         Material Indebtedness of any Foreign Subsidiary if Goodyear is unable, due to applicable law restricting Investments in such Foreign Subsidiary, to make an Investment in such Foreign Subsidiary to fund the payment of such Material Indebtedness;

                  (g) any event or condition occurs that continues beyond any applicable grace period and enables or permits the holder or holders of any Material Indebtedness (other than (i) any Securitization Transaction existing on the date hereof and (ii) any Material Indebtedness of any Foreign Subsidiary in an aggregate principal amount that is less than $50,000,000) or any trustee or agent on its or their behalf to cause such Material Indebtedness to become due, or to require the prepayment, repurchase, redemption, defeasance or termination thereof, prior to its scheduled maturity; provided that (i) no Event of Default shall occur under this paragraph (g) as a result of any event or condition relating to the ABL Credit Agreement or any Securitization Transaction, other than any default in the payment of principal or interest thereunder that does not result from a change in borrowing base eligibility criteria or reserves made by the administrative agent thereunder as to which there is good faith disagreement and (ii) this clause (g) shall not apply to (i) secured Indebtedness that becomes due as a result of the voluntary sale or transfer of the property or assets securing such Indebtedness in accordance with the terms and conditions of this Agreement or (ii) Material Indebtedness of any Foreign Subsidiary if Goodyear is unable, due to applicable law restricting Investments in such Foreign Subsidiary, to make an Investment in such Foreign Subsidiary to fund the payment of such Material Indebtedness;

                  (h) an involuntary proceeding shall be commenced or an involuntary petition shall be filed seeking (i) liquidation, reorganization, bankruptcy, moratorium, suspension of payment or other relief in respect of Goodyear, any Borrower or any Material Subsidiary or its debts, or of a substantial part of its assets, under any Federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect or (ii) the appointment of a receiver, trustee in bankruptcy, custodian, sequestrator, conservator or similar official for Goodyear, any Borrower or any Material Subsidiary or for a substantial part of its assets, and, in any such case, such proceeding or petition shall continue undismissed for 90 days or an order or decree approving or ordering any of the foregoing shall be entered;

                  (i) Goodyear, any Borrower or any Material Subsidiary shall
         (i) voluntarily commence any proceeding or file any petition seeking liquidation, reorganization, bankruptcy, moratorium, suspension of payment or other relief under any Federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect,
         (ii) consent to the institution of, or fail to contest in a timely and appropriate manner, any proceeding or petition described in clause (h) of this Section, (iii) apply for or consent to the appointment of a receiver, trustee in bankruptcy, custodian, sequestrator, conservator or similar official for Goodyear, any Borrower or any Material Subsidiary or for a substantial part of its assets, (iv) make a general assignment for the benefit of creditors or (v) take any action for the purpose of effecting any of the foregoing;

                  (j) Goodyear, any Borrower or any Material Subsidiary shall admit in writing its inability or fail generally to pay its debts as they become due;

                  (k) an ERISA Event shall have occurred that, when taken together with all other ERISA Events that have occurred, would be materially likely to result in a Material Adverse Change;

                  (l) Liens created under the Security Documents shall not be valid and perfected Liens on a material portion of the Collateral;

                  (m) any Guarantee of the Obligations under the Guarantee and Collateral Agreement shall fail to be a valid, binding and enforceable Guarantee of one or more Subsidiary Guarantors where such failure would constitute or be materially likely to result in a Material Adverse Change; or

                  (n) a Change in Control shall occur;

then, and in every such event (other than an event with respect to Goodyear or any Borrower described in clause (h) or (i) of this Section), and at any time thereafter during the continuance of such event, the Administrative Agent may, and at the request of the Majority Lenders shall, by notice to the European J.V., take any or all of the following actions, at the same or different times:
(i) terminate the Commitments, and thereupon the Commitments shall terminate immediately and (ii) declare the Loans then outstanding to be due and payable in whole (or in part, in which case any principal not so declared to be due and payable may thereafter be declared to be due and payable), and thereupon the principal of the Loans so declared to be due and payable, together with accrued interest thereon and all fees and other obligations of the European J.V. and the other Borrowers accrued hereunder, shall become due and payable immediately, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by Goodyear and each Borrower; and in case of any event with respect to Goodyear or any Borrower described in clause (h) or (i) of this Section, the Commitments shall automatically terminate, the principal of the Loans then outstanding, together with accrued interest thereon and all fees and other obligations of the Borrowers accrued hereunder, shall automatically become due and payable, in each case without presentment, demand, protest or other notice of any kind, all of which are hereby waived by Goodyear and each Borrower.

                  SECTION 7.02. CAM Exchange. On the CAM Exchange Date, (i) the Commitments shall automatically and without further act be terminated as provided in Section 7.01 and (ii) the Lenders shall automatically and without further act be deemed to have exchanged interests in the Designated Obligations under each Class of Loans such that, in lieu of the interests of each Lender in the Designated Obligations under each Class of Loans in which it shall participate as of such date (including the principal, interest and fee obligations of each Borrower in respect of the Loans within each such Class), such Lender shall own an interest equal to such Lender's CAM Percentage in the Designated Obligations under each such Class of Loans (including the principal, interest and fee obligations of each Borrower in respect of the Loans within each such Class). Each Lender, each person acquiring a participation from any Lender as contemplated by Section 9.04, Goodyear and each Borrower hereby consents and agrees to the CAM Exchange. After the CAM Exchange Date, Goodyear, each Borrower and each Lender agrees from time to time to execute and deliver to the Agents all such promissory notes and other instruments and documents as the Agents shall reasonably request to evidence and confirm the respective interests and obligations of the Lenders after giving effect to the CAM Exchange, and each Lender agrees to surrender any promissory notes originally received by it in connection with its Loans hereunder to the Administrative Agent against delivery of any promissory notes so executed and delivered; provided that the failure of the Goodyear or any Borrower to execute or deliver or of any Lender to accept any such promissory note, instrument or document shall not affect the validity or effectiveness of the CAM Exchange.

                                  ARTICLE VIII

                                   The Agents

                  Each of the Lenders hereby irrevocably appoints the Agents as its agents and authorizes the Agents to take such actions on its behalf and to exercise such powers as are delegated to the Agents by the terms hereof and of the other Credit Documents, together with such actions and powers as are reasonably incidental thereto.

                  The bank or banks serving as the Agents hereunder shall have the same rights and powers in their capacity as Lenders as any other Lender and may exercise the same as though they were not Agents, and such bank or banks and their Affiliates may accept deposits from, lend money to and generally engage in any kind of business with Goodyear or any Subsidiary or other Affiliate thereof as if they were not Agents hereunder.

                  The Agents shall not have any duties or obligations except those expressly set forth herein. Without limiting the generality of the foregoing (a) the Agents shall not (save as expressly set out in any Credit Document) be subject to any fiduciary or other implied duties, regardless of whether a Default has occurred and is continuing, (b) the Agents shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby that the Agents are required to exercise in writing by the Majority Lenders, and (c) except as expressly set forth herein, the Agents shall not have any duty to disclose, and shall not be liable for the failure to disclose, any information communicated to the Agents by or relating to Goodyear or any Subsidiary. The Agents shall not be liable for any action taken or not taken by them with the consent or at the request of the Majority Lenders or the Lenders, as the case may be, or in the absence of their own gross negligence or wilful misconduct. In addition, the Agents shall be deemed not to have knowledge of any Default unless and until written notice thereof is given to the Agents by Goodyear, the European J.V. or a Lender, and the Agents shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with this Agreement, (ii) the contents of any certificate, report or other document delivered hereunder or in connection herewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein, (iv) the validity, enforceability, effectiveness or genuineness of this Agreement or any other agreement, instrument or document, or (v) the satisfaction of any condition set forth in Article III or elsewhere herein, other than to confirm receipt of items expressly required to be delivered to the Agents.

                  The Agents shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing believed by them to be genuine and to have been signed or sent by the proper Person. The Agents also may rely upon any statement made to them orally or by telephone and believed by them to be made by the proper Person, and shall not incur any liability for relying thereon. The Agents may consult with legal counsel (who may be counsel for Goodyear or the European J.V.), independent accountants and other experts selected by them with reasonable care, and shall not be liable for any action taken or not taken by them in accordance with the advice of any such counsel, accountants or experts.

                  The Agents may perform any and all their duties and exercise their rights and powers by or through any one or more sub-agents appointed by the Agents. The Agents and any such sub-agent may perform any and all their duties and exercise their rights and powers through their respective Affiliates. The exculpatory provisions of the preceding paragraphs shall apply to any such sub-agent and to the Affiliates of the Agents and any such sub-agent.

                  Subject to the appointment and acceptance of a successor Agent as provided below, either Agent may resign at any time by notifying the Lenders and the European J.V.. Upon any such resignation, the Majority Lenders shall have the right to appoint a successor with the European J.V.'s written consent (which shall not be unreasonably withheld or delayed and shall not be required from the European J.V. if an Event of Default has occurred and is continuing). If no successor shall have been so appointed by the Majority Lenders and shall have accepted such appointment within 30 days after the retiring Agent gives notice of its resignation, then the retiring Agent may, on behalf of the Lenders, with the European J.V.'s written consent (which shall not be unreasonably withheld or delayed and shall not be required if an Event of Default has occurred and is continuing), appoint a successor Agent which shall be a bank or an Affiliate thereof, in each case with a net worth of at least $1,000,000,000 and an office in New York, New York. Upon the acceptance of its appointment as Agent hereunder by a successor, such successor shall succeed to and become vested with all the rights, powers, privileges and duties of the retiring Agent, and the retiring Agent shall be discharged from its duties and obligations hereunder. After an Agent's resignation hereunder, the provisions of this Article and Section 9.03 shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was acting as Agent.

                  Each Lender acknowledges that it has, independently and without reliance upon the Agents or any other Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender also acknowledges that it will, independently and without reliance upon the Agents or any other Lender and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any related agreement or any document furnished hereunder or thereunder.

                  Notwithstanding any other provision contained herein, (a) each Lender (i) acknowledges that the Administrative Agent is not acting as an agent of Goodyear or any Borrower and that neither Goodyear nor any Borrower will not be responsible for acts or failures to act on the part of the Administrative Agent and (ii) exempts each Agent from the restrictions set forth in Section 181 of the German Civil Code (Burgerliches Gesetzbuch) and (b) the Syndication Agent shall not, in its capacity as such, have any responsibilities under this Agreement or the other Credit Documents.

                                   ARTICLE IX

                                  Miscellaneous

                  SECTION 9.01. Notices. (a) Except in the case of notices and other communications expressly permitted to be given by telephone (and subject to paragraph (b) below), all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by telecopy or e-mail, as follows:

                  (i) if to Goodyear, to it at 1144 East Market Street, Akron, Ohio, 44316-0001, Attention of the Treasurer (Telecopy No. (330) 796-1021 or (330) 796-8836);

                  (ii) if to the European J.V., to it, or if to any other Borrower to it in care of the European J.V., in each case at Park Lane Cullinganlaan 2A, 1831 Diegem, Belgium, Attention of Chief Financial Officer (Telecopy No. (32)-276-11873), in each case with a copy to Goodyear as described in clause (i) above;

                  (iii) if to the Administrative Agent, to JPMorgan Chase Bank, Loan and Agency Services Group, One Chase Manhattan Plaza, 8th Floor, New York, New York 10081, Attention of Janet Belden (Telecopy No. (212) 552-5658); and

                  (iv) if to a Lender, to it at its address (or telecopy number or e-mail address) set forth in Schedule 2.01 or its Administrative Questionnaire.

                  (b) Notices and other communications to the Lenders hereunder may be delivered or furnished by electronic communications pursuant to procedures approved by the Administrative Agent; provided that the foregoing shall not apply to notices pursuant to Article II unless otherwise agreed by the Administrative Agent and the applicable Lender. The Administrative Agent Goodyear, the European J.V. or any Borrower may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it; provided that approval of such procedures may be limited to particular notices or communications.

                  (c) Any party hereto may change its address, telecopy number or e-mail address for notices and other communications hereunder by notice to the other parties hereto. All notices and other communications given to any party hereto in accordance with the provisions of this Agreement shall be deemed to have been given on the date of receipt.

                  SECTION 9.02. Waivers; Amendments. (a) No failure or delay by any of the Agents or any Lender in exercising any right or power hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Agents and the Lenders hereunder are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provision of this Agreement or consent to any departure by Goodyear, the European J.V. or any Borrower therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) below, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. Without limiting the generality of the foregoing, the making of a Loan shall not be construed as a waiver of any Default, regardless of whether any Agent or any Lender may have had notice or knowledge of such Default at the time.

                  (b) Neither this Agreement nor any other Credit Document nor any provision hereof or thereof may be waived, amended or modified except, in the case of this Agreement, pursuant to an agreement or agreements in writing entered into by Goodyear, the Borrowers and the Majority Lenders or, in the case of any other Credit Document, pursuant to an agreement or agreements in writing entered into by the Administrative Agent or the Collateral Agent and the Credit Party or Credit Parties that are parties thereto, in each case with the consent of the Majority Lenders; provided that no such agreement shall (i) increase or extend the expiration date of the Commitment of any Lender without the written consent of such Lender, (ii) reduce or forgive all or part of the principal amount of any Loan or reduce the rate of interest thereon, or reduce any fee payable hereunder, without the prior written consent of each Lender affected thereby, (iii) postpone the scheduled date of payment of the principal amount of any Loan or date for the

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                                                                              61

payment of any interest on any Loan or any fee, or reduce the amount of, waive or excuse any such payment, without the prior written consent of each Lender adversely affected thereby, (iv) release all or substantially all the Credit Parties from their Guarantees under the Guarantee and Collateral Agreement, or release all or substantially all the Collateral from the Liens of the Security Documents, without the written consent of each Lender, (v) change any provision of the Guarantee and Collateral Agreement or any other Security Document to alter the amount or allocation of any payment to be made to the Secured Parties without the consent of each adversely affected Lender, (vi) change Section 2.15 in a manner that would alter the pro rata sharing of any payment without the written consent of each Lender adversely affected thereby, (vii) change any of the provisions of this Section or the definition of "Majority Lenders" or any other provision hereof specifying the number or percentage of Lenders required to waive, amend or modify any rights hereunder or make any determination or grant any consent hereunder, without the written consent of each Lender or
(viii) change any provision of any Credit Document in a manner that by its terms adversely affects the rights in respect of payments due to Lenders holding Loans of any Class differently from those holding Loans of the other Class, without the written consent of Lenders holding a majority in interest of the outstanding Loans and unused Commitments of the affected Class; provided further, however, that any amendment, modification or waiver or modification of this Agreement that by its terms affects the rights or duties under this Agreement of the Revolving Lenders (but not the Term Lenders) or the Term Lenders (but not the Revolving Lenders) may be effected by an agreement or agreements in writing entered into by Goodyear, the Borrowers and the requisite percentage in interest of the affected Class of Lenders that would be required to consent thereto under this Section if such Class of Lenders were the only Class of Lenders hereunder at the time.

                  (c) Notwithstanding anything in paragraph (b) of this Section to the contrary, this Agreement and the other Credit Documents may be amended on one occasion to establish one or more new Classes of Term Loans and/or Revolving Commitments by converting the currency in which existing Term Loans or existing Revolving Commitments are denominated from dollars to like amounts of euro (based on exchange rates prevailing at or about the date of such conversion, as determined based on a reference page to be agreed upon), by an agreement in writing entered into by each applicable Borrower, the Administrative Agent, the Collateral Agent and each Lender that shall agree to such conversion of all or part of its Revolving Commitment or Term Loans and treating such converted Term Loans and/or Revolving Commitments, as applicable, as one or more new Classes. Any such agreement shall amend the provisions of this Agreement and the other Credit Documents to set forth the terms of each Class of Term Loans or Revolving Commitments established thereby and to effect such other changes (including changes to the provisions of this Section, Section 2.15 and the definition of "Majority Lenders") as the Borrower and the Administrative Agent shall deem necessary or advisable in connection with the establishment of any such Class; provided that no such agreement shall (i) effect any change described in any of clauses (i), (ii), (iv), (v) or (vii) of paragraph (b) of this Section without the consent of each Person required to consent to such change under such clause (it being agreed, however, that any conversion of the currency in which Revolving Commitments or Term Loans are denominated or the establishment of any Class of Revolving Commitments or Term Loans in connection therewith and the amendments in connection therewith that are referred to in this paragraph will not, of themselves, be deemed to effect any of the changes described in clauses
(i) through (vii) of such paragraph (b)), (ii) amend Article V, VI or VII to establish any affirmative or negative covenant, Event of Default or remedy that by its terms benefits one or more Classes, but not all Classes, of Loans or Borrowings without the prior written consent of Lenders holding a majority in interest of the Loans and Commitments of each Class not so benefited or (iii) change any other provision of this Agreement or any other Credit Document that creates rights in favor of Lenders holding Loans or Commitments of any existing Class, other than as necessary or

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                                                                              62

advisable in the judgment of the Administrative Agent to cause such provision to take into account, or to make the benefits of such provision available to, Lenders holding Term Loans of such new Class or such new Class of Revolving Commitments. The Loans, Commitments and Borrowings of any Class established pursuant to this paragraph shall constitute Loans, Commitments and Borrowings under, and shall be entitled to all the benefits afforded by, this Agreement and the other Credit Documents, and shall, without limiting the foregoing, benefit equally and ratably from the Guarantees and security interests created by the Guarantee and Collateral Agreement and the Security Documents supporting the respective Classes of Loans of the applicable Borrower or Borrowers, as the case may be. At any time the Borrower wishes to establish a new Class of Term Loans or Revolving Commitments pursuant to this paragraph, the Borrower shall offer each Lender the opportunity to convert its Term Loans or Revolving Commitments, as applicable. If a greater amount is tendered for conversion than the Borrower wishes to convert, the Term Loans or Revolving Commitments, as applicable, of each tendering Lender shall be accepted for conversion on a pro rata basis based on the percentage of all the Term Loans or Revolving Commitments, as applicable, tendered by all Lenders represented by the amount tendered by such Lender.

                  SECTION 9.03. Expenses; Indemnity; Damage Waiver. (a) The European J.V. shall pay (i) all reasonable out-of-pocket expenses incurred by the Agents, the Arranger and their Affiliates (including the reasonable fees, charges and disbursements of Cravath, Swaine & Moore, counsel for the Agents and the Arranger, and Allen & Overy and other local and foreign counsel for the Agents and Arranger, limited to one per jurisdiction, in connection with the Security Documents and the creation and perfection of the Liens created thereby and other local and foreign law matters) in connection with the arrangement and syndication of the credit facilities provided for herein, the preparation, execution, delivery and administration of this Agreement and the other Credit Documents or any amendments, modifications or waivers of the provisions hereof or thereof (whether or not the transactions contemplated hereby or thereby shall be consummated), and (ii) all reasonable out-of-pocket expenses incurred by the Agents or any Lender, including the fees, charges and disbursements of any counsel for the Agents or any Lender, in connection with the enforcement or protection of its rights in connection with this Agreement, including its rights under this Section, or in connection with the Loans made, including all such out-of-pocket expenses incurred during any workout, restructuring or similar negotiations in respect of such Loans. The European J.V. shall pay all out-of-pocket expenses incurred by the Collateral Agent in connection with the creation and perfection of the security interests contemplated by this Agreement, including all filing, recording and similar fees and, as more specifically set forth above, the reasonable fees and disbursements of counsel (including local counsel in each relevant jurisdiction).

                  (b) The European J.V. shall indemnify the Administrative Agent, the Arranger, and each Lender, and each Related Party of any of the foregoing Persons (each such Person being called an "Indemnitee") against, and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses (including the reasonable fees, charges and disbursements of any counsel for any Indemnitee), incurred by or asserted against any Indemnitee and arising out of (i) the execution or delivery of this Agreement or any Credit Document or agreement or instrument contemplated hereby, the performance by the parties hereto of their respective obligations or the exercise by the parties hereto of their rights hereunder or thereunder or the consummation of the Transactions or any other transactions contemplated hereby or thereby, (ii) any Loan or the use of the proceeds thereof, (iii) any actual or alleged presence or release of Hazardous Materials on or from any property currently or formerly owned or operated by the European J.V. or any of its Subsidiaries, or any Environmental Liability related in any way to the European J.V. or any of its Subsidiaries, or (iv) any claim, litigation, investigation or

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                                                                              63

proceeding relating to any of the foregoing, whether based on contract, tort or any other theory and regardless of whether any Indemnitee is a party thereto; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses shall have resulted from the gross negligence or wilful misconduct of such Indemnitee or the breach by such Indemnitee of obligations set forth herein or in any other Credit Document.

                  (c) To the extent that the European J.V. fails to pay any amount required to be paid by it to any Agent or Arranger under paragraph (a) or
(b) of this Section, each Lender severally agrees to pay to such Agent or Arranger, as the case may be, such Lender's Applicable Percentage (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought) of such unpaid amount; provided that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against such Agent or Arranger in its capacity as such.

                  SECTION 9.04. Successors and Assigns. (a) The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto, the Indemnitees and their respective successors and assigns permitted hereby, except that (i) no Borrower may assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of each Lender (and any attempted assignment or transfer by any Borrower without such consent shall be null and void) and (ii) no Lender may assign or otherwise transfer its rights or obligations hereunder except in accordance with this Section. Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, Indemnitees, their respective successors and assigns permitted hereby, Participants (to the extent provided in paragraph
(c) of this Section) and, to the extent expressly contemplated hereby, the Related Parties of each of the Agents, the Arranger, and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.

                  (b) (i) Subject to the conditions set forth in paragraph
(b)(ii) below, any Lender may assign to one or more assignees (including any CLO or other Approved Fund) all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitments and the Loans at the time owing to it); with the prior written consent (such consent not to be unreasonably withheld or delayed) of:

                  (A) the European J.V.; provided that no consent of the European J.V. shall be required for an assignment to a Lender, an Affiliate of a Lender (other than an Approved Fund or CLO), a Federal Reserve Bank or, if an Event of Default has occurred and is continuing, any other assignee; provided further that the consent of the European J.V. shall be required for an assignment by any Revolving Lender to any Person (other than a Revolving Lender); and

                  (B) the Administrative Agent; provided that no consent of the Administrative Agent shall be required for an assignment to an assignee that is a Lender, an Affiliate of a Lender, a Federal Reserve Bank or an Approved Fund; provided further that the consent of the Administrative Agent shall be required for an assignment by any Revolving Lender to any Person (other than a Revolving Lender).

                  (ii) Assignments shall be subject to the following additional conditions:

                  (A) except in the case of an assignment to a Lender or an Affiliate of a Lender, the amount of the Commitment of the assigning Lender subject to each such assignment

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                                                                              64

         (determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Administrative Agent) shall not be less than $5,000,000 or, if smaller, the entire remaining amount of the assigning Lender's Commitment unless each of the European J.V. and the Administrative Agent shall otherwise consent, provided (i) that no such consent of the European J.V. shall be required if an Event of Default has occurred and is continuing and (ii) in the event of concurrent assignments to two or more assignees that are Affiliates of one another, or to two or more Approved Funds managed by the same investment advisor or by affiliated investment advisors, all such concurrent assignments shall be aggregated in determining compliance with this subsection;

                  (B) each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender's rights and obligations under this Agreement; provided that this clause shall not be construed to prohibit the assignment of a proportionate part of all the assigning Lender's rights and obligations in respect of one Class of Commitments or Loans;

                  (C) the parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Assumption, together with a processing and recordation fee of $3,500; provided that in the event of concurrent assignments to two or more assignees that are Affiliates of one another, or to two or more Approved Funds managed by the same investment advisor or by affiliated investment advisors, only one such fee shall be payable; and

                  (D) the assignee, if it shall not be a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire.

                  (iii) Subject to acceptance and recording thereof pursuant to paragraph (b)(iv) of this Section, from and after the effective date specified in each Assignment and Assumption the assignee thereunder shall be a party hereto and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement (including those specified under Section 9.15), and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender's rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Sections 2.12, 2.13, 2.14 and 9.03). Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this Section 9.04 shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with paragraph (c) of this Section. Each assignment hereunder shall be deemed to be an assignment of the related rights under the Guarantee and Collateral Agreement.

                  (iv) The Administrative Agent shall maintain at one of its offices a copy of each Assignment and Assumption delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitment of, and principal amount of the Loans owing to, each Lender pursuant to the terms hereof from time to time (the "Register"). The entries in the Register shall be conclusive, and the Borrowers, the Administrative Agent and the Lenders may treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by any Borrower and any Lender, at any reasonable time and from time to time upon reasonable prior notice.

                  (v) Upon its receipt of a duly completed Assignment and Assumption executed by an assigning Lender and an assignee, the assignee's completed Administrative Questionnaire
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                                                                              65


(unless the assignee shall already be a Lender hereunder), the processing and recordation fee referred to in paragraph (b) of this Section and any written consent to such assignment required by paragraph (b) of this Section, the Administrative Agent shall accept such Assignment and Assumption and record the information contained therein in the Register. No assignment shall be effective for purposes of this Agreement unless it has been recorded in the Register as provided in this paragraph.

                  (vi) By executing and delivering an Assignment and Assumption, the assigning Lender thereunder and the assignee thereunder shall be deemed to confirm to and agree with each other and the other parties hereto as follows: (i) such assigning Lender warrants that it is the legal and beneficial owner of the interest being assigned thereby free and clear of any adverse claim and that its Commitment and the outstanding balances of its Loans, in each case without giving effect to assignments thereof that have not become effective, are as set forth in such Assignment and Assumption; (ii) except as set forth in clause (i) above, such assigning Lender makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with this Agreement or any other Credit Document or any other instrument or document furnished pursuant hereto or thereto, or the execution, legality, validity, enforceability, genuineness, sufficiency or value of any of the foregoing, or the financial condition of the Credit Parties or the performance or observance by the Credit Parties of any of their obligations under this Agreement or under any other Credit Document or any other instrument or document furnished pursuant hereto or thereto; (iii) each of the assignee and the assignor represents and warrants that it is legally authorized to enter into such Assignment and Assumption; (iv) such assignee confirms that it has received a copy of this Agreement, together with copies of any amendments or consents entered into prior to the date of such Assignment and Assumption and copies of the most recent financial statements delivered pursuant to Section 5.01 and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Assumption; (v) such assignee will independently and without reliance upon the Agents, such assigning Lender or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement; (vi) such assignee appoints and authorizes the Agents to take such action as agents on its behalf and to exercise such powers under this Agreement and the other Credit Documents as are delegated to them by the terms hereof and thereof, together with such powers as are reasonably incidental thereto; and (vii) such assignee agrees that it will perform in accordance with their terms all the obligations that by the terms of this Agreement are required to be performed by it as a Lender.

                  (vii) Upon any assignment pursuant to this Section 9.04(b), the European J.V. (or the Administrative Agent, at the expense of the European J.V.) shall promptly notify each Subsidiary Guarantor organized under the laws of the Republic of France of such assignment by bailiff (hussier) in accordance with Article 1690 of the French Civil Code. If such assignment is made without the European J.V.'s consent, the Administrative Agent shall provide prompt written notice of such assignment to the European J.V.

                  (viii) For the purposes of Article 1278 et seq. of the French Civil Code, each party hereto agrees that upon any novation under this Section 9.04(b), the security interests created and Guarantees made pursuant to the Security Documents shall be preserved for the benefit of the assignee and the other Lenders.

                  (ix) For the purposes of Italian law only, any assignment made under an Assignment and Assumption shall be deemed to constitute a cessione del contratto. Furthermore,

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                                                                              66

the European J.V. hereby expressly consents to any assignment pursuant to this
Section 9.04(b) by any Revolving Lender to any other Revolving Lender.

                  (c) (i) Any Lender may, without the consent of Goodyear, the European J.V., any other Borrower or the Administrative Agent, sell participations to one or more banks or other entities (each a "Participant") in all or a portion of such Lender's rights and/or obligations under this Agreement (including all or a portion of its Commitment and the Loans owing to it); provided that (A) such Lender's obligations under this Agreement shall remain unchanged, (B) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (C) the Borrowers, the Administrative Agent and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement. Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver that affects such Participant and that, under Section 9.02, would require the consent of each affected Lender. Subject to paragraph (c)(ii) of this Section, each Borrower agrees that each Participant shall be entitled to the benefits of Sections 2.12, 2.13 and 2.14 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to paragraph (b) of this Section. To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 9.08 as though it were a Lender, provided such Participant agrees to be subject to Section 2.15(d) as though it were a Lender.

                  (ii) A Participant shall not be entitled to receive any greater payment under Section 2.12 or 2.14 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant, unless the sale of the participation to such Participant is made with the European J.V.'s prior written consent, which consent shall specifically refer to this exception. A Participant that would be a Foreign Lender if it were a Lender shall not be entitled to the benefits of Section 2.14 unless the European J.V. is notified of the participation sold to such Participant and such Participant agrees, for the benefit of the European J.V., to comply with Section 2.14(e) as though it were a Lender.

                  (d) Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank, and this Section shall not apply to any such pledge or assignment of a security interest; provided that no such pledge or assignment of a security interest shall release a Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

                  SECTION 9.05. Survival. All covenants, agreements, representations and warranties made by Goodyear, the European J.V. and each other Borrower herein and in the certificates or other instruments delivered in connection with or pursuant to this Agreement shall be considered to have been relied upon by the other parties hereto and shall survive the execution and delivery of this Agreement and the making of any Loans, regardless of any investigation made by any such other party or on its behalf and notwithstanding that any Agent or any Lender may have had notice or knowledge of any Default or incorrect representation or warranty at the time any credit is extended hereunder, and shall continue in full force and effect as long as the principal of or any accrued interest on any Loan or any fee or any other amount payable under this Agreement is outstanding and unpaid and so long as the Commitments have not expired or terminated. The provisions of Sections 2.12, 2.13, 2.14 and
9.03 and Article IX shall survive and

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                                                                              67

remain in full force and effect regardless of the consummation of the transactions contemplated hereby, the repayment of the Loans, the expiration or termination of the Commitments or the termination of this Agreement or any provision hereof.

                  SECTION 9.06. Counterparts; Integration; Effectiveness. This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Agreement and any separate letter agreements with respect to fees payable to the Administrative Agent constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. This Agreement shall become effective as provided in Section 4.01. Delivery of an executed counterpart of a signature page of this Agreement by telecopy shall be effective as delivery of a manually executed counterpart of this Agreement.

                  SECTION 9.07. Severability. Any provision of this Agreement held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction. No failure to obtain any approval required for the effectiveness of any provision of this Agreement shall affect the validity or enforceability of any other provision of this Agreement.

                  SECTION 9.08. Right of Setoff. If an Event of Default shall have occurred and be continuing and the Loans shall have become due and payable pursuant to Article VII, each Lender and each of its Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other obligations at any time owing by such Lender or Affiliate to or for the credit or the account of any Borrower against any of and all the obligations of such Borrower now or hereafter existing under this Agreement held by such Lender, irrespective of whether or not such Lender shall have made any demand under this Agreement and although such obligations may be unmatured. The rights of each Lender under this Section are in addition to other rights and remedies (including other rights of setoff) which such Lender may have.

                  SECTION 9.09. Governing Law; Jurisdiction; Consent to Service of Process. (a) This Agreement shall be construed in accordance with and governed by the law of the State of New York.

                  (b) Goodyear, the European J.V. and each other Borrower hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of the Supreme Court of the State of New York sitting in New York County and of the United States District Court of the Southern District of New York, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State or, to the extent permitted by law, in such Federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement shall affect any right that any party hereto may otherwise have to bring any action or proceeding relating to this Agreement in the courts of any jurisdiction.

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                                                                              68

                  (c) Each party hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement in any court referred to in paragraph (b) of this Section. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

                  (d) Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 9.01. Nothing in this Agreement will affect the right of any party to this Agreement to serve process in any other manner permitted by law.

                  SECTION 9.10. WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

                  SECTION 9.11. Headings. Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and shall not affect the construction of, or be taken into consideration in interpreting, this Agreement.

                  SECTION 9.12. Confidentiality. Each of the Agents and the Lenders agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its and its Affiliates' directors, officers, employees and agents, including accountants, legal counsel and other advisors who have been informed of the confidential nature of such Information and instructed to keep such Information confidential, (b) to the extent requested by any regulatory authority (including the NAIC), (c) to the extent required by applicable laws or regulations or by any subpoena or similar legal process, (d) to any other party to this Agreement, (e) to the extent necessary or advisable in connection with the exercise of any remedies hereunder or any suit, action or proceeding relating to this Agreement or the enforcement of rights hereunder, (f) subject to an agreement containing provisions substantially the same as those of this Section, to (i) any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights or obligations under this Agreement or (ii) any actual or prospective counterparty (or its advisors) to any swap or derivative transaction relating to Goodyear or any Borrower and its obligations, (g) with the written consent of Goodyear or (h) to the extent such Information (i) becomes publicly available other than as a result of a breach of this Section or (ii) becomes available to any Agent or any Lender on a nonconfidential basis from a source other than Goodyear. For the purposes of this Section, "Information" means all information received from Goodyear or Persons acting on its behalf relating to Goodyear or its business, other than any such information that is available to any Agent or any Lender prior to disclosure by Goodyear on a nonconfidential basis from a source other than Goodyear that is not known by the recipient to be bound by a confidentiality agreement or other obligation of confidentiality with respect to such information. Notwithstanding anything herein to the contrary, any party to this Agreement (and any employee, representative or other agent of such party)

                                                                              69
may disclose to any and all persons, without limitation of any kind, the tax treatment and tax structure of the transactions contemplated by this Agreement and all materials of any kind (including opinions or other tax analyses) that are provided to it relating to such tax treatment and tax structure, but no party shall disclose any information relating to such tax treatment or tax structure to the extent nondisclosure is necessary in order to comply with applicable securities laws.

                  SECTION 9.13. Interest Rate Limitation. Notwithstanding anything herein to the contrary, if at any time the interest rate applicable to any Loan, together with all fees, charges and other amounts which are treated as interest on such Loan under applicable law (collectively, the "Charges"), shall exceed the maximum lawful rate (the "Maximum Rate") which may be contracted for, charged, taken, received or reserved by the Lender holding such Loan in accordance with applicable law, the rate of interest payable in respect of such Loan hereunder, together with all Charges payable in respect thereof, shall be limited to the Maximum Rate and, to the extent lawful, the interest and Charges that would have been payable in respect of such Loan but were not payable as a result of the operation of this Section shall be cumulated and the interest and Charges payable to such Lender in respect of other Loans or periods shall be increased (but not above the Maximum Rate therefor) until such cumulated amount, together with interest thereon at the Alternate Base Rate to the date of repayment, shall have been received by such Lender.

                  SECTION 9.14. Security Documents. Each Lender hereby authorizes and directs the Collateral Agent to execute and deliver the Guarantee and Collateral Agreement and each other Security Document. Each Lender, by executing and delivering this Agreement, acknowledges receipt of a copy of the Guarantee and Collateral Agreement and approves and agrees to be bound by and to act in accordance with the terms and conditions of the Guarantee and Collateral Agreement and each other Security Document, specifically including (i) the provisions of Section 6.03 of the Guarantee and Collateral Agreement (governing the distribution of proceeds realized from the exercise of remedies under the Security Documents), (ii) the provisions of Article VIII of the Guarantee and Collateral Agreement (governing the manner in which Acts of the Secured Parties are to be evidenced and the manner in which the amounts of the Obligations and the other Obligations (as defined in the Guarantee and Collateral Agreement) are to be determined at any time), (iii) the provisions of Articles IX and X of the Guarantee and Collateral Agreement (relating to the duties and responsibilities of the Collateral Agent and providing for the indemnification and the reimbursement of expenses of the Collateral Agent by the Lenders), (iv) the provisions of Article XI of the Guarantee and Collateral Agreement (providing for the subordination of certain Junior Liens (as defined therein) in favor of the Secured Parties to the Applicable Senior Liens (as defined therein)) and (v) the provisions of Section 13.13 of the Guarantee and Collateral Agreement (providing for releases of Guarantees of and Collateral securing the Obligations). Each party hereto further agrees that the parties to the other Security Documents shall perform their obligations thereunder in accordance with the foregoing provisions of the Guarantee and Collateral Agreement.

                  SECTION 9.15. Collateral Agent as Joint and Several Creditor.
(a) Each Secured Party and each Credit Party agrees that the Collateral Agent shall be the joint and several creditor (together with the relevant other Secured Parties) of each and every payment obligation of each Credit Party towards each of the Secured Parties under the Credit Documents or under any Swap Agreement or arising out of or in connection with cash management or other similar services provided by any Secured Party and that accordingly the Collateral Agent will have its own independent rights to demand from each Credit Party in satisfaction of those obligations and shall hold any security interest created pursuant to any Security Document to secure those obligations in its own name, and not solely as agent or mandatory (lasthebber) for the Secured Parties, with full and unrestricted entitlement to and authority in respect of such security interest; provided that it is expressly acknowledged that any discharge of any payment obligation to either of the Collateral Agent or the relevant Secured Parties shall to the same extent discharge the corresponding obligation owing to the other.

                  (b) Without limiting or effecting the Collateral Agent's rights against each Credit Party (whether under this Section 9.15 or on any other provisions of the Credit Documents) the Collateral Agent agrees with each Secured Party that it will not exercise its right as joint and several creditor with such Secured Party except with the prior written consent of such Secured Party; provided, however, that for the avoidance of doubt, nothing in this sentence in any way limits the Collateral Agent's rights to act in the protection or preservation of rights under or to enforce any Security Document as contemplated by this Agreement and the relevant Security Documents. Any amounts recovered by the Collateral Agent as a result of the operation of this
Section 9.15 shall be held for the benefit of the applicable Secured Party or Secured Parties to be applied in accordance with the provisions hereof and of the Security Documents.

                  SECTION 9.16. Conversion of Currencies. (a) If, for the purpose of obtaining judgment in any court, it is necessary to convert a sum owing hereunder in one currency into another currency, each party hereto agrees, to the fullest extent that it may effectively do so, that the rate of exchange used shall be that at which in accordance with normal banking procedures in the relevant jurisdiction the first currency could be purchased with such other currency on the Business Day immediately preceding the day on which final judgment is given.

                  (b) The obligations of Goodyear or any Borrower in respect of any sum due to any party hereto or any holder of the obligations owing hereunder (the "Applicable Creditor") shall, notwithstanding any judgment in a currency (the "Judgment Currency") other than the currency in which such sum is stated to be due hereunder (the "Agreement Currency"), be discharged only to the extent that, on the Business Day following receipt by the Applicable Creditor of any sum adjudged to be so due in the Judgment Currency, the Applicable Creditor may in accordance with normal banking procedures in the relevant jurisdiction purchase the Agreement Currency with the Judgment Currency; if the amount of the Agreement Currency so purchased is less than the sum originally due to the Applicable Creditor in the Agreement Currency, each of Goodyear and each Borrower agrees, as a separate obligation and notwithstanding any such judgment, to indemnify the Applicable Creditor against such loss. The obligations of Goodyear and the Borrowers contained in this Section 9.15 shall survive the termination of this Agreement and the payment of all other amounts owing hereunder.

                  SECTION 9.17. Dutch Banking Act. (a) On the date of this Agreement (i) if the European JV is a credit institution (kredietinstelling) under the Dutch Banking Act, it is in compliance with the applicable provisions of the Dutch Banking Act and any implementing regulations including, but not limited to, the Dutch Exemption Regulation; and (ii) each Person which is a Lender under this Agreement is either (A) a Professional Market Party under the Dutch Exemption Regulation or (B) exempted from the re-quirement to be a Professional Market Party because it forms part of a closed circle (besloten kring) with the European J.V..

                  (b) At the time of each assignment under Section 9.04, if at the time thereof it is a requirement of Dutch law, the assignee shall be a Professional Market Party. If on the date of an assignment, it is a requirement of Dutch law that an assignee must be a Professional Market Party, the European J.V. must make the representation that it has verified the status of each person which is a Lender under this Agreement either as (i) a Professional Market Party under the

Dutch Exemption Regulation; or (ii) exempted from the requirement to be a Professional Market Party because it forms part of a closed circle (besloten kring) with the European J.V. On the date that an assignee becomes party to this Agreement as a Lender that Lender hereby represents and warrants that on that date it is either (A) a Professional Market Party under the Dutch Exemption Regulation; or (B) exempted from the requirement to be a Professional Market Party because it forms part of a closed circle (besloten kring) with the European J.V., as evidenced by a verification letter delivered to the European J.V. in substantially the form attached hereto as Exhibit G

                  (c) For purposes of this Section 9.17:

                  (i) "Professional Market Party" means a professional market party (professionele marktpartij) under the Dutch Exemption Regulation which includes only (a) banks, insurance companies, securities firms, investment institutions and pension funds that are (i) supervised or licensed under Dutch law or (ii) established and acting under supervision in a European Union member state (other than the Netherlands), Hungary, Monaco, Poland, Puerto Rico, Saudi Arabia, Slovakia, Czech Republic, Turkey, South Korea, the United States of America, Japan, Australia, Canada, Mexico, New Zealand or Switzerland;
         (b) investment institutions which offer their participation rights exclusively to professional market parties and are not required to be supervised or licensed under Dutch law; (c) the State of the Netherlands, the Dutch Central Bank, a foreign central government body, a foreign central bank, Dutch regional and local governments and comparable foreign de-centralised government bodies, international treaty organisations and supranational organisations; (d) enterprises or entities with total assets of at least EUR500,000,000 (or the equivalent thereof in another currency) as per the balance sheet as of the year end preceding the obtaining of the repayable funds; (e) enterprises, entities or individuals with net assets (eigen vermogen) of at least EUR10,000,000 (or the equivalent thereof in another currency) as of the year end preceding the obtaining of the repayable funds who or which have been active in the financial markets on average twice a month over a period of at least two consecutive years preceding the obtaining of the repayable funds; (f) subsidiaries of the entities referred to under (a) above provided such subsidiaries are subject to supervision; and (g) an enterprise or institution that has a rating from a rating agency that in the opinion of the Dutch Central Bank is an expert or that issues securities that have a rating from a rating agency that in the opinion of the Dutch Central Bank is an expert.

                  (ii) "Dutch Banking Act" means the Dutch Act on the Supervision of the Credit System 1992 (Wet Toezicht Kredietwezen 1992), as amended from time to time.

                  (iii) "Dutch Exemption Regulation" means the Exemption Regulation of the Minister of Finance of June 26, 2002
         (Vrijstellingsregeling WtK 1992), as amended from time to time.

                  SECTION 9.18. Power of Attorney. Each Lender hereby (i) authorizes the Collateral Agent to execute and deliver, on behalf of and in the name of such Lender, all and any Credit Documents (including without limitation Security Documents) and related documentation, (ii) authorizes the Collateral Agent to appoint any further agents or attorneys to execute and deliver, or otherwise to act, on behalf of and in the name of the Collateral Agent for any such purpose, (iii) authorizes the Collateral Agent to do any and all acts and to make and receive all declarations which are deemed necessary or appropriate to the Collateral Agent. The Lenders hereby relieve the Collateral Agent from the self-dealing restrictions imposed by Section 181 of the German Civil Code and the Collateral Agent may also relieve agents and attorneys appointed pursuant to the powers granted under this Section
         9.18 from the restrictions imposed by Section 181 of the German Civil Code. For the purposes of Italian law, each Lender expressly authorizes the Collateral Agent (and any agents and attorneys appointed under this Section 9.18) to act under a conflict of interest and self-dealing (including, but not limited to a situation in which the Collateral Agent acts simultaneously in the name and/or on behalf (a) of any Secured Party, on the one hand, and (b) of any Credit Party, on the other hand) solely in relation to this Agreement, the Master Guarantee and Collateral Agreement and the other Security Documents. Any attorney appointed by the Collateral Agent pursuant to this Section 9.18 may grant sub-power to a sub-attorney in the same scope

                  IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

                           THE GOODYEAR TIRE & RUBBER COMPANY,

                                     by
                                     /s/ Stephanie W. Bergeron
                                     -------------------------------------------
                                     Name:
                                     Title:

                           GOODYEAR DUNLOP TIRES EUROPE B.V.,

                                     by
                                     ___________________________________________
                                     Name:
                                     Title:

                           GOODYEAR DUNLOP TIRES GERMANY GMBH,

                                     by
                                     ___________________________________________
                                     Name:
                                     Title:

                           GOODYEAR GMBH & CO KG,

                                     by
                                     ___________________________________________
                                     Name:
                                     Title:

                           DUNLOP GMBH & CO KG,

                                     by
                                     ___________________________________________
                                     Name:
                                     Title:

                  IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

                           THE GOODYEAR TIRE & RUBBER COMPANY,

                                  by
                                     ___________________________________________
                                     Name:
                                     Title:

                           GOODYEAR DUNLOP TIRES EUROPE B.V.,

                                  by
                                     /s/ Phillips Regnault     /s/ Errol Scialom
                                     -------------------------------------------
                                     Name: Phillips Regnault   Errol Scialom
                                     Title: Director           Director

                           GOODYEAR DUNLOP TIRES GERMANY GMBH,

                                  by
                                     ___________________________________________
                                     Name:
                                     Title:

                           GOODYEAR GMBH & CO KG,

                                  by
                                     ___________________________________________
                                     Name:
                                     Title:

                           DUNLOP GMBH & CO KG,

                                  by
                                     ___________________________________________
                                     Name:
                                     Title:

                  IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

                           THE GOODYEAR TIRE & RUBBER COMPANY,

                                  by
                                     ___________________________________________
                                     Name:
                                     Title:

                           GOODYEAR DUNLOP TIRES EUROPE B.V.,

                                  by
                                     ___________________________________________
                                     Name:
                                     Title:

                           GOODYEAR DUNLOP TIRES GERMANY GMBH,

                                  by
                                     /s/ Gerhard Grunenwald
                                     -------------------------------------------
                                     Name: Gerhard Grunenwald
                                     Title: General Manager

                                  by
                                     /s/ Gottried Hess
                                     -------------------------------------------
                                     Name: Gottfried Hess
                                     Title: General Manager

                           GOODYEAR GMBH & CO KG,

                                  by
                                     /s/ Gerhard Grunenwald
                                     -------------------------------------------
                                     Name: Gerhard Grunenwald
                                     Title: General Manager

                                  by
                                     /s/ Gottfried Hess
                                     -------------------------------------------
                                     Name: Gottfried Hess
                                     Title: General Manager

                           DUNLOP GMBH & CO KG,

                                  by
                                     /s/ Gerhard Grunenwald
                                     -------------------------------------------
                                     Name: Gerhard Grunenwald
                                     Title: General Manager

                                  by
                                     /s/ Gottfried Hess
                                     -------------------------------------------
                                     Name: Gottfried Hess
                                     Title: General Manager

                           GOODYEAR LUXEMBOURG TIRES SA,

                                     by
                                     ___________________________________________
                                     Name:
                                     Title:

                           JPMORGAN CHASE BANK, individually and as Administrative Agent and Collateral Agent,

                                     by
                                     /s/ B. Joseph Lillis
                                     -------------------------------------------
                                     Name:
                                     Title:

                                                    LENDER SIGNATURE PAGE TO THE
                                                      CREDIT AGREEMENT among THE
                                                 GOODYEAR TIRE & RUBBER COMPANY;
                                                    GOODYEAR DUNLOP TIRES EUROPE
                                                     B.V.; GOODYEAR DUNLOP TIRES
                                                   GERMANY GMBH; GOODYEAR GMBH &
                                                     CO KG; DUNLOP GMBH & CO KG;
                                                   GOODYEAR LUXEMBOURG TIRES SA;
                                              the LENDERS party hereto; JPMORGAN
                                         CHASE BANK, as Administrative Agent and
                                             Collateral Agent; and DEUTSCHE BANK
                                                       AG, as Syndication Agent.

Name of Institution:         ABN AMRO Bank N.V.

                  by /s/ Neil J. Bivona
                     --------------------------------------------
                     Name: Neil. J. Bivona
                     Title: Senior Vice President

                     /s/ David W. Stack
                     --------------------------------------------
                     Name: David W. Stack
                     Title: Group Vice President

                                                    LENDER SIGNATURE PAGE TO THE
                                                      CREDIT AGREEMENT among THE
                                                 GOODYEAR TIRE & RUBBER COMPANY;
                                                    GOODYEAR DUNLOP TIRES EUROPE
                                                     B.V.; GOODYEAR DUNLOP TIRES
                                                   GERMANY GMBH; GOODYEAR GMBH &
                                                     CO KG; DUNLOP GMBH & CO KG;
                                                   GOODYEAR LUXEMBOURG TIRES SA;
                                              the LENDERS party hereto; JPMORGAN
                                         CHASE BANK, as Administrative Agent and
                                             Collateral Agent; and DEUTSCHE BANK
                                                       AG, as Syndication Agent.

Name of Institution:   Banca Intesa S.p.A., New York Branch

                  by /s/ Frank Maffei
                     -----------------------------------
                     Name:  Frank Maffei
                     Title: Vice President

                  by /s/ Massimo Fiore
                     -----------------------------------
                     Name:  Massimo Fiore
                     Title: Assistant Vice President

                                                    LENDER SIGNATURE PAGE TO THE
                                                      CREDIT AGREEMENT among THE
                                                 GOODYEAR TIRE & RUBBER COMPANY;
                                              GOODYEAR DUNLOP TIRES EUROPE B.V.;
                                                   GOODYEAR DUNLOP TIRES GERMANY
                                                    GMBH; GOODYEAR GMBH & CO KG;
                                                   DUNLOP GMBH & CO KG; GOODYEAR
                                                LUXEMBOURG TIRES SA; the LENDERS
                                           party hereto; JPMORGAN CHASE BANK, as
                                  Administrative Agent and Collateral Agent; and
                                         DEUTSCHE BANK AG, as Syndication Agent.

Name of Institution: BANCA NAZIONALE DEL LAVORO S.p.A., NEW YORK BRANCH

                  by /s/ Francesco DiMario
                     --------------------------------------------
                     Name:  Francesco DiMario
                     Title: Vice President

                  by /s/ Leonardo Valentini
                     --------------------------------------------
                     Name:  Leonardo Valentini
                     Title: First Vice President

                                                    LENDER SIGNATURE PAGE TO THE
                                                      CREDIT AGREEMENT among THE
                                                 GOODYEAR TIRE & RUBBER COMPANY;
                                                    GOODYEAR DUNLOP TIRES EUROPE
                                                     B.V.; GOODYEAR DUNLOP TIRES
                                                   GERMANY GMBH; GOODYEAR GMBH &
                                                     CO KG; DUNLOP GMBH & CO KG;
                                                   GOODYEAR LUXEMBOURG TIRES SA;
                                              the LENDERS party hereto; JPMORGAN
                                         CHASE BANK, as Administrative Agent and
                                             Collateral Agent; and DEUTSCHE BANK
                                                       AG, as Syndication Agent.

Name of Institution:          Bank of America

                  by /s/ Thomas Biaggi
                     -----------------------------------
                     Name: Thomas Biaggi
                     Title: Managing Director

                                                   LENDER SIGNATURE PAGE TO THE
                                                      CREDIT AGREEMENT among THE
                                                 GOODYEAR TIRE & RUBBER COMPANY;
                                                    GOODYEAR DUNLOP TIRES EUROPE
                                                     B.V.; GOODYEAR DUNLOP TIRES
                                                   GERMANY GMBH; GOODYEAR GMBH &
                                                     CO KG; DUNLOP GMBH & CO KG;
                                                   GOODYEAR LUXEMBOURG TIRES SA;
                                              the LENDERS party hereto; JPMORGAN
                                         CHASE BANK, as Administrative Agent and
                                             Collateral Agent; and DEUTSCHE BANK
                                                       AG, as Syndication Agent.

Name of Institution: The Bank of East Asia, Limited, New York Branch

                  by /s/ Jay F. Chen
                     -----------------------------------
                     Name: Jay F. Chen
                     Title: Head of Credit

                  by /s/ Peng Wah Tang
                     -----------------------------------
                     Name: Peng Wah Tang
                     Title: General Manager

                                                   LENDER SIGNATURE PAGE TO THE
                                                      CREDIT AGREEMENT among THE
                                                 GOODYEAR TIRE & RUBBER COMPANY;
                                                    GOODYEAR DUNLOP TIRES EUROPE
                                                     B.V.; GOODYEAR DUNLOP TIRES
                                                   GERMANY GMBH; GOODYEAR GMBH &
                                                     CO KG; DUNLOP GMBH & CO KG;
                                                   GOODYEAR LUXEMBOURG TIRES SA;
                                              the LENDERS party hereto; JPMORGAN
                                         CHASE BANK, as Administrative Agent and
                                             Collateral Agent; and DEUTSCHE BANK
                                                       AG, as Syndication Agent.

Name of Institution:          THE BANK OF NEW YORK

                  by /s/ John M. Lokay, Jr.
                     -----------------------------------
                     Name: John M. Lokay, Jr.
                     Title: Vice President

                                                   LENDER SIGNATURE PAGE TO THE
                                                      CREDIT AGREEMENT among THE
                                                 GOODYEAR TIRE & RUBBER COMPANY;
                                                    GOODYEAR DUNLOP TIRES EUROPE
                                                     B.V.; GOODYEAR DUNLOP TIRES
                                                   GERMANY GMBH; GOODYEAR GMBH &
                                                     CO KG; DUNLOP GMBH & CO KG;
                                                   GOODYEAR LUXEMBOURG TIRES SA;
                                              the LENDERS party hereto; JPMORGAN
                                         CHASE BANK, as Administrative Agent and
                                             Collateral Agent; and DEUTSCHE BANK
                                                       AG, as Syndication Agent.

Name of Institution:          Bank One, NA

                  by /s/ Gaye C. Plunkett
                     -----------------------------------
                     Name: Gaye C. Plunkett
                     Title: First Vice President

                                                    LENDER SIGNATURE PAGE TO THE
                                                      CREDIT AGREEMENT among THE
                                                 GOODYEAR TIRE & RUBBER COMPANY;
                                                    GOODYEAR DUNLOP TIRES EUROPE
                                                     B.V.; GOODYEAR DUNLOP TIRES
                                                   GERMANY GMBH; GOODYEAR GMBH &
                                                     CO KG; DUNLOP GMBH & CO KG;
                                                   GOODYEAR LUXEMBOURG TIRES SA;
                                              the LENDERS party hereto; JPMORGAN
                                         CHASE BANK, as Administrative Agent and
                                             Collateral Agent; and DEUTSCHE BANK
                                                       AG, as Syndication Agent.

Name of Institution: BANK OF TOYKO-MITSUBISHI TRUST COMPANY

                  by /s/ Spencer Hughes
                     --------------------------------------------
                     Name:  Spencer Hughes
                     Title: Vice President

                                                    LENDER SIGNATURE PAGE TO THE
                                                      CREDIT AGREEMENT among THE
                                                 GOODYEAR TIRE & RUBBER COMPANY;
                                                    GOODYEAR DUNLOP TIRES EUROPE
                                                     B.V.; GOODYEAR DUNLOP TIRES
                                                   GERMANY GMBH; GOODYEAR GMBH &
                                                     CO KG; DUNLOP GMBH & CO KG;
                                                   GOODYEAR LUXEMBOURG TIRES SA;
                                              the LENDERS party hereto; JPMORGAN
                                             CHASE BANK, as Administrative Agent
                                              and Collateral Agent; and DEUTSCHE
                                                  BANK AG, as Syndication Agent.

Name of Institution: BARCLAYS BANK PLC

                  by /s/ Nicholas Bell
                     --------------------------------------------
                     Name:  Nicholas Bell
                     Title: Director

                                                    LENDER SIGNATURE PAGE TO THE
                                                      CREDIT AGREEMENT among THE
                                                 GOODYEAR TIRE & RUBBER COMPANY;
                                              GOODYEAR DUNLOP TIRES EUROPE B.V.;
                                                   GOODYEAR DUNLOP TIRES GERMANY
                                                    GMBH; GOODYEAR GMBH & CO KG;
                                                   DUNLOP GMBH & CO KG; GOODYEAR
                                                LUXEMBOURG TIRES SA; the LENDERS
                                           party hereto; JPMORGAN CHASE BANK, as
                                  Administrative Agent and Collateral Agent; and
                                         DEUTSCHE BANK AG, as Syndication Agent.

Name of Institution: BAYERISCHE HYPO-UND VEREINSBANK, AG NEW YORK BRANCH

                  by /s/ Ken Hamilton          /s/ Richard Cordover
                     ----------------          --------------------
                     Name:  Ken Hamilton       Name:  Richard Cordover
                     Title: Director           Title: Director

                                                    LENDER SIGNATURE PAGE TO THE
                                                      CREDIT AGREEMENT among THE
                                                 GOODYEAR TIRE & RUBBER COMPANY;
                                                    GOODYEAR DUNLOP TIRES EUROPE
                                                     B.V.; GOODYEAR DUNLOP TIRES
                                                   GERMANY GMBH; GOODYEAR GMBH &
                                                     CO KG; DUNLOP GMBH & CO KG;
                                                   GOODYEAR LUXEMBOURG TIRES SA;
                                              the LENDERS party hereto; JPMORGAN
                                         CHASE BANK, as Administrative Agent and
                                             Collateral Agent; and DEUTSCHE BANK
                                                       AG, as Syndication Agent.

BNP PARIBAS

By  /s/ Frederick H. Moryl, Jr.
  ----------------------------------------------
    Name: Frederick H. Moryl, Jr.
    Title: Managing Director

By  /s/ Peter Labrie
  -------------------------------------
    Name: Peter Labrie
    Title: Central Region Manager

                                                    LENDER SIGNATURE PAGE TO THE
                                                      CREDIT AGREEMENT among THE
                                                 GOODYEAR TIRE & RUBBER COMPANY;
                                                    GOODYEAR DUNLOP TIRES EUROPE
                                                     B.V.; GOODYEAR DUNLOP TIRES
                                                   GERMANY GMBH; GOODYEAR GMBH &
                                                     CO KG; DUNLOP GMBH & CO KG;
                                                   GOODYEAR LUXEMBOURG TIRES SA;
                                              the LENDERS party hereto; JPMORGAN
                                         CHASE BANK, as Administrative Agent and
                                             Collateral Agent; and DEUTSCHE BANK
                                                       AG, as Syndication Agent.

Name of Institution: CIBC Inc.

                  by /s/ Charles D. Mulkeen
                     -----------------------------------
                     Name: Charles D. Mulkeen
                     Title: Executive Director

                                                    LENDER SIGNATURE PAGE TO THE
                                                      CREDIT AGREEMENT among THE
                                                 GOODYEAR TIRE & RUBBER COMPANY;
                                                    GOODYEAR DUNLOP TIRES EUROPE
                                                     B.V.; GOODYEAR DUNLOP TIRES
                                                   GERMANY GMBH; GOODYEAR GMBH &
                                                     CO KG; DUNLOP GMBH & CO KG;
                                                   GOODYEAR LUXEMBOURG TIRES SA;
                                              the LENDERS party hereto; JPMORGAN
                                         CHASE BANK, as Administrative Agent and
                                             Collateral Agent; and DEUTSCHE BANK
                                                       AG, as Syndication Agent.

Name of Institution: Citibank, N.A.

                  by /s/ Jonathan D. Calder
                     --------------------------------------------
                     Name: Jonathan D. Calder
                     Title: V.P.

                                                   LENDER SIGNATURE PAGE TO THE
                                                      CREDIT AGREEMENT among THE
                                                 GOODYEAR TIRE & RUBBER COMPANY;
                                                    GOODYEAR DUNLOP TIRES EUROPE
                                                     B.V.; GOODYEAR DUNLOP TIRES
                                                   GERMANY GMBH; GOODYEAR GMBH &
                                                     CO KG; DUNLOP GMBH & CO KG;
                                                   GOODYEAR LUXEMBOURG TIRES SA;
                                              the LENDERS party hereto; JPMORGAN
                                         CHASE BANK, as Administrative Agent and
                                             Collateral Agent; and DEUTSCHE BANK
                                                       AG, as Syndication Agent.

Name of Institution: Citicorp USA, Inc

                  by /s/ Brian Ike
                     -----------------------------------
                     Name:  Brian Ike
                     Title: Director

                                                   LENDER SIGNATURE PAGE TO THE
                                                      CREDIT AGREEMENT among THE
                                                 GOODYEAR TIRE & RUBBER COMPANY;
                                                    GOODYEAR DUNLOP TIRES EUROPE
                                                     B.V.; GOODYEAR DUNLOP TIRES
                                                   GERMANY GMBH; GOODYEAR GMBH &
                                                     CO KG; DUNLOP GMBH & CO KG;
                                                   GOODYEAR LUXEMBOURG TIRES SA;
                                              the LENDERS party hereto; JPMORGAN
                                         CHASE BANK, as Administrative Agent and
                                             Collateral Agent; and DEUTSCHE BANK
                                                       AG, as Syndication Agent.

                                        COMMERZEBANK
                                      Aktiengesellschaft
Name of Institution:                    Cologne Branch

                  by /s/ Guido Vos             /s/ Konrad Noltenhans
                     -----------------------------------------------------
                        Guido Vos                Konrad Noltenhans
                     (Vice President)            (Vice President)

                                                    LENDER SIGNATURE PAGE TO THE
                                                      CREDIT AGREEMENT among THE
                                                 GOODYEAR TIRE & RUBBER COMPANY;
                                                    GOODYEAR DUNLOP TIRES EUROPE
                                                     B.V.; GOODYEAR DUNLOP TIRES
                                                   GERMANY GMBH; GOODYEAR GMBH &
                                                     CO KG; DUNLOP GMBH & CO KG;
                                                   GOODYEAR LUXEMBOURG TIRES SA;
                                              the LENDERS party hereto; JPMORGAN
                                         CHASE BANK, as Administrative Agent and
                                             Collateral Agent; and DEUTSCHE BANK
                                                       AG, as Syndication Agent.

Name of Institution: Credit Lyonnais New York Branch

                  by /s/ Guido Van Hauwermeiren
                     --------------------------------------------
                     Name: Guido Van Hauwermeiren
                     Title: Senior Vice President

                                                   LENDER SIGNATURE PAGE TO THE
                                                      CREDIT AGREEMENT among THE
                                                 GOODYEAR TIRE & RUBBER COMPANY;
                                                    GOODYEAR DUNLOP TIRES EUROPE
                                                     B.V.; GOODYEAR DUNLOP TIRES
                                                   GERMANY GMBH; GOODYEAR GMBH &
                                                     CO KG; DUNLOP GMBH & CO KG;
                                                   GOODYEAR LUXEMBOURG TIRES SA;
                                              the LENDERS party hereto; JPMORGAN
                                         CHASE BANK, as Administrative Agent and
                                             Collateral Agent; and DEUTSCHE BANK
                                                       AG, as Syndication Agent.

Name of Institution: Credit Suisse First Boston, Cayman Islands Branch

                  by /s/ Mark E. Gleason
                     --------------------------------------------------
                     Name:  Mark E. Gleason
                     Title: Director

                  by /s/ Cassandra Droogan
                     -------------------------------------------------
                     Name:  Cassandra Droogan
                     Title: Associate

                                                    LENDER SIGNATURE PAGE TO THE
                                                      CREDIT AGREEMENT among THE
                                                 GOODYEAR TIRE & RUBBER COMPANY;
                                                    GOODYEAR DUNLOP TIRES EUROPE
                                                     B.V.; GOODYEAR DUNLOP TIRES
                                                   GERMANY GMBH; GOODYEAR GMBH &
                                                     CO KG; DUNLOP GMBH & CO KG;
                                                   GOODYEAR LUXEMBOURG TIRES SA;
                                              the LENDERS party hereto; JPMORGAN
                                         CHASE BANK, as Administrative Agent and
                                             Collateral Agent; and DEUTSCHE BANK
                                                       AG, as Syndication Agent.

                  DEUTSCHE BANK AG, NEW YORK BRANCH

                  by /s/ Michael Dietz
                     -----------------------------------
                     Name:  Michael Dietz
                     Title: Director

                  by /s/ Hans-Josef Thiele
                     -----------------------------------
                     Name:  Hans-Josef Thiele
                     Title: Director

                                                    LENDER SIGNATURE PAGE TO THE
                                                      CREDIT AGREEMENT among THE
                                                 GOODYEAR TIRE & RUBBER COMPANY;
                                                    GOODYEAR DUNLOP TIRES EUROPE
                                                     B.V.; GOODYEAR DUNLOP TIRES
                                                   GERMANY GMBH; GOODYEAR GMBH &
                                                     CO KG; DUNLOP GMBH & CO KG;
                                                   GOODYEAR LUXEMBOURG TIRES SA;
                                              the LENDERS party hereto; JPMORGAN
                                         CHASE BANK, as Administrative Agent and
                                             Collateral Agent; and DEUTSCHE BANK
                                                       AG, as Syndication Agent.

                         DRESDNER BANK AG NEW YORK AND
Name of Institution:     GRAND CAYMAN BRANCHES

                  by /s/ Richard J. Sweeney
                     --------------------------------------------------
                     Name: Richard J. Sweeney
                     Title: Vice President

                  by /s/ Sanjeev Malhotra
                     --------------------------------------------------
                     Name: Sanjeev Malhotra
                     Title: Associate

                                                    LENDER SIGNATURE PAGE TO THE
                                                      CREDIT AGREEMENT among THE
                                                 GOODYEAR TIRE & RUBBER COMPANY;
                                                    GOODYEAR DUNLOP TIRES EUROPE
                                                     B.V.; GOODYEAR DUNLOP TIRES
                                                   GERMANY GMBH; GOODYEAR GMBH &
                                                     CO KG; DUNLOP GMBH & CO KG;
                                                   GOODYEAR LUXEMBOURG TIRES SA;
                                              the LENDERS party hereto; JPMORGAN
                                         CHASE BANK, as Administrative Agent and
                                             Collateral Agent; and DEUTSCHE BANK
                                                       AG, as Syndication Agent.

Name of Institution:  Fifth Third Bank

                  by /s/ Martin H. McGinty
                     --------------------------------------------
                     Name:  Martin H. McGinty
                     Title: Vice President

                                                   LENDER SIGNATURE PAGE TO THE
                                                      CREDIT AGREEMENT among THE
                                                 GOODYEAR TIRE & RUBBER COMPANY;
                                                    GOODYEAR DUNLOP TIRES EUROPE
                                                     B.V.; GOODYEAR DUNLOP TIRES
                                                   GERMANY GMBH; GOODYEAR GMBH &
                                                     CO KG; DUNLOP GMBH & CO KG;
                                                   GOODYEAR LUXEMBOURG TIRES SA;
                                              the LENDERS party hereto; JPMORGAN
                                         CHASE BANK, as Administrative Agent and
                                             Collateral Agent; and DEUTSCHE BANK
                                                       AG, as Syndication Agent.

Name of Institution:   IKB Capital Corporation

                  by /s/ Wolfgang Boeker
                     -----------------------------------
                     Name: Wolfgang Boeker
                     Title: Senior Vice President

                                                    LENDER SIGNATURE PAGE TO THE
                                                      CREDIT AGREEMENT among THE
                                                 GOODYEAR TIRE & RUBBER COMPANY;
                                                    GOODYEAR DUNLOP TIRES EUROPE
                                                     B.V.; GOODYEAR DUNLOP TIRES
                                                   GERMANY GMBH; GOODYEAR GMBH &
                                                     CO KG; DUNLOP GMBH & CO KG;
                                                   GOODYEAR LUXEMBOURG TIRES SA;
                                              the LENDERS party hereto; JPMORGAN
                                         CHASE BANK, as Administrative Agent and
                                             Collateral Agent; and DEUTSCHE BANK
                                                       AG, as Syndication Agent.

Name of Institution:    JPMORGAN CHASE BANK

                  by /s/ B. Joseph Lillis
                     -----------------------------------
                     Name:  B. Joseph Lillis
                     Title: Managing Director

                                                    LENDER SIGNATURE PAGE TO THE
                                                      CREDIT AGREEMENT among THE
                                                 GOODYEAR TIRE & RUBBER COMPANY;
                                                    GOODYEAR DUNLOP TIRES EUROPE
                                                     B.V.; GOODYEAR DUNLOP TIRES
                                                   GERMANY GMBH; GOODYEAR GMBH &
                                                     CO KG; DUNLOP GMBH & CO KG;
                                                   GOODYEAR LUXEMBOURG TIRES SA;
                                              the LENDERS party hereto; JPMORGAN
                                         CHASE BANK, as Administrative Agent and
                                             Collateral Agent; and DEUTSCHE BANK
                                                       AG, as Syndication Agent.

Name of Institution:    KBC BANK N.V.

                  by /s/ Rik Scheerlinck             /s/ William Cavanaugh
                     ---------------------------------------------------------
                     Name: Rik Scheerlinck           Name: William Cavanaugh
                     Title: Sr. Vice President &     Title: Vice President
                            General Manager

                                                   LENDER SIGNATURE PAGE TO THE
                                                      CREDIT AGREEMENT among THE
                                                 GOODYEAR TIRE & RUBBER COMPANY;
                                                    GOODYEAR DUNLOP TIRES EUROPE
                                                     B.V.; GOODYEAR DUNLOP TIRES
                                                   GERMANY GMBH; GOODYEAR GMBH &
                                                     CO KG; DUNLOP GMBH & CO KG;
                                                   GOODYEAR LUXEMBOURG TIRES SA;
                                              the LENDERS party hereto; JPMORGAN
                                         CHASE BANK, as Administrative Agent and
                                             Collateral Agent; and DEUTSCHE BANK
                                                       AG, as Syndication Agent.

Name of Institution:      KeyBank National Association

                  by /s/ W. Robert Perkins
                     --------------------------------------------
                     Name:  W. Robert Perkins
                     Title: Vice President

                                                    LENDER SIGNATURE PAGE TO THE
                                                      CREDIT AGREEMENT among THE
                                                 GOODYEAR TIRE & RUBBER COMPANY;
                                                    GOODYEAR DUNLOP TIRES EUROPE
                                                     B.V.; GOODYEAR DUNLOP TIRES
                                                   GERMANY GMBH; GOODYEAR GMBH &
                                                     CO KG; DUNLOP GMBH & CO KG;
                                                   GOODYEAR LUXEMBOURG TIRES SA;
                                              the LENDERS party hereto; JPMORGAN
                                         CHASE BANK, as Administrative Agent and
                                             Collateral Agent; and DEUTSCHE BANK
                                                       AG, as Syndication Agent.

Name of Institution:    Mizuho Corp. Bank, Ltd., NY Branch

                  by /s/ Robert P. Gallagher, Jr.
                     ----------------------------------------
                     Name:  Robert P. Gallagher, Jr.
                     Title: VP & Team Leader

                                                    LENDER SIGNATURE PAGE TO THE
                                                      CREDIT AGREEMENT among THE
                                                 GOODYEAR TIRE & RUBBER COMPANY;
                                                           GOODYEAR DUNLOP TIRES
                                                    EUROPE B.V.; GOODYEAR DUNLOP
                                                    TIRES GERMANY GMBH; GOODYEAR
                                                  GMBH & CO KG; DUNLOP GMBH & CO
                                                   KG; GOODYEAR LUXEMBOURG TIRES
                                                   SA; the LENDERS party hereto;
                                                         JPMORGAN CHASE BANK, as
                                      Administrative Agent and Collateral Agent;
                                            and DEUTSCHE BANK AG, as Syndication
                                                                          Agent.

Name of Institution: Natexis Banques Populaires

by /s/ Nicolas Regent
   --------------------------------------------
   Name:  Nicolas Regent
   Title: Vice President Multinational Group

by
   /s/ Pieter J. von Tulder
   --------------------------------------------
   Name:  Pieter J. von Tulder
   Title: Vice President & Manager
          Multinational Group

                                                    LENDER SIGNATURE PAGE TO THE
                                                      CREDIT AGREEMENT among THE
                                                 GOODYEAR TIRE & RUBBER COMPANY;
                                                    GOODYEAR DUNLOP TIRES EUROPE
                                                     B.V.; GOODYEAR DUNLOP TIRES
                                                   GERMANY GMBH; GOODYEAR GMBH &
                                                     CO KG; DUNLOP GMBH & CO KG;
                                                   GOODYEAR LUXEMBOURG TIRES SA;
                                              the LENDERS party hereto; JPMORGAN
                                         CHASE BANK, as Administrative Agent and
                                             Collateral Agent; and DEUTSCHE BANK
                                                       AG, as Syndication Agent.

Name of Institution: National City Bank

                  by /s/ Robert S. Coleman
                     -----------------------------------------------------
                     Name:  Robert S. Coleman
                     Title: Senior Vice President

                                                   LENDER SIGNATURE PAGE TO THE
                                                      CREDIT AGREEMENT among THE
                                                 GOODYEAR TIRE & RUBBER COMPANY;
                                                    GOODYEAR DUNLOP TIRES EUROPE
                                                     B.V.; GOODYEAR DUNLOP TIRES
                                                   GERMANY GMBH; GOODYEAR GMBH &
                                                     CO KG; DUNLOP GMBH & CO KG;
                                                   GOODYEAR LUXEMBOURG TIRES SA;
                                              the LENDERS party hereto; JPMORGAN
                                         CHASE BANK, as Administrative Agent and
                                             Collateral Agent; and DEUTSCHE BANK
                                                       AG, as Syndication Agent.

Name of Institution: The Northern Trust Company

                  by /s/ Craig Smith
                     -----------------------------------
                     Name:  Craig Smith
                     Title: Vice President

                                                    LENDER SIGNATURE PAGE TO THE
                                                      CREDIT AGREEMENT among THE
                                                 GOODYEAR TIRE & RUBBER COMPANY;
                                                    GOODYEAR DUNLOP TIRES EUROPE
                                                     B.V.; GOODYEAR DUNLOP TIRES
                                                   GERMANY GMBH; GOODYEAR GMBH &
                                                     CO KG; DUNLOP GMBH & CO KG;
                                                   GOODYEAR LUXEMBOURG TIRES SA;
                                              the LENDERS party hereto; JPMORGAN
                                         CHASE BANK, as Administrative Agent and
                                             Collateral Agent; and DEUTSCHE BANK
                                                       AG, as Syndication Agent.

Name of Institution: Royal Bank Of Canada

                  by /s/ Scott Umbs
                     --------------------------------------------
                     Name:  Scott Umbs
                     Title: Manager

                                                    LENDER SIGNATURE PAGE TO THE
                                                      CREDIT AGREEMENT among THE
                                                 GOODYEAR TIRE & RUBBER COMPANY;
                                                    GOODYEAR DUNLOP TIRES EUROPE
                                                     B.V.; GOODYEAR DUNLOP TIRES
                                                   GERMANY GMBH; GOODYEAR GMBH &
                                                     CO KG; DUNLOP GMBH & CO KG;
                                                   GOODYEAR LUXEMBOURG TIRES SA;
                                              the LENDERS party hereto; JPMORGAN
                                         CHASE BANK, as Administrative Agent and
                                             Collateral Agent; and DEUTSCHE BANK
                                                       AG, as Syndication Agent.

Name of Institution: SOCIETE GENERALE

                  by /s/ Anne-Marie Dumortier
                     -----------------------------------
                     Name: Anne-Marie Dumortier
                     Title: Vice President

                                                    LENDER SIGNATURE PAGE TO THE
                                                      CREDIT AGREEMENT among THE
                                                 GOODYEAR TIRE & RUBBER COMPANY;
                                                    GOODYEAR DUNLOP TIRES EUROPE
                                                     B.V.; GOODYEAR DUNLOP TIRES
                                                   GERMANY GMBH; GOODYEAR GMBH &
                                                     CO KG; DUNLOP GMBH & CO KG;
                                                   GOODYEAR LUXEMBOURG TIRES SA;
                                              the LENDERS party hereto; JPMORGAN
                                         CHASE BANK, as Administrative Agent and
                                             Collateral Agent; and DEUTSCHE BANK
                                                       AG, as Syndication Agent.

Name of Institution: SUMITOMO MITSUI BANKING CORPORATION

                  by /s/ Leo E. Pagarigan
                     --------------------------------------------
                     Name:  Leo E. Pagarigan
                     Title: Senior Vice President

                                                     CREDIT AGREEMENT among THE
                                                 GOODYEAR TIRE & RUBBER COMPANY;
                                                    GOODYEAR DUNLOP TIRES EUROPE
                                                     B.V.; GOODYEAR DUNLOP TIRES
                                                   GERMANY GMBH; GOODYEAR GMBH &
                                                     CO KG; DUNLOP GMBH & CO KG;
                                                   GOODYEAR LUXEMBOURG TIRES SA;
                                              the LENDERS party hereto; JPMORGAN
                                         CHASE BANK, as Administrative Agent and
                                             Collateral Agent; and DEUTSCHE BANK
                                                       AG, as Syndication Agent.

Name of Institution: STANDARD CHARTERED BANK

                  by /s/ Neil McCauley
                     -----------------------------------
                     Name:  Neil Mccauley
                     Title: Executive Vice President

                  by /s/ Marc Chait
                     -----------------------------------
                     Name:  Marc Chait
                     Title: Senior Vice President

                                                      CREDIT AGREEMENT among THE
                                                 GOODYEAR TIRE & RUBBER COMPANY;
                                                    GOODYEAR DUNLOP TIRES EUROPE
                                                     B.V.; GOODYEAR DUNLOP TIRES
                                                   GERMANY GMBH; GOODYEAR GMBH &
                                                     CO KG; DUNLOP GMBH & CO KG;
                                                   GOODYEAR LUXEMBOURG TIRES SA;
                                              the LENDERS party hereto; JPMORGAN
                                         CHASE BANK, as Administrative Agent and
                                             Collateral Agent; and DEUTSCHE BANK
                                                       AG, as Syndication Agent.

Name of Institution: TAIPEIBANK, NEW YORK AGENCY

                  by /s/ Sophia Jing
                     --------------------------------------------
                     Name:  Sophia Jing
                     Title: Vice President & General Manager

                               LENDER SIGNATURE PAGE TO THE CREDIT
                               AGREEMENT dated as of March ____,2003, among THE GOODYEAR TIRE & RUBBER COMPANY;
                               GOODYEAR DUNLOP TIRES EUROPE B.V.;
                               GOODYEAR DUNLOP TIRES GERMANY GMBH;
                               GOODYEAR GMBH & CO KG; DUNLOP GMBH &
                               CO KG; GOODYEAR LUXEMBOURG TIRES SA; the
                               LENDERS party hereto; JPMORGAN CHASE BANK,
                               As administrative Agent and Collateral Agent; and DEUTSCHE BANK AG, as Syndication Agent.

Name of Institution: WACHOVIA BANK, NATIONAL ASSOCIATION

                 by  /s/TOM BOHRER
                     --------------------------------------------
                     Name: TOM BOHRER
                     Title: Director